Filed pursuant to Rule 424(b)(5)
Registration No. 333-146540

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2009
PRELIMINARY PROSPECTUS SUPPLEMENT (to the Prospectus dated October 17, 2008)
DRYSHIPS INC.
$300,000,000
     % Convertible Senior Notes due December 1, 2014
          We will pay interest on the notes on June 1 and December 1 of each year, beginning June 1, 2010.
          We are offering $300,000,000 aggregate principal amount of our      % Convertible Senior Notes due December 1, 2014. The notes are convertible into shares of our common stock as described in more detail below. The notes will be our senior unsecured obligations, will rank equal in right of payment to all other senior unsecured debt, and will rank senior to all of our future subordinated debt. The notes will be effectively subordinated to all present and future unsecured debt and other obligations of our subsidiaries. The notes will not be guaranteed by any of our subsidiaries. Holders may convert their notes based on a conversion rate of            shares of common stock per $1,000 principal amount of notes (which is equal to an initial conversion price of approximately $          per share of common stock), subject to adjustment, on or prior to the close of business on the business day immediately preceding the maturity date for the notes only under the following circumstances: (1) if the closing price of our common stock reaches and remains at or above a specified threshold for a specified period, (2) during the ten consecutive trading-day period after any five consecutive trading-day period in which the trading price per $1,000 principal amount of notes for each day of that period was less than 98% of the product of the closing price of our common stock and the then applicable conversion rate, (3) if specified distributions to holders of our common stock are made or specified corporate transactions occur, or (4) during the last six months prior to the maturity date of the notes. If a holder elects to convert its notes in connection with a make-whole adjustment event (as defined in this prospectus supplement), we will, in certain circumstances, pay a make-whole adjustment amount by increasing the conversion rate for notes converted in connection with such make-whole adjustment event. Holders may require us to repurchase for cash all or a portion of their notes upon a fundamental change (as defined in the prospectus supplement).
          We have granted the underwriter the right to purchase up to an additional $45,000,000 principal amount of the notes to cover over-allotments.

          For a more detailed description of the notes, see “Description of Notes” beginning on page S-61.

          Concurrently with this offering of notes, we are offering, by means of a separate prospectus supplement and accompanying prospectus, from time to time up to an aggregate of 22,000,000 shares of our common stock, which we refer to as the “borrowed shares,” which are being borrowed by Deutsche Bank AG, London Branch, an affiliate of Deutsche Bank Securities Inc., the underwriter in this offering, which affiliate we refer to as the “share borrower.” We have been informed by Deutsche Bank Securities Inc. that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in the notes offered hereby may hedge their investments. The share borrower or its affiliates will receive all of the proceeds from the sale of the borrowed shares pursuant to the share lending agreement and we will not receive any of those proceeds, but the share borrower will pay us a nominal lending fee for the use of those shares. See “Description of Share Lending Agreement.” The delivery of the notes is contingent upon the delivery of     borrowed shares pursuant to the share lending agreement. We expect to make delivery of such borrowed shares concurrently with the closing of this offering.

          The notes will not be listed on any securities exchange nor included in any automatic quotation system. Our common stock is listed on The Nasdaq Global Select Market under the symbol “DRYS.” On November 17, 2009, the last reported sale price of our common stock was $7.05 per share.

          Investing in the notes involve significant risks. See “Risk Factors” beginning on page S-18.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Public offering price	%	$
Underwriting discounts and commissions	%	$
Proceeds, before expenses, to DryShips Inc.	%	$
          The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from      , 2009.

SOLE BOOK RUNNING MANAGER
Deutsche Bank Securities
The date of this prospectus supplement is November  , 2009

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS SUPPLEMENT
          This prospectus supplement is based on information provided by us and other sources that we believe to be reliable. The underwriter is not responsible for, and is not making any representation or warranty to you concerning, our future performance or the accuracy or completeness of this prospectus supplement. This prospectus supplement summarizes certain documents and other information, and we refer you to them for a more complete understanding of what we discuss in this prospectus supplement. To the extent information contained in this prospectus supplement is inconsistent with information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
          You should rely only on the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we authorize to be delivered to you. We have not, and the underwriter has not, authorized any person to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it.
          You should not assume that the information contained in this prospectus supplement is accurate as of any date other than the date appearing on the front cover of this prospectus supplement. You should assume that the information contained in the documents incorporated by reference in this prospectus supplement is accurate only as of the respective dates of those documents.
          In making an investment decision regarding the notes we are offering, you must rely on your own examination of our company and the terms of this offering, including the potential merits and risks involved. We are offering the notes on the basis of this prospectus supplement only. Accordingly, you must base any decision to purchase notes in this offering only on the information contained and incorporated by reference in this prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
          The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
          We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. The words “believe,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “plan,” “potential,” “will,” “may,” “should,” “expect” and similar expressions identify forward-looking statements. We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
          All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	future operating or financial results;
•	statements about planned, pending or recent acquisitions;
•	business strategy and expected capital spending or operating expenses, including drydocking and insurance costs;
•	statements about drybulk shipping market trends, including
o	charter rates and factors affecting supply and demand;
o	our ability to obtain additional financing;
o	expectations regarding the availability of vessel acquisitions; and
o	anticipated developments with respect to pending litigation.
          The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that it will achieve or accomplish these expectations, beliefs or projections described in the forward looking statements contained in this report.
          Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure acquisition financing, default by one or more charterers of our ships, changes in demand for drybulk commodities, changes in demand that may affect attitudes of time charterers, scheduled and unscheduled drydocking, changes in our voyage and operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.
          Matters discussed in this document may constitute forward-looking statements.
          We refer you to the section entitled “Risk Factors,” beginning on page S-18, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

SUMMARY
          This summary highlights information and consolidated financial data that appear elsewhere in this prospectus supplement or are incorporated by reference herein and is qualified in its entirety by the more detailed information and financial statements that appear later. This summary may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus supplement, including the risk factors and the more detailed information and consolidated financial statements that are included herein.
          Unless otherwise indicated, references in this prospectus supplement to “DryShips Inc.,” “we,” “us,” “our” and the “Company” refer to DryShips Inc. and our subsidiaries. All amounts in this prospectus supplement are expressed in U.S. dollars, and the financial information has been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. All references in this prospectus supplement to “$,” “U.S.$” and “Dollars” refer to United States dollars.
          We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
          We are a Marshall Islands corporation with our principal executive offices in Athens, Greece. We were incorporated in September 2004. As of November 16, 2009, we own, through our various wholly-owned subsidiaries, a fleet of 39 drybulk carriers comprised of 7 Capesize, 30 Panamax and 2 Supramax vessels, which have a combined deadweight tonnage of approximately 3.5 million dwt. Our drybulk fleet principally carries a variety of drybulk commodities, including major bulks such as coal, iron ore and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in our drybulk fleet is 7.6 years. We are also an owner and operator of two ultra-deep water semi-submersible drilling rigs and the owner of four ultra-deep water newbuilding advanced capability drillships contracts, which are further discussed below.
          We employ our drybulk vessels under period time charters, on bareboat charters, in the spot charter market and in drybulk carrier pools. Thirty-four of our vessels are currently employed on time charter, with an average remaining duration of three years, and two of our vessels are currently employed on bareboat charters with an average remaining duration of 1.5 years. Three of our vessels are currently trading in the spot market.
          All of our drybulk carriers are managed by Cardiff Marine Inc., or Cardiff, under separate ship management agreements. Mr. George Economou, our Chairman and Chief Executive Officer, has been active in shipping since 1976 and formed Cardiff in 1991. We are affiliated with Cardiff. Cardiff, a Liberian corporation with offices in Greece, is responsible for all technical and commercial management functions of our drybulk fleet. We believe that Cardiff has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety. Seventy percent of the issued and outstanding capital stock of Cardiff is owned by a foundation which is controlled by Mr. Economou. The remaining 30% of the issued and outstanding capital stock of Cardiff is owned by a company controlled by Mr. Economou’s sister, who is also a member of our board of directors.
          Cardiff provides comprehensive ship management services including technical supervision, such as repairs, maintenance and inspections, safety and quality, crewing and training, as well as supply provisioning. Cardiff’s commercial management services include operations, chartering, sale and purchase, post-fixture administration, accounting, freight invoicing and insurance. Cardiff completed early implementation of the ISM Code in 1996. Cardiff has obtained documents of compliance for its office and safety management certificates for its vessels as required by the ISM Code and has been ISO 14001 certified since 2003, in recognition of its commitment to overall quality.
          In addition, through our acquisition of Ocean Rig ASA in 2008, a Norwegian offshore drilling services company, we own and operate two ultra-deep water, harsh environment, semi-submersible drilling rigs, the Leiv

Eiriksson and the Eirik Raude. In April 2008, our subsidiary DrillShips Investment Inc., or DrillShips Investment, exercised an option to acquire from entities affiliated with our Chief Executive Officer two newbuilding advanced capability drillships for use in ultra-deep water locations, identified as Hull 1865 and Hull 1866, for an expected cost of approximately $800 million per drillship. We expect to take delivery of Hulls 1865 and 1866 in July 2011 and September 2011, respectively. Our subsidiary Ocean Rig UDW Inc., or Ocean Rig UDW, formerly known as Primelead Shareholders Inc., completed a share purchase agreement with related parties affiliated with our Chief Executive Officer to acquire Drillships Holdings, Inc., or Drillships Holdings, which has contracts for the construction of two additional newbuilding ultra-deep water drillships, identified as Hulls 1837 and 1838, to be delivered in December 2010 and March 2011, respectively, in exchange for 25% of the then-outstanding shares of Ocean Rig UDW.
          In October 2009, the Leiv Eiriksson, one of our two drilling rigs, commenced a three-year contract with Petroleo Brasileiro S.A. for exploration drilling in the Black Sea at a dayrate maximum of $583,000 including an 8% bonus and assuming 100% utilization, expiring in October 2012, which we refer to as the Petroleo Brasileiro contract.
          In October 2008, our other drilling rig, the Eirik Raude, commenced a three-year contract with Tullow Oil PLC for development drilling in offshore Ghana expiring in October 2011, which we refer to as the Tullow Oil contract. Tullow Oil did not exercise an option that expired March 31, 2009 to extend the contract for an additional one or two years. As of September 30, 2009, the maximum dayrate assuming 100% utilization, was $629,000 which is effective until the expiration of the contract.
          Various subsidiaries of Ocean Rig ASA directly manage the Eirik Raude and the Leiv Eiriksson. The supervision of the construction of the two newbuilding drillships identified as Hulls 1865 and 1866 is performed by our subsidiary, Ocean Rig AS, pursuant to separate management agreements. On August 1, 2008, the owning companies of the two newbuilding drillships identified as Hulls 1837 and 1838, which on October 3, 2008 we had entered into a share purchase agreement to acquire, each entered into a separate management agreement with Ocean Rig AS for the supervision of the construction of these drillships on the same terms as the agreements by and between the owning companies of drillship hulls 1865 and 1866 and Ocean Rig AS. The transaction was completed on May 15, 2009. We have entered into a management agreement with Cardiff for supervisory services in connection with the newbuilding drillships, Hull 1837 and Hull 1838.
          We may sell a minority voting and economic interest in our wholly-owned subsidiary Ocean Rig UDW in a public offering sometime in 2010. Ocean Rig UDW comprises our entire offshore drilling segment, which represented 56.4% of our total assets as of September 30, 2009 and 48.8% of our total revenues for the nine months ended September 30, 2009. Alternatively, we may distribute, or spin-off, a minority voting and economic interest in Ocean Rig UDW to holders of our voting stock (including holders of our preferred shares), or complete some combination of a public offering and distribution to holders of our voting stock. There can be no assurance, however, that we will complete any such transaction, which, among other things, will be subject to market conditions.
Our Fleet

					Gross
	Year			Current	rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
Capesize:
Alameda	2001	170,269	Capesize	T/C	$21,000	Feb-2011	May-2011
Brisbane	1995	151,066	Capesize	T/C	$25,000	Dec-2011	Apr-2012
Capri	2001	172,579	Capesize	T/C	$61,000	Apr-2018	Jun-2018
Flecha	2004	170,012	Capesize	T/C	$55,000	Jul-2018	Nov-2018
Manasota	2004	171,061	Capesize	T/C	$67,000	Feb-2013	Apr-2013
Mystic	2008	170,500	Capesize	T/C	$52,310	Aug-2018	Dec-2018
Samsara	1996	150,393	Capesize	T/C	$57,000	Dec-2011	Apr-2012
	7.7 years	1,155,880	7

					Gross
	Year			Current	rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
Panamax:
Avoca	2004	76,500	Panamax	T/C	$45,500	Aug-2013	Dec-2013
Bargara	2002	74,832	Panamax	T/C	$43,750	May-2012	Jul-2012
Capitola	2001	74,832	Panamax	T/C	$39,500	Jun-2013	Aug-2013
Catalina	2005	74,432	Panamax	T/C	$40,000	Jun-2013	Aug-2013
Conquistador	2001	75,607	Panamax	T/C	$17,750	Aug-2011	Nov-2011
Coronado	2000	75,706	Panamax	T/C	$18,250	Sep-2011	Nov-2011
Delray ex Lacerta	1994	71,862	Panamax	Spot	$18,218
Ecola	2001	73,931	Panamax	T/C	$43,500	Jun-2012	Aug-2012
Iguana**	1996	70,349	Panamax	T/C*	$18,168
La Jolla	1997	72,126	Panamax	T/C	$14,750	Aug-2011	Nov-2011
Levanto ex Heinrich Oldendorff	2001	73,931	Panamax	T/C	$16,800	Sep-2011	Nov-2011
Ligari	2004	75,583	Panamax	T/C	$55,500	Jun-2012	Aug-2012
Maganari	2001	75,941	Panamax	T/C	$14,500	Jul-2011	Sep-2011
Majorca	2005	74,364	Panamax	T/C	$43,750	Jun-2012	Aug-2012
Marbella	2000	72,561	Panamax	T/C	$14,750	Aug-2011	Nov-2011
Mendocino	2002	76,623	Panamax	T/C	$56,500	Jun-2012	Sep-2012
Ocean Crystal	1999	73,688	Panamax	T/C	$15,000	Aug-2011	Nov-2011
Oliva	2009	75,000	Panamax	T/C	$17,850	Oct-2011	Dec-2011
Oregon	2002	74,204	Panamax	T/C	$16,350	Aug-2011	Oct-2011
Padre	2004	73,601	Panamax	T/C	$46,500	Sept-2012	Dec-2012
Positano	2000	73,288	Panamax	T/C	$42,500	Sept-2013	Dec-2013
Primera	1998	72,495	Panamax	Spot	$19,889
Rapallo	2009	75,000	Panamax	T/C	$15,400	Aug-2011	Oct-2011
Redondo	2000	74,716	Panamax	T/C	$34,500	Apr-2013	Jun-2013
Saldanha	2004	75,500	Panamax	T/C	$52,500	Jun-2012	Sep-2012
Samatan	2001	74,823	Panamax	T/C	$39,500	May-2013	Jul-2013
Sonoma	2001	74,786	Panamax	Baumarine	$18,422	Dec-2009
Sorrento	2004	76,633	Panamax	T/C	$17,300	Sep-2011	Dec-2011
Toro	1995	73,034	Panamax	T/C	$16,750	May-2011	Jul-2011
Xanadu	1999	72,270	Panamax	T/C	$39,750	Jul-2013	Sep-2013
	7.7 years	2,228,218	30

Supramax:
Paros I ex Clipper Gemini	2003	51,201	Supramax	BB	$27,135	Oct-2011	May-2012
Pachino ex VOC Galaxy	2002	51,201	Supramax	BB	$20,250	Sept-2010	Feb-2011
	6.5 years	102,402	2
Totals	7.6 years	3,486,500	39
Rig:

Gross
	Year			Current	rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
Leiv Eiriksson	2001	Fifth-generation semi-submersible drilling unit			Contract with Petroleo Brasiliero S.A. for a three-year term beginning at a maximum dayrate of $583,000, including an 8% bonus.
Eirik Raude	2002	Fifth-generation semi-submersible drilling unit			Contract with Tullow Oil PLC for a three-year term at a dayrates of $629,000.

N/B Drillships:

N/B-Hull No: 1865	Q3 2011		UDW Drillship
N/B-Hull No: 1866	Q3 2011		UDW Drillship
N/B-Hull No: 1837	Q4 2010		UDW Drillship
N/B-Hull No: 1838	Q1 2011		UDW Drillship

*	Linked to the Baltic Index

**	On November 11, 2009, we entered into a MOA for the sale of the vessel Iguana for $23.35 million. The expected date of delivery, is first quarter 2010.

1.	For vessels trading in the spot market, the TCE rate is for the current voyage.

2.	For vessel trading in the Baumarine pool the TCE rate is the pool’s estimate for earnings in the month of September.

3.	For vessels trading in the spot market or in the Baumarine pool, the quoted rates are not indications of future earnings and the company gives no assurance or guarantee of future rates.

4.	The MV Paros I and MV Pachino are employed under a bareboat charter.
Recent Developments
Additional Time Charters
          During the second and third quarters of 2009, we contracted 13 of our drybulk vessels under time charters with minimum durations of 21 to 26 months. As of November 16, 2009, 34 of our vessels are employed on time charter, with an average remaining duration of three years, and two of our vessels are currently employed on bareboat charters with an average remaining duration of 1.5 years. Three of our vessels are currently trading in the spot market.
West LB waiver
          On October 8, 2009, we entered into a supplemental agreement with WestLB AG on waiver and amendment terms on this loan facility providing for a waiver of certain covenants. This supplemental agreement, among other things, waives (i) the security cover provisions; (ii) market adjusted equity ratio; (iii) market value adjusted net worth and (iv) our financial covenants as guarantor through April 8, 2011.
Nord LB waiver
          On October 12, 2009, we entered into a supplemental agreement with Nordeutsche Landesbank Girozentrale, as agent, on waiver and amendment terms on this loan facility providing for a waiver of certain covenants, including the security cover provisions, through October 9, 2011.
Cancellation of Hulls SS058 and SS059
          On October 16, 2009, we entered into two separate agreements with a third-party seller to cancel Hulls SS058 and SS059. Under the terms of each agreement, we agreed to pay $3.5 million to the seller and to waive our right to an advance previously paid to the seller of $10.85 million. We paid the $7 million cancellation fees on October 19, 2009.
Appointment of Ziad Nakhleh as the Chief Financial Officer
          On October 16, 2009, we appointed Ziad Nakhleh as our Chief Financial Officer effective November 1, 2009. This position was previously occupied on an interim basis by our Chairman.
Payment of H1838 Yard Installment
          On October 20, 2009, we paid $47.8 million, representing the first installment of the steel cutting payment, for Hull 1838.
Commerzbank AG Waiver
          On October 22, 2009, we reached an agreement with Commerzbank AG on waiver and amendment terms on the $90 million loan facility, providing for a waiver of certain covenants through September 30, 2010. This agreement, among other things, (i) revises the security cover for the duration of the waiver period; and (ii) amends the minimum requirements for the market adjusted equity ratio and market value adjusted new worth of the group. Furthermore, the waiver agreement increases the interest margin for the duration of the waiver period and it includes various dividend and capital expenditure restrictions by us or our subsidiary, Dallian Star Owners Inc.
EFG Eurobank Waiver
          In February 2009, we entered in a supplemental agreement with EFG Eurobank on waiver and amendment terms on a $47 million loan facility, providing for a waiver of certain covenants through December 31, 2009. On November 11, 2009, we entered into an agreement with EFG to confirm that the conditions in such waivers remain satisfied, and that the waivers extend to certain financial covenants in our guarantee of this loan facility through December 31, 2009.
Deutsche Schiffsbank Aktiengesellschaft Waiver
          On November 13, 2009, we entered into supplemental agreements with Deutsche Schiffsbank Aktiengesellschaft, providing for a waiver of certain covenants. These covenant waivers and amendment agreements, among other things, (i) increases the applicable margin on the facilities from January 1, 2009 until December 31, 2010; (ii) waives additional securities; and (iii) amends our financial covenants as guarantor until December 31, 2010.
Iguana Sale
          On November 11, 2009, we entered into MOA for the vessel Iguana for $23.35 million. The expected date of delivery is first quarter 2010.
HSH Waiver
           On November 17, 2009 we entered into a supplemental agreement with HSH Nordbank AG on a waiver and amendment terms on the Senior and Junior loan facilities. These supplemental agreements, among other things, amend (i) market adjusted equity ratios; (ii) market value adjusted net worth; (iii) interest coverage ratios; (iv) minimum liquidity; (v) applicable margins on the facilities from December 22, 2008 until September 30, 2010; and (vi) security cover requirements during the waiver period.
Dividend Policy
          In light of a lower freight rate environment and a highly challenging financing environment, our board of directors, beginning with the fourth quarter of 2008, suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends. In addition, the waivers of our non-compliance with covenants in our loan agreements that we received from our lenders prohibit us from paying dividends.
          Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our loan agreements, the provisions of Marshall Islands law affecting the payment of distributions to shareholders and other factors. The payment of dividends would also result in a conversion rate adjustment under the terms of the convertible notes.
          Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends, if any, in the future, will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the drybulk charter market, our earnings would be negatively affected thus limiting our ability to pay dividends, if any, in the future. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividend.
          We believe that, under current law, our dividend payments from earnings and profits will constitute “qualified dividend income” and as such will generally be subject to a 15% United States federal income tax rate with respect to non-corporate individual stockholders (for taxable years beginning on or before December 31, 2010). Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of a United States stockholder’s tax basis in its common stock on a dollar-for-dollar basis and thereafter as capital gain. Please see the section of this report entitled “Tax Considerations” for additional information relating to the tax treatment of our dividend payments.
Corporate Information
          We maintain our principal executive offices at 80 Kifissias Avenue, Amaroussion 15125, Athens, Greece. Our telephone number at that address is (011) (30) (210) 809 0570. Our corporate website address is www.dryships.com. The information contained in or accessible from our corporate website is not part of this prospectus supplement.

The Offering
          The following is a brief summary of the principal terms of the notes being offered hereunder. Certain terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the notes, see “Description of Notes” in this prospectus.

Issuer	DryShips Inc., a company incorporated under the laws of the Marshall Islands.

Notes Offered	$300,000,000 principal amount of % Convertible Senior Notes due December 1, 2014. We have also granted the underwriter the right to purchase up to an additional $45,000,000 principal amount of the notes, solely to cover over-allotments.

Use of Proceeds	We estimate that the net proceeds from the notes offered hereby, after deducting discounts and commissions payable to the underwriter and other expenses related to the offering, will be approximately $ million (or approximately $ million if the underwriter exercises its overallotment option in full).

We intend to use the net proceeds for vessel acquisitions, acquisitions of vessel owning companies, and other acquisitions in shipping and related industries, and for general corporate purposes such as scheduled capital expenditures for our newbuild drillships.

Maturity Date	The notes will mature on December 1, 2014, subject to earlier repurchase or conversion.

Ranking	The notes will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured debt and senior to all of our present and future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries, including trade payables. The notes are not guaranteed by any of our subsidiaries. In addition, the notes are effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt. As of September 30, 2009, we had outstanding secured debt of approximately $2.5 billion under our various secured credit facilities. We expect from time to time to incur additional secured indebtedness and other liabilities. The indenture pursuant to which the notes are issued does not limit the amount of indebtedness that we or any of our subsidiaries may incur.

Interest and Payment Dates	% per annum on the principal amount accruing from , 2009, and payable semiannually in arrears on June 1 and December 1 of each year, beginning June 1, 2010.

Conversion Rights	Holders may convert their notes at any time prior to the close of business on the business day immediately preceding the maturity date for the notes only under any of the following circumstances:

• during any calendar quarter beginning after December 31, 2009 (and only during such calendar quarter), if the closing price of our common stock for at least 20 scheduled trading days in the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is more than 130% of the then applicable conversion price per share of the notes on the last trading day of such preceding calendar quarter;

• during the ten consecutive trading days after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of that measurement period was less than 98% of the product of the closing price of our common stock and the then applicable conversion rate of the notes;

• if certain significant distributions to holders of our common stock are made, or specified corporate transactions occur; or

• any time on or after June 1, 2014 until the close of business on the business day immediately preceding the maturity date for the notes.

The initial conversion rate for the notes is shares of common stock per $1,000 principal amount of notes. This is equivalent to an initial conversion price of approximately $ per share of common stock. The conversion rate is subject to adjustment under certain circumstances. See “Description of Notes—Conversion Price Adjustments.”

Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock to satisfy our conversion obligation, in each case calculated as described under “Description of Notes—Conversion of Notes—Settlement Upon Conversion.” Upon any conversion, subject to certain exceptions, you will not receive any cash payment representing accrued and unpaid interest. See “Description of Notes—Conversion Rights.”

Holders who convert their notes in connection with a make-whole adjustment event, as defined herein, may be entitled to a make-whole adjustment amount in the form of an increase in the conversion rate for notes converted in connection with such make-whole adjustment event. See “Description of Notes—Adjustment to Conversion Rate—Adjustment to Conversion Rate Upon a Make-Whole Adjustment Event.”

Fundamental Change Repurchase	Upon a fundamental change, as defined herein, the holders may require us to repurchase for cash all or a portion of their notes at a repurchase price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any, to the repurchase date. See “Description of Notes—Repurchase at the Option of the Holder Upon a Change in Control.”

Book-Entry Form	The notes will be issued in fully registered book-entry form and will be represented by permanent global notes without coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company, or DTC. Beneficial interests in global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its direct and indirect participants. Your interest in any global note may not be exchanged for certificated notes, except in limited circumstances described herein. See “Description of Notes—Global Notes; Book-Entry; Form.”

Form and Denomination	The notes will be issued in minimum denominations of $1,000 and any integral multiple of $1,000.

U.S. Federal Income Tax Considerations	For U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Taxation”, “Risk Factors—Company Specific Risk Factors—United States tax authorities could treat us as a “Passive foreign investment company”, which could have adverse United States federal income tax consequences to United States holders” and “Risk Factors—Risk Relating to the Notes—If you are a U.S. holder, you may have to pay taxes with respect to distributions on our common stock that you do not receive.”

Trading Symbol for our Common Stock	Our common stock is traded on The Nasdaq Global Select Market under the symbol “DRYS.”

Additional Notes	We may, without the consent of the holders, reopen the notes and issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless they are fungible with the notes issued hereby for U.S. federal income tax purposes. The notes offered hereby, and any such additional notes, would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes.

Trustee	The trustee for the notes is Law Debenture Trust Company of New York.

Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

Risk Factors	Investing in the notes involves substantial risks. In evaluating an investment in the notes, prospective investors should carefully consider, along with the other information set forth in this prospectus supplement, the specific factors set forth under “Risk Factors” beginning on page S-18 for risks involved with an investment in the notes.

Description of Concurrent Offering	Concurrently with the offering of the notes, we are offering from time to time up to an aggregate of 22,000,000 shares of our common stock by means of a separate prospectus supplement and accompanying prospectus (collectively, the “common stock prospectus”). The shares will be loaned pursuant to a share lending agreement to Deutsche Bank AG, London Branch, an affiliate of the underwriter in this offering, which affiliate we refer to as the “share borrower.” These shares are referred to in this prospectus supplement as the “borrowed shares.” An affiliate of the share borrower has informed us that it intends to use the short position created by the share loan and the short sales of the borrowed shares by means of the common stock prospectus for purposes reasonably designed to facilitate transactions by which investors in the notes may hedge their investments through short sales or privately negotiated derivative transactions. Up to approximately 22,000,000 of the borrowed shares are expected to be offered for this purpose, including both the shares delivered at closing and additional shares that may be borrowed from us under the share lending agreement from time to time. The share borrower or its affiliates will receive all of the proceeds from the sale of the borrowed shares pursuant to the share lending agreement and we will not receive any of those proceeds, but the share borrower will pay us a nominal lending fee for the use of those shares. See “Description of Share Lending Agreement.”

The delivery of the borrowed shares under the share lending agreement is contingent upon the closing of this offering, and the closing of this offering of notes is contingent upon the delivery of the borrowed shares pursuant to the share lending agreement. We expect that delivery of up to 22,000,000 of the borrowed shares will be made concurrently with the closing of this offering.

SUMMARY CONSOLIDATED FINANCIAL AND OTHER DATA
          The following table sets forth the selected consolidated financial data and other operating data for the Company as of and for the year ended October 31, 2004, as of and for the two-month period ended December 31, 2004, for the years ended December 31, 2005, 2006, 2007 and 2008 and the nine-months ended September 30, 2008 and 2009, (as adjusted for the Company’s change in accounting policy in the first quarter of 2008 for dry docking costs from the deferral method to the direct expense method). The following information should be read in conjunction with Item 5—“Operating and Financial Review and Prospects” and the consolidated financial statements and related notes in our Annual Report on Form 20-F/A for the year ended December 31, 2008 filed with the SEC on April 3, 2009 and incorporated by reference herein. The following selected consolidated financial data of the Company are derived from our audited consolidated financial statements and the notes thereto which have been prepared in accordance with U.S. generally accepted accounting principles (“US GAAP”). The summary consolidated financial data set forth below as of September 30, 2008 and 2009 have been derived from our unaudited interim consolidated financial statements for such periods incorporated by reference into this prospectus. The results of these interim periods are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

		Two-Months
	Year Ended	Ended	Year Ended December 31,				Nine Months	Nine-Months
	October 31,	December 31		2006	2007		Ended	Ended
(In thousands of Dollars, except per	2004	2004	2005	(as	(as		September 30,	September 30,
share and fleet data)	(as adjusted)	(as adjusted)	(as adjusted)	adjusted)	adjusted)	2008	2008	2009
INCOME STATEMENT
Voyage revenues	63,458	15,599	228,913	248,431	582,561	861,296	730,954	325,052
Revenue from drilling contracts	—	—	—	—	—	219,406	131,859	310,251
Loss on forward freight agreements	—	—	—	22,473	—	—	—	—
Voyage expenses	5,481	1,136	9,592	15,965	31,647	53,172	39,899	21,447
Vessel operating expenses	13,046	1,756	39,875	54,164	63,225	79,662	57,287	55,680
Drilling rig operating expenses	—	—	—	—	—	86,229	52,079	105,924
Depreciation and amortization	4,735	808	40,231	58,011	76,511	157,979	108,313	146,569
Gain on sale of vessels	—	—	—	(8,845)	(137,694)	(223,022)	(226,024)	(2,432)
Gain on contract cancellation	—	—	—	—	—	(9,098)	—	(15,270)
Contract termination fees and forfeiture of vessel deposits	—	—	—	—	—	160,000	—	230,802
Goodwill impairment charge	—	—	—	—	—	700,457	—	—
General and administrative expenses (1)	1,482	354	9,148	12,540	17,072	89,358	53,142	66,313

Operating Income (loss)	38,714	11,545	130,067	94,123	531,800	(14,035)	778,117	26,270

Interest and finance costs	(1,515)	(508)	(20,668)	(42,392)	(51,231)	(113,194)	(73,388)	(72,114)
Interest income	12	8	749	1,691	5,073	13,085	7,400	7,184
Gain / (loss) on interest rate swaps	—	—	270	676	(3,981)	(207,936)	(30,918)	20,988
Other, net	341	(6)	(175)	214	(3,037)	(12,640)	103	1,304

Income/ (loss) before income taxes and equity in loss of investee	37,552	11,039	110,243	54,312	478,624	(334,720)	681,314	(16,368)
Income taxes	—	—	—	—	—	(2,844)	(1,508)	(9,859)
Equity in loss of investee	—	—	—	—	(299)	(6,893)	(6,893)	—

Net Income / (loss)	37,552	11,039	110,243	54,312	478,325	(344,457)	672,913	(26,227)

Net income attributable to non controlling interests	—	—	—	—	—	(16,825)	(16,825)	(7,178)

Net Income/(loss) attributable to Dryships Inc.	37,552	11,039	110,243	54,312	478,325	(361,282)	656,088	(33,405)

Basic and diluted earnings/(loss) per share	$2.44	$0.72	$3.81	$1.68	$13.40	$(8.11)	$15.73	$(0.19)
Weighted average basic and diluted shares outstanding	15,400,000	15,400,000	28,957,397	32,348,194	35,700,182	44,598,585	41,029,206	193,621,270
Dividends declared per share (1)	$4.48	$0.00	$0.40	$0.80	$0.80	$0.80	$0.80	—
Current assets	69,344		18,777	25,875	153,035	720,427	456,249	773,365
Total assets	179,926		906,778	1,161,973	2,344,432	4,842,680	5,191,346	5,404,843
Current liabilities, including current portion of long-term debt	98,124		135,745	129,344	239,304	2,525,048	637,063	1,900,444
Total long-term debt, including current portion	114,908		525,353	658,742	1,243,778	3,158,870	2,899,423	2,457,673
Number of shares outstanding	15,400,000		30,350,000	35,490,097	36,681,097	70,600,000	43,550,000	254,225,821

Stockholders’ (deficit) / equity	(7,707)		352,720	444,692	1,021,729	1,291,572	2,137,894	2,667,639
OTHER FINANCIAL DATA
Net cash provided by operating activities	7,309	55,207	163,806	99,082	407,899	540,129	582,301	192,235
Net cash used in investing activities	(20,119)		(847,649)	(287,512)	(955,749)	(2,110,852)	(1,676,481)	(122,659)
Net cash provided by (used in) financing activities	15,985	(53,007)	680,656	185,783	656,381	1,762,769	1,312,088	(81,107)
EBITDA (2)	43,790	12,347	170,393	153,024	600,994	(100,350)	831,897	187,953

(1)	We did not pay any compensation to members of our senior management or our directors in the year ended October 31, 2004, and for the two month period ended December 31, 2004. Cash compensation to members of our senior management and directors amounted to $1.4 million, $1.4 million, $1.5 million, $9.7 million and $2.7 million for each of the years ended December 31, 2005, 2006, 2007, 2008, and the nine-month period ended September 30, 2009, respectively.

		Two-Months
	Year Ended	Ended	Year Ended December 31,				Nine Months	Nine-Months
	October 31,	December 31		2006	2007		Ended	Ended
(In thousands of Dollars, except per	2004	2004	2005	(as	(as		September 30,	September 30,
share and fleet data)	(as adjusted)	(as adjusted)	(as adjusted)	adjusted)	adjusted)	2008	2008	2009
DRYBULK FLEET DATA:
Average number of vessels (3)	5.9	6	21.6	29.76	33.67	38.56	38.56	37.82
Total voyage days for drybulk carrier fleet(4)	2,066	366	7,710	10,606	12,130	13,896	10,485	10,125
Total calendar days for drybulk carrier fleet(5)	2,166	366	7,866	10,859	12,288	14,114	10,567	10,326
Fleet utilization for drybulk carrier fleet(6)	95.40%	100.00%	98.00%	97.70%	98.71%	98.46%	99.23%	98.05%
(In Dollars)
AVERAGE DAILY RESULTS
Time charter equivalent(7)	28,062	39,516	28,446	21,918	45,417	58,155	65,909	29,986
Vessel operating expenses(8)	6,023	4,798	5,069	4,988	5,145	5,644	5,421	5,392
General and administrative expenses(9)	684	966	1,163	1,155	1,390	3,107	2,934	2,353
Total vessel operating expenses(10)	6,707	5,764	6,232	6,143	6,535	8,751	8,355	7,745

DRILLING RIG FLEET DATA:
Average number of drilling rigs(3)		—	—	—	—	2.0	1.0	2.0
Total voyage days for drilling rig fleet(4)	—	—	—	—	—	410	246	516
Total calendar days for drilling rig fleet(5)	—	—	—	—	—	462	278	546
Drilling rig fleet utilization(6)	—	—	—	—	—	88.74%	88.5%	94.51%
(In Dollars)
AVERAGE DAILY RESULTS
Rig operating expenses	—	—	—	—	—	186,643	190,069	189,761
General and administrative expenses	—	—	—	—	—	30,290	43,259	49,728
Total rig operating expenses(2)	—	—	—	—	—	216,933	233,328	239,489

(2)	EBITDA represents net income attributable to Dry Ships Inc. before interest, income taxes, depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. GAAP and our calculation of EBITDA may not be comparable to that reported by other companies. EBITDA is included in this annual report because it is a basis upon which we assess our liquidity position, because it is used by our lenders as a measure of our compliance with certain loan covenants and because we believe that it presents useful information to investors regarding our ability to service and/or incur indebtedness. The following table reconciles net cash provided by operating activities, as reflected in the consolidated statements of cash flows, to EBITDA.

		Two-Months
	Year Ended	Ended	Year Ended December 31,				Nine Months	Nine-Months
	October 31,	December 31		2006	2007		Ended	Ended
(In thousands of Dollars, except per	2004	2004	2005	(as	(as		September 30,	September 30,
share and fleet data)	(as adjusted)	(as adjusted)	(as adjusted)	adjusted)	adjusted)	2008	2008	2009
Net Cash provided by operating activities	7,309	55,207	163,806	99,082	407,899	540,129	582,301	192,235
Net increase /(decrease) in current assets	36,925	(42,322)	4,560	5,067	23,291	33,914	12,047	11,739
Net (increase) / decrease in current liabilities, excluding current portion of long-term debt	(1,815)	(927)	(21,914)	2,015	(18,873)	(9,904)	7,140	41,160
Increase in non-current assets	—	—	—	—	—	—	—	9,112
Decrease in non-current liabilities	—	—	—	—	—	—	—	(1,712)
Interest income on restricted cash	—	—	—	—	—	—	—	5,919
Gain on sale of vessels	—	—	—	8,845	137,694	223,022	226,024	2,432
Contract termination fees and forfeiture of vessel deposits	—	—	—	—	—	(55,000)	—	(172,708)
Gain on contract cancellation						9,098	—	15,270
Goodwill impairment charge						(700,457)	—	—
Amortization of stock based compensation	—	—	—	—	—	(31,502)	(22,142)	(28,465)
Accrued commitments on undrawn lines of credit	—	—	—	—	—	(2,855)	—	(4,320)
Amortization of fair value of acquired time charters	—	—	5,224	2,967	7,185	34,638	25,897	14,901
(Recognition) / amortization of free lubricants benefit	—	—	(928)	119	257	276	276	24
Interest on credit facility from related parties	—	—	—	(77)	—	—	—	—
Equity of loss of investees	—	—	—	—	(299)	(6,893)	(6,893)	—

Change in fair values of derivatives	—	—	270	(1,910)	(128)	(204,964)	(30,795)	45,846
Income taxes	—	—	—	—	—	2,844	1,508	9,859
Net income attributable to non controlling interests	—	—	—	—	—	(16,825)	(16,825)	(7,178)
Interest and finance costs, net	1,503	500	19,919	40,701	46,158	100,109	65,988	64,930
Amortization and write-off of deferred financing costs included in interest and finance costs	(132)	(111)	(544)	(3,785)	(2,190)	(15,980)	(12,629)	(11,091)
EBITDA(3)(4)(5)(6)(7)	43,790	12,347	170,393	153,024	600,994	(100,350)	831,897	187,953

(3)	Average number of vessels is the number of vessels that constituted the respective fleet for the relevant period, as measured by the sum of the number of days each vessel in that fleet was a part of the fleet during the period divided by the number of calendar days in that period.

(4)	Total voyage days for the respective fleet are the total days the vessels in that fleet were in the Company’s possession for the relevant period net of off-hire days associated with major repairs, dry dockings or special or intermediate surveys.

(5)	Calendar days are the total days the vessels in that fleet were in the Company’s possession for the relevant period including off-hire days associated with major repairs, dry dockings or special or intermediate surveys.

(6)	Fleet utilization is the percentage of time that the vessels in that fleet were available for revenue-generating voyage days, and is determined by dividing voyage days by fleet calendar days for the relevant period.

(7)	Time charter equivalent, or “TCE”, is a measure of the average daily revenue performance of a vessel in our drybulk carrier segment on a per voyage basis. The Company’s method of calculating TCE is determined by dividing voyage revenues (net of voyage expenses) by voyage days for the relevant time period. Voyage expenses primarily consist of port, canal and fuel costs that are unique to a particular voyage, which would otherwise be paid by the charterer under a time charter contract, as well as commissions. TCE revenues, a non-GAAP measure, provides additional meaningful information in conjunction with revenues from our vessels, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. TCE is also a standard shipping industry performance measure used primarily to compare period -to-period changes in a shipping company’s performance despite changes in the mix of charter types (i.e., spot charters, time charters and bareboat charters) under which the vessels may be employed between the periods. The following table reflects the calculation of our TCE rates for our drybulk carrier segment for the periods presented.

		Two-Months					Nine-Months	Nine-Months
	Year Ended	Ended	Year Ended December 31,				Ended	Ended
Drybulk Carrier Segment	October 31,	December 31					September 30,	September 30,
In thousands of Dollars, except for TCE	2004	2004	2005	2006	2007	2008	2008	2009
Voyage revenues	63,458	15,599	228,913	248,431	582,561	861,296	730,954	325,052
Voyage expenses	(5,481)	(1,136)	(9,592)	(15,965)	(31,647)	(53,172)	(39,899)	(21,447)

Time charter equivalent revenues	57,977	14,463	219,321	232,466	550,914	808,124	691,055	303,605

Total voyage days for drybulk fleet	2,066	366	7,710	10,606	12,130	13,896	10,485	10,125

Time charter equivalent (TCE) rate	28,062	39,516	28,446	21,918	45,417	58,155	65,909	29,986

		Two-Months
	Year Ended	Ended	Year Ended December 31,				Nine Months	Nine-Months
	October 31,	December 31		2006	2007		Ended	Ended
(In thousands of Dollars, except per	2004	2004	2005	(as	(as		September 30,	September 30,
share and fleet data)	(as adjusted)	(as adjusted)	(as adjusted)	adjusted)	adjusted)	2008	2008	2009
Revenue from drilling contracts						219,406	131,859	310,251

Drilling rig operating expenses						86,229	52,079	105,924

						133,177	79,780	204,327

Total employment days for drilling rigs						410	246	516

(8)	Daily vessel operating expenses, which includes crew costs, provisions, deck and engine stores, lubricating oil, insurance, maintenance and repairs, is calculated by dividing vessel operating expenses by drybulk carrier fleet calendar days for the relevant time period.

(9)	Daily general and administrative expense is calculated by dividing general and administrative expense less stock-based compensation by drybulk carrier fleet calendar days for the relevant time period.

(10)	Total vessel operating expenses or “TVOE” is a measurement of our total expenses associated with operating our vessels. TVOE is the sum of vessel operating expenses, management fees and general and administrative expenses less stock-based compensation. Daily TVOE is calculated by dividing TVOE by drybulk carrier fleet calendar days for the relevant time period.

RISK FACTORS
          You should carefully consider the risk factors set forth below as well as the other information included in this prospectus supplement in evaluating us or our business before deciding to purchase any notes. Additional risk factors are included in the accompanying prospectus, beginning on page 18. The occurrence of any of the events described in this section or any of these risks may have a material adverse effect on our business, financial condition, results of operations and cash flows. In that case, you may lose all or part of your investment in the notes.
Industry Specific Risk Factors
While the drybulk carrier charter market has recently strengthened, it remains significantly below the high in 2008, which has adversely affected our revenues, earnings and profitability and our ability to comply with our loan covenants.
          The Baltic Drybulk Index, or BDI, declined from a high of 11,793 in May 2008 to a low of 663 in December 2008, which represents a decline of 94%. The BDI fell over 70% during the month of October alone. Over the comparable period of May through December 2008, the high and low of the Baltic Panamax Index and the Baltic Capesize Index represent a decline of 96% and 99%, respectively. During 2009 the BDI increased from a low of 772 and reached a maximum of 4,291 in June of 2009. The decline and volatility in charter rates is due to various factors, including the lack of trade financing for purchases of commodities carried by sea, which has resulted in a significant decline in cargo shipments, and the excess supply of iron ore in China, which has resulted in falling iron ore prices and increased stockpiles in Chinese ports. The decline and volatility in charter rates in the drybulk market also affects the value of our drybulk vessels, which follows the trends of drybulk charter rates, and earnings on our charters, and similarly, affects our cash flows, liquidity and compliance with the covenants contained in our loan agreements.
Charter hire rates for drybulk carriers have decreased, which have continued to adversely affect our earnings.
          The drybulk shipping industry is cyclical with attendant volatility in charter hire rates and profitability. For example, the degree of charter hire rate volatility among different types of drybulk carriers has varied widely. After reaching historical highs in mid-2008, charter hire rates for Panamax and Capesize drybulk carriers reached near historically low levels in December 2008 began improving in January and February 2009 and after a volatile year, BDI rates have risen to over 4,000 in November 2009, the high levels for the year, although still well below the historic highs of recent years. Because we charter some of our vessels pursuant to spot market voyage charters, or spot charters, we are exposed to changes in spot market charter rates for drybulk carriers and such changes may affect our earnings and the value of our drybulk carriers at any given time. We may not be able to successfully charter our vessels in the future or renew existing charters at rates sufficient to allow us to meet our obligations. Because the factors affecting the supply and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.
          If charter rates in the drybulk market decline and remain at low levels for any significant period in 2010, this could have an adverse affect on our revenues, profitability, cash flows and our ability to comply with the financial covenants in our loan agreements.
          Factors that influence demand for vessel capacity include:
•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	changes in the exploration or production of energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the location of regional and global exploration, production and manufacturing facilities;

•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;

•	the globalization of production and manufacturing;

•	global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;

•	developments in international trade;

•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;

•	environmental and other regulatory developments;

•	currency exchange rates; and

•	weather.
     The factors that influence the supply of vessel capacity include:
•	the number of newbuilding deliveries;

•	port and canal congestion;

•	the scrapping rate of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service.
          We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargoes to be transported by sea. The capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.
An over-supply of drybulk carrier capacity may lead to reductions in charter hire rates and profitability.
          The market supply of drybulk carriers has been increasing, and the number of drybulk carriers on order is near historic highs. These newbuildings were delivered in significant numbers starting at the beginning of 2006 and continuing through 2008. As of October 2009, newbuilding orders had been placed for an aggregate of more than 63.7% of the existing global drybulk fleet, with deliveries expected during the next 36 months. An over-supply of drybulk carrier capacity may result in a further reduction of charter hire rates. If such a reduction occurs, upon the expiration or termination of our vessels’ current charters we may only be able to re-charter our vessels at reduced or unprofitable rates or we may not be able to charter these vessels at all.
          We recently cancelled the acquisition of a total of thirteen Capesize vessels, nine of which were newbuildings, five Panamax vessels, two of which were newbuildings, from third party and related party sellers and two newbuilding Kamsarmax vessels.
An economic slowdown in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations.
          We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of drybulk commodities in ports in the Asia Pacific region. As a result, further negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the United States and the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. In recent years, China has been one of the world’s fastest growing economies in terms of gross domestic product, which has had a significant impact on shipping demand. For the period ended September 30, 2009, the growth of China’s gross domestic product from the prior year ended December 31, 2008 was approximately 9.05%, compared with a growth rate of 11.03% over the same two year period ended December 31, 2008. It is possible that China and other countries in the Asia Pacific region will continue to experience slowed economic growth in the near future. Moreover, the current economic slowdown in the economies of the United States, the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. Our business, financial condition and results of operations, as well as our future prospects, will likely be adversely affected by a further economic downturn in any of these countries.
Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations.
          The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Prior to 1978, the Chinese economy was a planned economy. Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. Annual and five-year state plans are adopted by the Chinese government in connection with the development of the economy. Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through state plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. If the Chinese government does not continue to pursue a policy of economic reform, the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could adversely affect our business, operating results and financial condition.
Disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a further material adverse impact on our results of operations, financial condition and cash flows, and could cause the market price of our common stock to further decline.
          The United States and other parts of the world are exhibiting deteriorating economic trends and have been in a recession. For example, the credit markets in the United States have experienced significant contraction, de-leveraging and reduced liquidity, and the United States federal government and state governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The U.S. Securities and Exchange Commission, or the SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws.
          Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. The uncertainty surrounding the future of the credit markets in the United States and the rest of the world has resulted in reduced access to credit worldwide. As of September 30, 2009, we had total outstanding indebtedness of $2.5 billion under our various secured credit facilities.
          We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under our credit facilities or any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with the concurrent decline in charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows, have caused the price of our common stock on the Nasdaq Global Select Market to decline and could cause the price of our common stock to decline further.
Acts of piracy on ocean-going vessels have recently increased in frequency, which could adversely affect our business.
          Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as the South China Sea and in the Gulf of Aden off the coast of Somalia. Throughout 2008, the frequency of piracy incidents has increased significantly, particularly in the Gulf of Aden. For example, in November 2008, the MV Sirius Star, a tanker vessel not affiliated with us, was captured by pirates in the Indian Ocean while carrying crude oil estimated to be worth $100 million. In February 2009, the vessel Saldanha, which is owned by our subsidiary, Team-Up Owning Company Limited, was seized by pirates while transporting coal through the Gulf of Aden. If these piracy attacks result in regions (in which our vessels are deployed) being characterized by insurers as “war risk” zones, as the Gulf of Aden temporarily was in May 2008, or Joint War Committee (JWC) “war and strikes” listed areas, premiums payable for such insurance coverage could increase significantly and such insurance coverage may be more difficult to obtain. Crew costs, including those due to employing onboard security guards, could increase in such circumstances. In addition, while we believe the charterer remains liable for charter payments when a vessel is seized by pirates, the charterer may dispute this and withhold charter hire until the vessel is released. A charterer may also claim that a vessel seized by pirates was not “on-hire” for a certain number of days and it is therefore entitled to cancel the charter party, a claim that we would dispute. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention hijacking as a result of an act of piracy against our vessels, or an increase in cost, or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and cash flows.
World events could affect our results of operations and financial condition.
          Terrorist attacks such as those in New York on September 11, 2001 and in London on July 7, 2005 and the continuing response of the United States to these attacks, as well as the threat of future terrorist attacks in the United States or elsewhere, continues to cause uncertainty in the world’s financial markets and may affect our business, operating results and financial condition. The continuing conflict in Iraq may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea. Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.
          Terrorist attacks on vessels, such as the October 2002 attack on the VLCC Limburg, a vessel not related to us, may in the future also negatively affect our operations and financial condition and directly impact our vessels or our customers. Future terrorist attacks could result in increased volatility of the financial markets in the United States and globally and may impact the economic recession in the United States and other countries. Any of these occurrences could have a material adverse impact on our revenues and costs.
Our revenues are subject to seasonal fluctuations, which could affect our operating results and our ability to pay dividends, if any, in the future.
          We operate our vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charter hire rates. This seasonality may result in quarter-to-quarter volatility in our operating results, which could affect our ability to pay dividends, if any, in the future from quarter to quarter. The drybulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, our revenues have historically been weaker during the fiscal quarters ended June 30 and September 30, and, conversely, our revenues have historically been stronger in fiscal quarters ended December 31 and March 31. This seasonality may adversely affect our operating results and our ability to pay dividends, if any, in the future.

Rising fuel prices may adversely affect our profits.
          While we do not bear the cost of fuel or bunkers, under our time and bareboat charters, fuel is a significant, if not the largest, expense in our shipping operations when vessels are under spot charter. Changes in the price of fuel may adversely affect our profitability. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries, or OPEC, and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.
We are subject to international safety regulations and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in our vessels being denied access to, or detained in, certain ports.
          Our business and the operation of our vessels are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations. We are required by various governmental and quasi governmental agencies to obtain certain permits, licenses, certificates, and financial assurances with respect to our operations.
          In addition, vessel classification societies also impose significant safety and other requirements on our vessels. In complying with current and future environmental requirements, vessel-owners and operators may also incur significant additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage. Government regulation of vessels, particularly in the areas of safety and environmental requirements, can be expected to become stricter in the future and require us to incur significant capital expenditures on our vessels to keep them in compliance.
          The operation of our vessels is also affected by the requirements set forth in the United Nations’ International Maritime Organization’s International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code. The ISM Code requires shipowners, ship managers and bareboat charterers to develop and maintain an extensive “Safety Management System” that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. Each of the vessels that has been delivered to us is ISM Code-certified and we expect that any vessels that we acquire in the future will be ISM Code-certified when delivered to us. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. If we are subject to increased liability for non-compliance or if our insurance coverage is adversely impacted as a result of non-compliance, it may negatively affect our ability to pay dividends, if any, in the future. If any of our vessels are denied access to, or are detained in, certain ports, this may decrease our revenues.
We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.
          Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These requirements include, but are not limited to, the International Convention on Civil Liability for Oil Pollution Damage of 1969, the International Convention for the Prevention of Pollution from Ships of 1975, the International Maritime Organization, or IMO, International Convention for the Prevention of Marine Pollution of 1973, the IMO International Convention for the Safety of Life at Sea of 1974, the International Convention on Load Lines of 1966, the U.S. Oil Pollution Act of 1990, or OPA, the U.S. Clean Air Act, U.S. Clean Water Act and the U.S. Marine Transportation Security Act of 2002. Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, the management of ballast waters, maintenance and inspection, elimination of tin-based paint, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil within the 200-mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents. Although we have arranged insurance to cover certain environmental risks, such insurance may not be sufficient to cover all such risks or any claims will not have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay dividends, if any, in the future.
Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.
          International shipping is subject to various security and customs inspection and related procedures in countries of origin, destination and trans-shipment points. Inspection procedures may result in the seizure of the contents of our vessels, delays in the loading, offloading or delivery and the levying of customs duties, fines or other penalties against us.
          It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.
Maritime claimants could arrest one or more of our vessels, which could interrupt our cash flow.
          Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted. In addition, in some jurisdictions, such as South Africa, under the “sister ship” theory of liability, a claimant may arrest both the vessel which is subject to the claimant’s maritime lien and any “associated” vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert “sister ship” liability against a vessel in our fleet for claims relating to another of our vessels.
Governments could requisition our vessels during a period of war or emergency, resulting in a loss of earnings.
          A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels may negatively impact our revenues and reduce the amount of dividends, if any, in the future.
In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources and as a result, we may be unable to employ our vessels profitability.
          We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of drybulk cargo by sea is intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter the drybulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and higher quality vessels than we are able to offer. If we are unable to successfully compete with other drybulk shipping companies, this would have an adverse impact on our results of operations.
Risks associated with operating ocean-going vessels could affect our business and reputation, which could adversely affect our revenues and stock price.
          The operation of ocean-going vessels carries inherent risks. These risks include the possibility of:
•	marine disaster;

•	environmental accidents;

•	cargo and property losses or damage;

•	business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions; and

•	piracy.
          The involvement of our vessels in an environmental disaster may harm our reputation as a safe and reliable vessel owner and operator. Any of these circumstances or events could increase our costs or lower our revenues.
The shipping industry has inherent operational risks that may not be adequately covered by our insurance.
          We procure insurance for our fleet against risks commonly insured against by vessel owners and operators. Our current insurance includes hull and machinery insurance, war risks insurance and protection and indemnity insurance (which includes environmental damage and pollution insurance). We may not be adequately insured against all risks or our insurers may not pay a particular claim. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our fleet. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs.
The operation of drybulk carriers has certain unique operational risks.
          The operation of certain ship types, such as drybulk carriers, has certain unique risks. With a drybulk carrier, the cargo itself and its interaction with the ship can be a risk factor. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach to the sea. Hull breaches in drybulk carriers may lead to the flooding of the vessels holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessels bulkheads leading to the loss of a vessel. If we are unable to adequately maintain our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, results of operations and our ability to pay dividends, if any, in the future. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.

Offshore Drilling Industry—Specific Risk Factors
Our business in the offshore drilling sector depends on the level of activity in the offshore oil and gas industry, which is significantly affected by, among other things, volatile oil and gas prices and may be materially and adversely affected by a decline in the offshore oil and gas industry.
          The offshore contract drilling industry is cyclical and volatile. Our business in the offshore drilling sector depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments affect customers’ drilling campaigns. Oil and gas prices and market expectations of potential changes in these prices also significantly affect this level of activity and demand for drilling units.
     Oil and gas prices are extremely volatile and are affected by numerous factors beyond our control, including the following:
•	worldwide demand for oil and gas;

•	the cost of exploring for, developing, producing and delivering oil and gas;

•	expectations regarding future energy prices;

•	advances in exploration and development technology;

•	the ability of OPEC to set and maintain levels and pricing;

•	the level of production in non-OPEC countries;

•	government regulations;

•	local and international political, economic and weather conditions;

•	domestic and foreign tax policies;

•	development and exploitation of alternative fuels;

•	the policies of various governments regarding exploration and development of their oil and gas reserves; and

•	the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.
          Declines in oil and gas prices for an extended period of time could negatively affect our business in the offshore drilling sector. Sustained periods of low oil prices typically result in reduced exploration and drilling because oil and gas companies’ capital expenditure budgets are subject to their cash flow and are therefore sensitive to changes in energy prices. These changes in commodity prices can have a dramatic effect on rig demand, and periods of low demand can cause excess rig supply and intensify the competition in the industry which often results in drilling units, particularly lower specification drilling units, being idle for long periods of time. We cannot predict the future level of demand for our services or future conditions of the oil and gas industry. Any decrease in exploration, development or production expenditures by oil and gas companies could reduce our revenues and materially harm our business and results of operations.
     In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:

•	the availability of competing offshore drilling vessels;

•	the level of costs for associated offshore oilfield and construction services;

•	oil and gas transportation costs;

•	the discovery of new oil and gas reserves; and

•	the cost of non-conventional hydrocarbons, such as the exploitation of oil sands.
The offshore drilling industry is highly competitive and there is intense price competition, and as a result, we may be unable to compete successfully with other providers of contract drilling services that have greater resources than we have.
          The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded the drilling contract, although rig availability, location, and the quality and technical capability of service and equipment are key factors which are considered. Some of our competitors in the drilling industry are larger than we are and have more diverse fleets, or fleets with generally higher specifications, and greater resources than us. In addition, because of the relatively small size of our offshore drilling segment, we may be unable to take advantage of economies of scale to the same extent as some of our larger competitors. Given the high capital requirements that are inherent in the offshore drilling industry, we may also be unable to invest in new technologies or expand our fleet in the future as may be necessary for us to succeed in this industry, while our larger competitors with superior financial resources may be able to respond more rapidly to changing market demands. In addition, mergers among oil and natural gas exploration and production companies have reduced the number of available customers, resulting in increased competition for projects. We may not be able to maintain our competitive position, and we believe that competition for contracts will continue to be intense in the foreseeable future. Our inability to compete successfully may reduce our revenues and profitability.
An over-supply of drilling units may lead to a reduction in dayrates and therefore may materially impact our profitability in our offshore drilling segment.
          During the recent period of high utilization and high dayrates, industry participants have increased the supply of drilling units by ordering the construction of new drilling units. Historically, this has resulted in an over-supply of drilling units and has caused a subsequent decline in utilization and dayrates when the drilling units enter the market, sometimes for extended periods of time until the units have been absorbed into the active fleet. According to industry sources, the worldwide fleet of ultra-deepwater drilling units currently consists of 51 units, comprised of 29 semi-submersible rigs and 22 drillships. An additional 30 semi-submersible rigs and 37 drillships are under construction or on order, which would bring the total fleet to 118 drilling units by the end of 2012. Not all of the drilling units currently under construction have been contracted for future work, which may intensify price competition as scheduled delivery dates occur. The entry into service of these new, upgraded or reactivated drilling units will increase supply and could curtail a further strengthening, or trigger a reduction, in dayrates as drilling units are absorbed into the active fleet. Any further increase in the construction of new drilling units could have a negative impact on utilization and dayrates. In addition, the new construction of high-specification rigs, as well as changes in our competitors’ drilling rig fleets, could require us to make material additional capital investments to keep our fleet competitive. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on our drilling units if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these drilling units may not be recoverable.

The market value of our current drilling units and drilling units we may acquire in the future may decrease, which could cause us to incur losses if we decide to sell them following a decline in their market values.
          If the offshore contract drilling industry suffers adverse developments in the future, the fair market value of our drilling units may decline. The fair market value of the drilling units we currently own or may acquire in the future may increase or decrease depending on a number of factors, including:
•	prevailing level of drilling services contract dayrates;

•	general economic and market conditions affecting the offshore contract drilling industry, including competition from other offshore contract drilling companies;

•	types, sizes and ages of drilling units;

•	supply and demand for drilling units;

•	costs of newbuildings;

•	governmental or other regulations; and

•	technological advances.
          If we sell any drilling unit when drilling unit prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the drilling unit’s carrying amount on our financial statements, resulting in a loss. Additionally, our lenders may accelerate loan repayments should there be a loss in the market value of our drilling units. Such loss or repayment could materially and adversely affect our business prospects, financial condition, liquidity, results of operations, and our ability to pay dividends to our shareholders.
Consolidation of suppliers may limit our ability to obtain supplies and services at an acceptable cost, on our schedule or at all, which may have a material adverse effect on our results of operations and financial condition.
          We rely on certain third parties to provide supplies and services necessary for our offshore drilling operations, including but not limited to drilling equipment suppliers, catering and machinery suppliers. Recent mergers have reduced the number of available suppliers, resulting in fewer alternatives for sourcing key supplies. We may not be able to obtain supplies and services at an acceptable cost, at the times we need them or at all. Such consolidation, combined with a high volume of drilling units under construction, may result in a shortage of supplies and services thereby potentially inhibiting the ability of suppliers to deliver on time. These cost increases or delays could have a material adverse affect on our results of operations and financial condition.
Our international operations in the offshore drilling sector involve additional risks.
          We operate in the offshore drilling sector in various regions throughout the world, including Ghana, that may expose us to political and other uncertainties, including risks of:
•	terrorist acts, war and civil disturbances;

•	seizure, nationalization or expropriation of property or equipment;

•	political unrest;

•	foreign and U.S. monetary policy and foreign currency fluctuations and devaluations;

•	the inability to repatriate income or capital;

•	complications associated with repairing and replacing equipment in remote locations;

•	import-export quotas, wage and price controls, imposition of trade barriers and other forms of government regulation and economic conditions that are beyond our control;

•	regulatory or financial requirements to comply with foreign bureaucratic actions; and

•	changing taxation policies.
     In addition, international contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:
•	the equipping and operation of drilling units;

•	repatriation of foreign earnings;

•	oil and gas exploration and development;

•	taxation of offshore earnings and earnings of expatriate personnel; and

•	use and compensation of local employees and suppliers by foreign contractors.
          One of our two existing drilling rigs is currently operating offshore Ghana and the other drilling rig is mobilizing in Norway to go to the Black Sea. In the past we have operated our drilling rig the Eirik Raude in the Gulf of Mexico, offshore Canada, Cuba and Norway while the drilling rig Leiv Eiriksson has operated offshore in West Africa and in the North Sea. Some foreign governments favor or effectively require the awarding of drilling contracts to local contractors, require use of a local agent or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete in those regions. It is difficult to predict what governmental regulations may be enacted in the future that could adversely affect the international drilling industry. The actions of foreign governments, including initiatives by OPEC, may adversely affect our ability to compete.
          We are indemnified to some extent against loss of capital assets, but generally not loss of revenue, from most of these risks through provisions in our drilling contracts.
Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.
          Our business in the offshore drilling industry is affected by public policy and laws and regulations relating to the energy industry and the environment in the geographic areas where we operate.
          The offshore drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and accordingly, we are directly affected by the adoption of laws and regulations that for economic, environmental or other policy reasons curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or significantly limit drilling activity. Governments in some countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries. In recent years, increased concern has been raised over protection of the environment. Offshore drilling in certain areas has been opposed by environmental groups, and has in certain cases been restricted.
          To the extent new laws are enacted or other governmental actions are taken that prohibit or restrict offshore drilling or impose additional environmental protection requirements that result in increased costs to the oil and gas industry in general or the offshore drilling industry in particular, our business or prospects could be materially adversely affected. The operation of our drilling units will require certain governmental approvals, the number and prerequisites of which cannot be determined until we identify the jurisdictions in which we will operate upon securing contracts for the drilling units. Depending on the jurisdiction, these governmental approvals may involve public hearings and costly undertakings on our part. We may not obtain such approvals or such approvals may not be obtained in a timely manner. If we fail to timely secure the necessary approvals or permits, our customers may have the right to terminate or seek to renegotiate their drilling contracts to our detriment. The amendment or modification of existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas could have a material adverse effect on our business, operating results or financial condition. Future earnings may be negatively affected by compliance with any such new legislation or regulations. In addition, we may become subject to additional laws and regulations as a result of future rig operations or repositioning.
We may be subject to liability under environmental laws and regulations, which could have a material adverse effect on our results of operations and financial condition.
          Our operations in the offshore drilling industry may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.
          During our drilling operations in the past, we have caused the release of oil, waste and other pollutants into the sea and into protected areas, such as the Barents Sea. While we conduct maintenance on our drilling rigs in an effort to prevent such releases, future releases could occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling rigs, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
          We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages, but such indemnification may not be enforceable in all instances, the customer may not be financially capable in all cases of complying with its indemnity obligations and we may not be able to obtain such indemnification agreements in the future.
          We currently maintain insurance coverage against certain environmental liabilities, including pollution caused by sudden and accidental oil spills. However, such insurance may not continue to be available or carried by us or, if available and carried, may not be adequate to cover any liability in all circumstances, which could have a material adverse effect on our business, operating results and financial conditions.
Acts of terrorism and political and social unrest could affect the markets for drilling services, which may have a material adverse effect on our results of operations.
          Acts of terrorism and political and social unrest, brought about by world political events or otherwise, have caused instability in the world’s financial and insurance markets in the past and may occur in the future. Such acts could be directed against companies such as ours. In addition, acts of terrorism and social unrest could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services and result in lower dayrates. Insurance premiums could increase and coverages may be unavailable in the future. U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future. Increased insurance costs or increased cost of compliance with applicable regulations may have a material adverse effect on our results of operations.
Company Specific Risk Factors
We have not been in compliance with financial covenants contained in our credit facilities.
          Our credit facilities, which are secured by mortgages on our vessels, require us to comply with specified collateral coverage ratios and satisfy certain financial and other covenants. The current low drybulk charter rates and drybulk vessel values, and even lower rates and values experienced over the past year, have affected our ability to comply with these covenants. As a result of the recent drop in vessel values, we were in breach of covenants contained in certain of our loan agreements, for each of which we have obtained waivers expiring between December 31, 2009 and October 31, 2011. Charter rates and vessel values, particularly in the drybulk sector, may remain at low levels for an extended period of time, in which case it may be difficult for us to comply with the financial and other covenants in our loan agreements absent extensions of the existing waivers. There can be no assurance that our lenders will extend these waivers, if we are not in compliance with our secured loan agreements, as they expire. In which case, or if we otherwise fail to comply with the covenants in our secured loan agreements, our lenders could accelerate our indebtedness and foreclose their liens on our vessels, which would impair our ability to continue as a going concern. If this secured debt were to be accelerated it would effectively rank senior to the notes offered hereby.
          Because of the presence of cross default provisions in all of our loan agreements, the refusal of any one lender to grant or extend a waiver could result in all of our indebtedness being accelerated even if our other lenders have waived covenant defaults under the respective loan agreements. A cross default provision means that if we default on one loan we would then default on all of our other loans. In addition, if conditions in the drybulk charter market decline from current levels and the market value of our vessels declines even further, we may seek to restructure our outstanding indebtedness.
As a result of our inability to comply with certain financial and other covenants under our loan agreements a significant amount of our indebtedness was reclassified as current liabilities as of September 30, 2009.
          A total of $1.8 billion and $1.4 billion of our indebtedness as of December 31, 2008 and September 30, 2009, respectively, was reclassified as current liabilities as a result of our non-compliance with the financial covenants contained in our loan agreements, for which we had not yet obtained waivers or were subject to cross default provisions. As a result of this reclassification we had a working capital deficit of $1.8 billion as of December 31, 2008 and $1.1 billion as of September 30, 2009. Consequently, our independent registered public accounting firm included an explanatory paragraph in its opinion on our most recently audited financial statements, for the year ended December 31, 2008, that expressed substantial doubt about our ability to continue as a going concern and the notes to our financial statements for the nine months ended September 30, 2009 included disclosure as to the substantial doubt of our ability to continue as a going concern. Although we now have obtained waivers of our covenant breaches not previously waived, there can be no assurance that our lenders will extend these waivers, if we are not in compliance with our covenants in our loan agreements, as they expire. Charter rates and vessel values, particularly in the drybulk sector, may remain at low levels for an extended period of time, in which case it may be difficult for us to comply with the financial and other covenants in our loan agreements absent extensions of the existing waivers.
The failure of our counterparties to meet their obligations under our time charter agreements or drilling contracts could cause us to suffer losses or otherwise adversely affect our business.
          Thirty-four of our vessels are currently employed under time charters, two of our vessels are currently employed on bareboat charters and our two drill rigs are under contracts for two and three years. The ability and willingness of each of our counterparties to perform its obligations under a time charter agreement with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the drybulk shipping industry and the overall financial condition of the counterparties. In addition, in challenging market conditions, there have been reports of charterers, including some of our charterers, renegotiating their charters or defaulting on their obligations under charters and our customers may fail to pay charterhire or attempt to renegotiate charter rates. The time charters on which we deploy 34 of the vessels in our fleet provide for charter rates that are significantly above current market rates. Should a counterparty fail to honor its obligations under agreements with us, it may be difficult to secure substitute employment for such vessel, and any new charter arrangements we secure in the spot market or on time charters would be at lower rates given currently decreased charter rate levels, particularly in the drybulk carrier market. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows, as well as our ability to pay dividends, if any, in the future, and comply with covenants in our credit facilities.
We will have significant indebtedness and payment obligations relating to two drillships under construction for Ocean Rig UDW.
          Our subsidiary, Ocean Rig UDW, has acquired our existing subsidiary, DrillShips Investment, which has contracts for construction of the two drillships, Hulls 1865 and 1866, scheduled to be delivered in July 2011 and September 2011, respectively. We will owe an additional $312.1 million in installment payments due within the next year and $707.0 million of newbuilding installment payments due thereafter. We have entered into two separate credit facilities with Deutsche Bank A.G., each in the amount of $562.5 million, to finance these installment payments. This indebtedness is in addition to the indebtedness we have incurred and will incur to finance our drybulk fleet and its operations, may adversely affect our ability to comply with our loan covenants and service our indebtedness and would adversely impact our profitability and cash flows. If for any reason we fail to take delivery of the two newbuilding drillships, Hulls 1865 and 1866, we could also lose our deposit money, which as of September 30, 2009 amounted to $411.9 million.
No financing has been arranged for the construction of the two newbuilding drillships, Hulls 1837 and 1838, which we acquired through our subsidiary, Ocean Rig UDW.
          Ocean Rig UDW owns the equity interests of DrillShips Holdings Inc., or DrillShips Holdings, which owns contracts for the construction of two drillships, identified as Hull 1837 and Hull 1838, scheduled to be delivered in December 2010 and March 2011, respectively. The expected cost of construction is approximately $747.5 million per unit. As of September 30, 2009, $503.4 million was capitalized as construction-related expenses for these hulls, which was financed by $261.1 million in debt and $242.3 million in equity contributions. In connection with the acquisition of these drillships, we have assumed construction-related payment obligations totaling approximately $920.9 million as of September 30, 2009. We have not yet obtained financing for these construction-related payment obligations due during 2009 to 2011 for Hulls 1837 and 1838, which amounts to approximately 62% of the expected cost of construction of these drillships. In the current challenging financing environment, it may be difficult to obtain secured debt to finance these purchases or raise debt or equity in the capital markets. If we fail to secure financing for the two newbuilding drillships, Hulls 1837 and 1838, we could also lose our deposit money, which as of September 30, 2009 amounted to $460.9 million.
Construction of drillships is subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.
          We, through our subsidiaries, have entered into contracts with Samsung Heavy Industries Co. Ltd., or Samsung Heavy Industries, for the construction of four ultra-deepwater newbuilding drillships, which we expect to take delivery of in the fourth quarter of 2010, the first, second and third quarter of 2011. We may also undertake new construction projects and conversion projects in the future. In addition, we make significant upgrade, refurbishment, conversion and repair expenditures for our fleet from time to time, particularly as our drilling units become older. Some of these expenditures are unplanned. These projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:
•	shipyard unavailability;

•	shortages of equipment, materials or skilled labor;

•	unscheduled delays in the delivery of ordered materials and equipment;

•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;

•	engineering problems, including those relating to the commissioning of newly designed equipment;

•	latent damages or deterioration to the hull, equipment and machinery in excess of engineering estimates and assumptions;

•	work stoppages;

•	client acceptance delays;

•	weather interference or storm damage;

•	disputes with shipyards and suppliers;

•	shipyard failures and difficulties;

•	failure or delay of third-party equipment vendors or service providers;

•	unanticipated cost increases; and

•	difficulty in obtaining necessary permits or approvals or in meeting permit or approval conditions.
These factors may contribute to cost variations and delays in the delivery of our ultra-deepwater newbuilding drillships. Delays in the delivery of these newbuilding drillships or the inability to complete construction in accordance with their design specifications may, in some circumstances, result in delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to renegotiate, terminate or shorten the term of a drilling contract for the drillship pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms. Additionally, capital expenditures for drillship upgrades, refurbishment and construction projects could materially exceed our planned capital expenditures. Moreover, our drillships that may undergo upgrade, refurbishment and repair may not earn a dayrate during the periods they are out of service. In addition, in the event of a shipyard failure or other difficulty, we may be unable to enforce certain provisions under our newbuilding contracts such as our refund guarantee, to recover amounts paid as installments under such contracts. The occurrence of any of these events may have a material adverse effect on our results of operations, financial condition or cash flows.
Purchasing and operating secondhand vessels may result in increased operating costs and reduced fleet utilization.
          While we have the right to inspect previously owned vessels prior to our purchase of them and we intend to inspect all secondhand vessels that we acquire in the future, such an inspection does not provide us with the same knowledge about their condition that we would have if these vessels had been built for and operated exclusively by us. A secondhand vessel may have conditions or defects that we were not aware of when we bought the vessel and which may require us to incur costly repairs to the vessel. These repairs may require us to put a vessel into dry dock which would reduce our fleet utilization. Furthermore, we usually do not receive the benefit of warranties on secondhand vessels.
New technologies may cause our current drilling methods to become obsolete, resulting in an adverse effect on our business.
          The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies, we may be placed at a competitive disadvantage and competitive pressures may force us to implement new technologies at substantial cost. Although we purchased the right to use the Bingo 9000 design, or the Bingo Design, for our drilling rigs, neither we nor the company from which we purchased those rights has obtained or applied for any patents or other intellectual property protection relating to the Bingo Design. As a result, other parties may challenge our right to use the Bingo Design or seek damages for the alleged infringement of intellectual property rights that they may claim to own. We may also lose the competitive advantage that we sought to achieve through the use of the Bingo Design if our competitors duplicate key aspects of the Bingo Design without our permission, and we may be unable to prevent our competitors from doing so.
The steep continued decline in the price of crude oil may affect the revenues that we are able to earn from our drilling rigs and the rates we are able to negotiate for our four newbuilding drillships currently under construction which do not have employment contracts.
          The price of crude oil is volatile and fell sharply despite significant reductions in crude production announced by OPEC. Changes in crude oil prices often affect oil exploration and drilling activities that, in turn, drive changes in the contract rates for oil drilling equipment, such as deep sea oil rigs and drillships, or, possibly, cause the suspension of exploration and drilling programs. Such changes and any such suspension could affect the rates which we receive for these rigs when their contracts expire, with the result that we would recognize less revenue from their operations. We entered into an agreement on April 8, 2009 for the Leiv Eiriksson for a three year period with Petróleo Brasileiro S.A. at a maximum dayrate of $583,000, including a bonus based on operational performance. The contract commenced on October 27, 2009. As of September 30, 2009, the contract for the Eirik Raude was amended for a maximum dayrate of $629,000 per day assuming 100% utilization, effective until the expiration of the contract in October 2011. We have not yet secured employment contracts for any of the four newbuilding drillships. If the price of crude oil were to again fall to depressed levels, we may not be able to negotiate charter agreements for Hulls 1837, 1838, 1865 or 1866 at attractive rates or at all.
Our earnings may be adversely affected if we are not able to take advantage of favorable charter rates.
          We charter our drybulk carriers to customers primarily pursuant to long-term or short—term (spot) time charters, which generally last from several days to several weeks, and long-term time charters, which can last up to several years. As of November 16, 2009, 34 of our vessels are under time charters with an average duration of three years. We may in the future extend the charter periods for additional vessels in our fleet. Our vessels that are committed to longer-term charters may not be available for employment on short-term charters during periods of increasing short-term charter hire rates when these charters may be more profitable than long-term charters.
We may expand into the oil tanker, product tanker or container shipping sectors, which are currently at depressed levels and could have an adverse effect on our business, results of operation and financial condition.
          We may expand into the oil tanker, product tanker or container shipping sectors if attractive vessel acquisition opportunities arise, including by using proceeds from this offering. The charter markets for crude oil carriers and product tankers have deteriorated significantly since summer 2008 and are currently at depressed levels. These markets may be further depressed in 2010 given the significant number of newbuilding vessels scheduled to be delivered that year. Attractive investment opportunities in these sectors may reflect these depressed conditions, however, the return on any such investment would be highly uncertain in this extremely challenging operating environment. Our company has not previously operated vessels in these sectors, which are intensely competitive, have unique operational risks and are highly dependent on the availability of and demand for crude oil and petroleum products as well as being significantly impacted by the availability of modern tanker capacity and the scrapping, conversion or loss of older vessels. An inability to successfully execute any expansion into these sectors could be costly, distract us from our drybulk and drill rig business and divert management resources, each of which could have an adverse effect on our business, results of operation and financial condition.
Our board of directors has determined to suspend the payment of cash dividends as a result of market conditions in the international shipping industry, and until such market conditions improve, it is unlikely that we will reinstate the payment of dividends.
          In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, has suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements. The waivers of our non-compliance with the covenants in our loan agreements that we received from our lenders prohibit us from paying dividends.
Investment in derivative instruments such as freight forward agreements could result in losses.
          From time to time, we may take positions in derivative instruments including freight forward agreements, or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner’s exposure to the charter market by providing for the sale of a contracted charter rate along a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and period, the seller of the FFA is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments and do not correctly anticipate charter rate movements over the specified route and time period, we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operations and cash flows.
The derivative contracts we have entered into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income.
          We have entered into 34 interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under our credit facilities, which were advanced at a floating rate based on LIBOR. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates move materially differently from our expectations. Some of our existing interest rate swaps do not, and future derivative contracts may not, qualify for treatment as hedges for accounting purposes. We recognize fluctuations in the fair value of these contracts in our income statement. In addition, our financial condition could be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under our financing arrangements, under which loans have been advanced at a floating rate based on LIBOR and for which we have not entered into an interest rate swap or other hedging arrangement. Any hedging activities we engage in may not effectively manage our interest rate exposure or have the desired impact on our financial conditions or results of operations. At September 30, 2009, the fair value of our interest rate swaps was an asset of $83,825 and a liability of $192.6 million.
We depend entirely on Cardiff to manage and charter our drybulk fleet.
          With respect to our operations in the drybulk shipping sector, we currently have four employees, our Chief Executive Officer, our Chief Operating Officer, our Chief Financial Officer and our Internal Auditor. We have no plans to hire additional employees for our operations in the drybulk shipping sector. We subcontract the commercial and technical management of our drybulk fleet, including crewing, maintenance and repair to Cardiff. 70% of the issued and outstanding capital stock of Cardiff is owned by a foundation which is controlled by Mr. Economou, our Chairman and Chief Executive Officer, and a director of our Company. The remaining 30% of the issued and outstanding capital stock of Cardiff is owned by a company controlled by the sister of Mr. Economou, who is also a director of our Company. The loss of Cardiff’s services or its failure to perform its obligations to us could materially and adversely affect the results of our operations. Although we may have rights against Cardiff if it defaults on its obligations to us, you will have no recourse against Cardiff. Further, we are required to seek approval from our lenders to change our manager.
Cardiff is a privately held company and there is little or no publicly available information about it.
          The ability of Cardiff to continue providing services for our benefit will depend in part on its own financial strength. Circumstances beyond our control could impair Cardiff’s financial strength, and because it is privately held it is unlikely that information about its financial strength would become public unless Cardiff began to default on its obligations. As a result, an investor in our shares might have little advance warning of problems affecting Cardiff, even though these problems could have a material adverse effect on us.

Our Chairman, Chief Executive Officer has affiliations with Cardiff which could create conflicts of interest.
          Our majority shareholder is controlled by Mr. George Economou who controls four companies that, in aggregate, own 14.4% of us as of November 16, 2009 and a foundation that owns 70% of Cardiff. Mr. Economou is also our Chairman, Chief Executive Officer and a director of our Company. These responsibilities and relationships could create conflicts of interest between us, on the one hand, and Cardiff, on the other hand. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus drybulk carriers managed by other companies affiliated with Cardiff and Mr. Economou. In particular, Cardiff may give preferential treatment to vessels that are beneficially owned by related parties because Mr. Economou and members of his family may receive greater economic benefits.
We may have difficulty managing our planned growth properly.
          We intend to continue to grow our fleet. Our future growth will primarily depend on our ability to:
•	locate and acquire suitable vessels;

•	identify and consummate acquisitions or joint ventures;

•	enhance our customer base;

•	manage our expansion; and

•	obtain required financing on acceptable terms.
          Growing any business by acquisition presents numerous risks, such as undisclosed liabilities and obligations, the possibility that indemnification agreements will be unenforceable or insufficient to cover potential losses and difficulties associated with imposing common standards, controls, procedures and policies, obtaining additional qualified personnel, managing relationships with customers and integrating newly acquired assets and operations into existing infrastructure. We may be unable to successfully execute our growth plans or we may incur significant expenses and losses in connection with our future growth which would have an adverse impact on our financial condition and results of operations.
If our vessels fail to maintain their class certification and/or fail any annual survey, intermediate survey, dry docking or special survey, that vessel would be unable to carry cargo, thereby reducing our revenues and profitability and violating certain covenants under our credit facilities.
          The hull and machinery of every commercial drybulk vessel and rig must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and the Safety of Life at Sea Convention, or SOLAS. All of our drybulk vessels are certified as being “in class” by all the major Classification Societies (e.g., American Bureau of Shipping, Lloyd’s Register of Shipping). Both our drilling rigs are certified as being “in class” by De Norske Veritas (DNV). The Leiv Eiriksson completed the 5-year class in 2006 and the Eirik Raude in 2007.
          A drybulk vessel must undergo annual surveys, intermediate surveys, dry dockings and special surveys. In lieu of a special survey, a vessel’s machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be dry docked every two to three years for inspection of the underwater parts of such vessel.
          If any drybulk vessel does not maintain its class and/or fails any annual survey, intermediate survey, dry docking or special survey, the vessel will be unable to carry cargo between ports and will be unemployable and uninsurable which could cause us to be in violation of certain covenants in our credit facilities. Any such inability to carry cargo or be employed, or any such violation of covenants, could have a material adverse impact on our financial condition and results of operations. That status could cause us to be in violation of certain covenants in our credit facility.

The aging of our fleet may result in increased operating costs or loss of hire in the future, which could adversely affect our earnings.
          In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. As of November 16, 2009, the 39 vessels in our fleet had an average age of 7.6 years. As our fleet ages we will incur increased costs. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations and safety or other equipment standards related to the age of vessels may also require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which our vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.
          In addition, charterers actively discriminate against hiring older vessels. For example, Rightship, the ship vetting service founded by Rio Tinto and BHP-Billiton which has become the major vetting service in the drybulk shipping industry, ranks the suitability of vessels based on a scale of one to five stars. Most major carriers will not charter a vessel that Rightship has vetted with fewer than three stars. Rightship automatically downgrades any vessel over 18 years of age to two stars, which significantly decreases its chances of entering into a charter. Therefore, as our vessels approach and exceed 18 years of age, we may not be able to operate these vessels profitably during the remainder of their useful lives.
Our vessels may suffer damage and we may face unexpected dry docking costs, which could adversely affect our cash flow and financial condition.
          If our vessels suffer damage, they may need to be repaired at a dry docking facility. The costs of dry dock repairs are unpredictable and can be substantial. The loss of earnings while our vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of dividends, if any, in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay dry docking costs not covered by our insurance.
          If our drilling rigs suffer damage, they may need to be repaired at a yard facility. The costs of discontinued operations due to repairs are unpredictable and can be substantial. The loss of earnings while our rigs are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of dividends, if any, in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay repair costs not covered by our insurance.
Currently, our revenues from the offshore drilling segment depend on two drilling rigs, which are designed to operate in harsh environments. The damage or loss of either of these drilling rigs could have a material adverse effect on our results of operations and financial condition.
          Our revenues from the offshore drilling segment are dependent on two drilling rigs, the Eirik Raude, which is currently operating offshore Ghana and the Leiv Eiriksson, which is currently mobilizing in the North Sea to go to the Black Sea. Both drilling rigs may be exposed to risks inherent in deepwater drilling and operating in harsh environments that may cause damage or loss. The drilling of oil and gas wells, particularly exploratory wells where little is known of the subsurface formations involves risks, such as extreme pressure and temperature, blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch-throughs, craterings, fires, explosions, pollution and natural disasters such as hurricanes and tropical storms. In addition, offshore drilling operations are subject to perils peculiar to marine operations, either while on-site or during mobilization, including capsizing, sinking, grounding, collision, marine life infestations, and loss or damage from severe weather. The replacement or repair of a rig could take a significant amount of time, and we may not have any right to compensation for lost revenues during that time, despite our comprehensive loss of hire insurance policy. As long as we have only two drilling rigs in operation, loss of or serious damage to one of the drilling rigs could materially reduce our revenues in our offshore drilling segment for the time that a rig is out of operation. In view of the sophisticated design of the drilling rigs, we may be unable to obtain a replacement rig that could perform under the conditions that our drilling rigs are expected to operate, which could have a material adverse effect on our results of operations and financial condition.

We are exposed to U.S. Dollar and foreign currency fluctuations and devaluations that could harm our reported revenue and results of operations.
          We generate all of our revenues in U.S. Dollars but currently incur approximately 50% of our operating expenses and the majority of our general and administrative expenses in currencies other than the U.S. Dollar, primarily the Euro. Our principal currency for our operations and financing for the offshore drilling sector is the U.S. Dollar. The dayrates for the drilling rigs, our principal source of revenues in the offshore drilling sector, are quoted and received in U.S. Dollars. The principal currency for operating expenses in the offshore drilling sector is also the U.S. Dollar; however, a significant portion of employee salaries and administration expenses, as well as parts of the consumables and repair and maintenance expenses for the drilling rigs, are paid in Norwegian Kroner (NOK), Great British Pound (GBP), Canadian dollar (CAD) and Euro (EUR). Because a significant portion of our expenses are incurred in currencies other than the U.S. Dollar, our expenses may from time to time increase relative to our revenues as a result of fluctuations in exchange rates, particularly between the U.S. Dollar and the Euro, which could affect the amount of net income that we report in future periods. We use financial derivatives to operationally hedge some of our currency exposure. Our use of financial derivatives involves certain risks, including the risk that losses on a hedged position could exceed the nominal amount invested in the instrument and the risk that the counterparty to the derivative transaction may be unable or unwilling to satisfy its contractual obligations, which could have an adverse effect on our results.
If the recent volatility in LIBOR continues, it could affect our profitability, earnings and cash flow.
          LIBOR has recently been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times. These conditions are the result of the recent disruptions in the international credit markets. Because the interest rates borne by our outstanding indebtedness fluctuate with changes in LIBOR, if this volatility were to continue, it would affect the amount of interest payable on our debt, which in turn, could have an adverse effect on our profitability, earnings and cash flow.
          Furthermore, interest in most loan agreements in our industry has been based on published LIBOR rates. Recently, however, lenders have insisted on provisions that entitle the lenders, in their discretion, to replace published LIBOR as the base for the interest calculation with their cost-of-funds rate. If we are required to agree to such a provision in future loan agreements, our lending costs could increase significantly, which would have an adverse effect on our profitability, earnings and cash flow.
We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or pay dividends, if any, in the future.
          We are a holding company and our subsidiaries, which are all wholly-owned by us either directly or indirectly, conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make dividend payments, if any, in the future depends on our subsidiaries and their ability to distribute funds to us. Under the waivers of our non-compliance with covenants in our loan agreements, we are prohibited from paying dividends during the waiver period. If we are unable to obtain funds from our subsidiaries, our board of directors may not exercise its discretion to pay dividends in the future. We do not intend to obtain funds from other sources to pay dividends, if any, in the future. In addition, the declaration and payment of dividends, if any, in the future will depend on the provisions of Marshall Islands law affecting the payment of dividends. Marshall Islands law generally prohibits the payment of dividends if the company is insolvent or would be rendered insolvent upon payment of such dividend and dividends may be declared and paid out of our operating surplus; but in this case, there is no such surplus. Dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Our ability to pay dividends, if any, in the future will also be subject to our satisfaction of certain financial covenants contained in our credit facilities and certain waivers related thereto.
As we expand our business, we may need to improve our operating and financial systems and will need to recruit suitable employees and crew for our vessels.
          Our current operating and financial systems may not be adequate as we expand the size of our fleet and our attempts to improve those systems may be ineffective. In addition, as we expand our fleet, we will need to recruit suitable additional seafarers and shoreside administrative and management personnel. We may be unable to hire suitable employees as we expand our fleet. If we or our crewing agent encounters business or financial difficulties, we may not be able to adequately staff our vessels. If we are unable to grow our financial and operating systems or to recruit suitable employees as we expand our fleet, our financial performance and our ability to pay dividends, if any, in the future may be adversely affected.
U.S. tax authorities could treat us as a “passive foreign investment company,” which could have adverse U.S. federal income tax consequences to U.S. holders.
          A foreign corporation will be treated as a “passive foreign investment company,” or PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (2) at least 50% of the average value of the corporation’s assets produce or are held for the production of those types of “passive income.” For purposes of these tests, “passive income” includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.” U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.
          Based on our method of operation, we do not believe that we will be a PFIC with respect to any taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time chartering activities does not constitute “passive income,” and the assets that we own and operate in connection with the production of that income do not constitute passive assets.
          There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations changed.
          If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. tax consequences. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders, as discussed below under “Taxation”), such shareholders would be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period of our common shares. See “Taxation” for a more comprehensive discussion of the U.S. federal income tax consequences to United States shareholders if we are treated as a PFIC.
We may have to pay tax on United States source shipping income, which would reduce our earnings.
          Under the U.S. Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a vessel-owning or -chartering corporation, such as ourselves certain of and our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States may be subject to a 4% U.S. federal income tax without allowance for any deductions, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.
          We expect that we and each of our vessel-owning subsidiaries qualify for this statutory tax exemption and we have taken and intend to continue to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. source shipping income. Due to the factual nature of the issues involved, it is possible that our tax-exempt status or that of any of our subsidiaries may change.
          If we or our vessel-owning subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries could be subject for those years to an effective 2% (i.e., 50% of 4%) U.S. federal income tax on our gross shipping income attributable to transportation that begins or ends, but that does not both begin and end, in the United States. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.
A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate our drilling rigs could result in a high tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.
          We conduct our worldwide drilling operations through various subsidiaries. Tax laws and regulations are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate. Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings in our offshore drilling segment, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the U.S., Canada, the U.K., or Norway, our effective tax rate on our worldwide earnings from our offshore drilling operations could increase substantially and our earnings and cash flows from these operations could be materially adversely affected.
          Our subsidiaries that provide services relating to drilling may be subject to taxation in the jurisdictions in which such activities are conducted. Such taxation would result in decreased earnings available to our shareholders. Ocean Rig ASA is currently in the process of transferring the domicile of its Norwegian entities that own, directly or indirectly, the Leiv Eiriksson and the Eirik Raude to the Republic of the Marshall Islands. The Leiv Eiriksson and the Eirik Raude were transferred to Marshall Island entities in December 2008 and the remainder of the rig-owning structure is in progress of being reorganized under Marshall Island entities.
          Investors are encouraged to consult their own tax advisors concerning the overall tax consequences of the ownership of our common stock arising in an investor’s particular situation under United States federal, state, local or foreign law.
The spin-off of our subsidiary, Ocean Rig UDW, may have adverse tax consequences to shareholders.
          The proposed spin-off of our subsidiary, Ocean Rig UDW, may be a taxable transaction to our shareholders depending upon their country of residence. A shareholder may recognize taxable gain and be subject to tax as a result of receiving shares of Ocean Rig UDW in the spin-off, notwithstanding that cash had not been received. In addition, after the spin-off, Ocean Rig UDW may be treated as a passive foreign investment company, which would have adverse United States federal income tax consequences to a United States holder of shares of Ocean Rig UDW. Under the passive foreign investment company rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay United States federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of shares of Ocean Rig UDW, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period in such shares.
Our insurance may not be adequate to cover our losses that may result from our operations due to the inherent operational risks of the offshore drilling contract industry.
          We maintain insurance in accordance with industry standards. Our insurance is intended to cover normal risks in our current operations, including insurance against property damage, loss of hire, war risk and third-party liability, including pollution liability.
          Although we have obtained insurance for the full assessed market value of our drilling units, insurance coverage may not, under certain circumstances, be available, and if available, may not provide sufficient funds to protect us from all losses and liabilities that could result from our operations. We have also obtained loss of hire insurance which becomes effective after 45 days of downtime and coverage extends for approximately one year. The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our negligence. Moreover, our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits. In the case of pollution liabilities, our deductible is $25,000 per event and $10,000 in the case of other claims, our deductible is $1.5 million per hull and machinery event and our aggregate recovery limits are $624 million under our protection and indemnity insurance which is provided by mutual protection and indemnity associations. Our insurance coverage may not protect fully against losses resulting from a required cessation of rig operations for environmental or other reasons. The occurrence of a casualty, loss or liability against which we may not be fully insured could significantly reduce our revenues, make it financially impossible for us to obtain a replacement rig or to repair a damaged rig, cause us to pay fines or damages which are generally not insurable and that may have priority over the payment obligations under our indebtedness or otherwise impair our ability to meet our obligations under our indebtedness and to operate profitably. Insurance may not be available to us at all or on terms acceptable to us, we may not maintain insurance or, if we are so insured, our policy may not be adequate to cover our loss or liability in all cases.
Our customers may be involved the handling of environmentally hazardous substances and if discharged into the ocean may subject us to pollution liability which could have a negative impact on our cash flows, results of operations and ability to pay dividends, if any, in the future.
          Our operations may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.
          During our drilling operations in the past, we, through our subsidiary Ocean Rig ASA, have caused the release of oil, waste and other pollutants into the sea and into protected areas, such as the Barents Sea where on April 12, 2005, we discharged less than one cubic meter of hydraulic oil. While we conduct maintenance on our drilling rigs in an effort to prevent such releases, future releases could occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling rigs, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
          We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages, but such indemnification may not be enforceable in all instances, and the customer may not be financially capable in all cases of complying with its indemnity obligations or that we will be able to obtain such indemnification agreements in the future.
Failure to attract or retain key personnel, labor disruptions or an increase in labor costs could hurt our operations in the offshore drilling sector.
          We require highly skilled personnel to operate and provide technical services and support for our business in the offshore drilling sector worldwide. We had at September 30, 2009 approximately 455 skilled employees in our offshore drilling sector, the majority of whom are employed on the Leiv Eiriksson and the Eirik Raude. Competition for the labor required for drilling operations has intensified as the number of rigs activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime, more operating incidents and personal injury and other claims, which in turn could decrease revenues and increase costs. In addition, labor disruptions could hinder our operations from being carried our normally and if not resolved in a timely cost-effective manner, could have a material impact our business. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs for offshore drilling. If these labor trends continue, we may experience further increases in costs or limits on operations in the offshore drilling sector. Some of our employees are covered by collective bargaining agreements. If we choose to cease operations in one of those countries or if market conditions reduce the demand for our drilling services in such a country, we would incur costs, which may be material, associated with workforce reductions. In addition, upon their expiration, these agreements may be renegotiated, and as a result, we could experience higher personnel expenses, other increased costs and increased operating restrictions, which may be material to our business in the offshore drilling sector.
Our operating and maintenance costs with respect to our offshore drilling rigs will not necessarily fluctuate in proportion to changes in operating revenues, which may have a material adverse effect on our results of operations, financial condition and cash flows.
          Our operating and maintenance costs with respect to our offshore drilling rigs will not necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrate. However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should our drilling units incur idle time between contracts, we typically will not de-man those drilling units because we will use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our drilling units are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are incurred. If we experience increased operating costs without a corresponding increase in earnings, this may have a material adverse effect on our results of operations, financial condition and cash flows.
We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.
          We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases and/or insurers may not remain solvent which may have a material adverse effect on our financial condition.
Risks Relating to the Notes
Investment in our notes involves a high degree of risk.
          The abrupt and dramatic downturn in the drybulk charter market, from which we derive a significant portion of our revenues, has severely affected the drybulk shipping industry and has harmed our business. The BDI fell 94% from May 2008 through December 2008. As of November 16, 2009, it stood at 4,220. These circumstances, which result from the economic dislocation worldwide and the disruption of the credit markets, have had a number of adverse consequences for drybulk shipping, including, among other things:
•	an absence of financing for vessels;

•	no active second-hand market for the sale of vessels;

•	extremely low charter rates, particularly for vessels employed in the spot market;

•	charterers seeking to renegotiate the rates for existing time charters; and

•	widespread loan covenant defaults in the drybulk shipping industry.
          As a result of a total of $1.4 billion of our indebtedness being reclassified as current liabilities as of September 30, 2009, we had a working capital deficit of $1.1 billion. Several of our lenders, which collectively held $1.4 billion of our indebtedness as of September 30, 2009, notified us that we were in breach of certain financial and other covenants contained in our loan agreements. As of November 17, 2009, we had entered into agreements with all of lenders for covenant waivers and to restructure our loan facilities. There can be no assurance that our lenders that have given us waivers will extend those waivers if we are not in compliance with our loan covenants when the waivers expire.

          Accordingly, your investment in our notes could lose most or all of its value. Please read the risk factors described herein, in the base prospectus and in the documents incorporated by reference herein.
The notes are unsecured, are effectively subordinated to all of our existing and future secured indebtedness, are structurally subordinated to all present and future liabilities of our subsidiaries, including trade payables, and are not guaranteed by our subsidiaries.
          The notes will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured debt and senior to all of our present and future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries, including trade payables. The notes are not guaranteed by any of our subsidiaries. In addition, the notes are effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt. As of September 30, 2009, we had outstanding secured debt under our secured credit facilities of approximately $2.5 billion. We expect from time to time to incur additional indebtedness and other liabilities. The indenture pursuant to which the notes are issued does not limit the amount of indebtedness that we or any of our subsidiaries may incur. In the event of our insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up, we may not have sufficient assets to pay amounts due on any or all of the notes then outstanding. See “Description of Notes—General.”
          None of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes. Our right to receive assets from any of our subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the notes.
Governmental action impacting the convertible debt markets may adversely affect the market value of the notes.
          Governmental actions that interfere with the ability of convertible notes investors to effect short sales of the underlying common stock could significantly affect the market value of the notes. Such government actions could make the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of any company whose common stock was subject to such actions. For example, in 2008 the SEC issued orders that temporarily imposed a prohibition on effecting short sales of common stock of certain financial companies in response to unprecedented disruptions resulting from instability in the credit and capital markets. These SEC orders effectively made the convertible arbitrage strategy that many convertible notes investors employ difficult to execute for outstanding convertible notes of those companies whose common stock was subject to the short sale prohibition, and resulted in unprecedented disruptions to the convertible debt market. If similar limitations or restrictions on trading in our common stock are instituted by the SEC or any other regulatory agencies, the market value of the notes could be adversely affected.
Future sales or issuances of our common stock may depress the trading price of our common stock and the notes.
          The sale or issuance of substantial amounts of our common stock or other equity-related securities could adversely impact the market price of our common stock, which could in turn negatively affect the trading price of the notes and impair our ability to raise capital through the sale of additional equity securities. We may issue additional shares of our common stock in the future and our stockholders may elect to sell large numbers of shares held by them from time to time. Under our articles of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.0.01 per share, of which 254,225,821 shares are issued and outstanding as of November 1, 2009 and 500,000,000 shares of preferred stock, of which 52,238,806 shares are issued and outstanding as of November 16, 2009.
          In addition, the existence of the notes also may encourage short selling by market participants because the conversion of the notes could depress our common stock price. The price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us or as a means to engage in hedging or arbitrage trading activity, which we expect to occur involving our common stock. This hedging or arbitrage could, in turn, affect the market price of the notes.
The effect of the issuance and sale of our shares of common stock pursuant to the share lending agreement, which issuance is being made to facilitate transactions by which investors in the notes may hedge their investments, may be to lower the market price of our common stock.
          The existence of the share lending agreement and the short sales of our common stock effected in connection with the sale of the notes and the trading of the notes following completion of this offering could cause the market price of our common stock to be lower over the term of the share lending agreement than it would have been had we not entered into that agreement, due to the effect of the increase in the number of outstanding shares of our common stock resulting from the loan of shares or otherwise. We will not receive any proceeds from the borrowed shares of common stock, but we will receive a nominal lending fee from the share borrower for the use of those shares. All borrowed shares (or identical shares or, in certain circumstances, the cash value thereof) must be returned to us on or about the maturity date of the notes or earlier upon demand when the notes are no longer outstanding, and in certain other circumstances. See “Description of Share Lending Agreement.” In addition, we have been informed by Deutsche Bank Securities Inc. that it or its affiliates intend to use the short position created by the share loan and the concurrent short sales of the borrowed shares for purposes reasonably designed to facilitate transactions by which investors in the notes may hedge their investments through short sales or privately negotiated derivative transactions. Deutsche Bank Securities Inc. has also informed us that it intends to short sell up to        borrowed shares concurrently with this offering of the notes. To the extent such shares are not sold concurrently with the offering of the convertible notes, the share borrower may from time to time borrow additional shares from us for additional offerings that may be made from time to time. The market price of our common stock could be further negatively affected by these or other short sales of our common stock, including other sales by the purchasers of the notes hedging their investment therein.
Adjustments by purchasers of the notes of their hedging positions in our common stock and the expectation thereof may have a negative effect on the market price of our common stock.
          The shares of our common stock that are being offered in the concurrent offering in connection with the share lending agreement are expected to be used by investors in the notes to establish hedged positions with respect to our common stock through short sale transactions or privately negotiated derivative transactions. The number of shares of our common stock offered in the concurrent offering may be more or less than the number of shares that will be needed in such hedging transactions. Any buying or selling of shares of our common stock by those investors to adjust their hedging positions in connection with this offering or the concurrent offering or in the future may affect the market price of our common stock.
Anti-takeover provisions in our organizational documents and in our stockholders rights agreement could make it difficult for our stockholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common stock.
          Several provisions of our amended and restated articles of incorporation and bylaws and in our stockholders rights agreement could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable.
          These provisions include:
•	prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•	providing for a classified board of directors with staggered, three year terms;

•	prohibiting cumulative voting in the election of directors;

•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote for the directors;

•	prohibiting stockholder action by written consent;

•	limiting the persons who may call special meetings of stockholders; and

•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings.
          Under our stockholders rights plan adopted in 2008 and amended in 2009, our board of directors declared a dividend of one preferred share purchase right, or a right, to purchase one one-thousandth of a share of our Series A Participating Preferred Stock for each outstanding common share. Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock. The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our existing stockholders prior to the offering.
          Although the Marshall Islands Business Corporation Act does not contain specific provisions regarding “business combinations” between corporations organized under the laws of the Republic of Marshall Islands and “interested shareholders,” we have included provisions regarding such combinations in our articles of incorporation. Our articles of incorporation contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless:
•	authorizing our board of directors to issue “blank check” preferred stock without stockholder approval;

•	upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our voting stock outstanding at the time the transaction commenced;

•	at or subsequent to the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested shareholder; or

•	the shareholder became an interested shareholder prior to the consummation of the Initial Public Offering.
          For purposes of these provisions, a “business combination” includes mergers, consolidations, exchanges, asset sales, leases and other transactions resulting in a financial benefit to the interested shareholder and an “interested shareholder” is any person or entity that beneficially owns 15% or more of our outstanding voting stock and any person or entity affiliated with or controlling or controlled by that person or entity. Further, the term “business combination”, when used in reference to us and any interested “shareholder” does not include any transactions for which definitive agreements were entered into prior to the date the articles were filed with the Republic of the Marshall Islands.
Borrowed shares may not be available for hedging transactions.
          Some or all of the borrowed shares we have agreed to lend to the share borrower may not be available to facilitate hedging transactions in some circumstances, including if (i) the share borrower returns shares to us before the expiration of the share lending agreement, (ii) the share borrower does not borrow the maximum amount of shares available to them concurrently with the offering of the notes, and the registration statement is unavailable at the time the share borrower wants to borrow additional shares or (iii) if the share borrower is unwilling or unable to purchase additional shares at the market. See “Description of Share Lending Agreement.” Any unavailability of borrowed shares to facilitate hedging transactions may make it more difficult for investors in the notes to hedge their investment and consequently could adversely impact the trading price of the notes.
Changes in the accounting guidelines relating to the borrowed shares could decrease our reported earnings per share and potentially our common stock price.
          Because the borrowed shares that are being offered in the concurrent offering (or identical shares) must be returned to us at the end of the loan availability period under the share lending agreement or earlier in certain circumstances, we believe that under U.S. GAAP, as presently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings per share. If accounting guidelines were to change in the future, we may become required to treat the borrowed shares as outstanding for purposes of computing earnings per share, our reported earnings per share would be reduced and our common stock price could decrease, possibly significantly.
There is not currently and there may never be an active trading market for the notes.
          The notes are a new issue of securities for which there is currently no trading market, and an active trading market might never develop. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed. If the notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the price and volatility in the price of our shares of common stock, our performance and other factors.
          We have no plans to list the notes on a securities exchange. We have been advised by the underwriter that it presently intends to make a market in the notes. However, the underwriter is not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time, for any reason or for no reason, and without notice. If the underwriter ceases to act as market maker for the notes, we cannot assure you that another firm or person will make a market in the notes.
          Even if a trading market for the notes develops, it may not be liquid. The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors.
Fluctuations in the price of our common stock may prevent you from being able to convert the notes, may impact the price of the notes and may make the notes (or the common stock into which the notes are convertible) more difficult to resell.
          The ability of holders of the notes to convert the notes other than during the six-month periods immediately preceding the maturity date for such notes is conditioned on the closing price of our common stock reaching and remaining at or above a specified threshold for a specified period, the trading price of the notes falling below a certain level for a specified period or the occurrence of specified corporate transactions, such as a change in control. If the closing price threshold for conversion of the notes is satisfied at the end of a calendar quarter, holders may convert the notes only during the subsequent calendar quarter. If such closing price threshold is not satisfied, the trading price of the notes does not fall below the relevant threshold, and none of the specified distributions or corporate transactions that would permit a holder to convert its notes occurs, holders would not be able to convert their notes except during the six-month period prior to the maturity date of the notes.
          Because the notes may be convertible into shares of our common stock, volatility or depressed prices for our common stock could have a similar effect on the trading price of the notes and/or the value of the consideration payable upon the conversion of the notes. Holders who receive common stock upon conversion of the notes will also be subject to the risk of volatility and depressed prices of our common stock.
The limited protections in the indenture and notes against certain types of important corporate events may not protect your investment.
          The indenture for the notes does not:
•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity;

•	protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal in right of payment to the notes;

•	restrict our subsidiaries’ ability to issue securities or incur liabilities that would be structurally senior to our indebtedness;

•	restrict our ability to repurchase or prepay our securities (other than the notes); or

•	restrict our ability to make investments or to repurchase or pay dividends (except with respect to triggering conversion rights, if applicable) or make other payments in respect of our common stock or other securities ranking junior to the notes.
          Furthermore, the indenture for the notes contains only limited protections in the event of a fundamental change, which includes a change in control and termination of trading in our common stock. We could engage in many types of transactions, such as certain acquisitions, refinancings, recapitalizations, sales, carve-outs or spin-offs that could substantially affect our capital structure and the value of the notes and our common stock, but would not constitute a “change in control” that permits holders to require us to repurchase their notes. For these reasons, you should not consider the repurchase feature of the notes as a significant factor in evaluating whether to invest in the notes.
Upon conversion of the notes, you may receive less proceeds than expected because the value of our common stock may decline after you exercise your conversion right.
          Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation. Under the notes, if we elect to settle all or any portion of our conversion obligation in cash (other than solely cash in lieu of any fractional shares), the amount of consideration that you will receive upon conversion of your notes is in part determined by reference to the volume weighted average prices of our common stock for each trading day in a 25 trading day period. Except as described under “Description of Notes—Conversion of Notes,” this period will begin the third trading day after the date on which your notes are surrendered for conversion. Accordingly, if the price of our common stock decreases during this period, the amount of consideration you receive will be adversely affected. In addition, if we elect to settle a portion, but less than all, of our conversion obligation in cash (other than solely cash in lieu of any fractional shares), and the market price of our common stock at the end of such 25 trading day period is below the average of the volume weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares you will receive.
The conversion rate for the notes may not be adjusted for all dilutive events that may occur.
          The conversion rate for the notes is subject to adjustment for certain events including, but not limited to, the issuance of stock dividends on shares of our common stock, the issuance of certain rights or warrants, subdivisions or combinations of shares of our common stock, certain distributions of assets, debt securities, capital stock or cash to holders of our common stock, including distributions made in connection with a spin-off, and certain issuer tender or exchange offers as described under “Description of Notes—Conversion of Notes—Conversion Price Adjustments”. The conversion rate will not be adjusted for other events, such as stock issuances for cash, sales of less than substantially all of our assets that do not constitute a “fundamental change”, or third-party tender offers, that may adversely affect the trading price of the notes or any common stock. For example, the spin-off, carve-out or sale of our subsidiary, Ocean Rig UDW, may or may not give rise to a conversion rate adjustment. If the disposition of Ocean Rig UDW is structured as a spin-off to holders of our common stock, there would be an adjustment to the conversion rate. Alternatively, there would be no conversion rate adjustment if the disposition of Ocean Rig UDW does not involve a distribution to holders of our common stock and is structured as a sale of less than substantially all of our assets. We may also engage in other spin-offs, carve-outs or sales in the future and whether or not they result in a conversion rate adjustment will depend on the particular structure of the particular transaction. See “Description of Notes—Conversion Price Adjustments.” In addition, we are not restricted from issuing additional common stock during the life of the notes and have no obligation to consider the interests of holders of the notes in deciding whether to issue common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.
The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost value of your notes as a result of such transaction.
          If a make-whole adjustment event (as defined herein) occurs, under certain circumstances we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole adjustment event. The increase in the conversion rate will be determined based on the date on which the make-whole adjustment event becomes effective and the applicable price (as defined herein) in connection with the make-whole adjustment event, as described below under “Description of Notes—Adjustments to Conversion Rate Upon a Make-Whole Adjustment Event.” The adjustment to the conversion rate for notes converted in connection with a make-whole adjustment event may not adequately compensate you for any lost option value with respect to your notes as a result of such make-whole adjustment event. In addition, if the applicable price used to determine the adjustment upon a make-whole adjustment event is greater than $  per share or less than $  per share (each such price, subject to adjustment), no adjustment will be made to the conversion rate. In addition, in no event will the total number of shares of common stock issuable upon conversion as a result of this adjustment exceed            per $1,000 principal amount of the notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Price Adjustment.” In addition, our obligation to increase the conversion rate in connection with any such make-whole adjustment event could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
Because your right to require our repurchase of the notes and to receive a make-whole adjustment is limited, the market prices of the notes may decline if we enter into a transaction that is not a change in control under the indenture.
          The term “fundamental change” is limited and may not include every event that might cause the market prices of the notes to decline or result in a downgrade of the credit rating of the notes. Our obligation to repurchase the notes at the holder’s option upon a fundamental change may not preserve the value of the notes in the event of a highly leveraged transaction, reorganization, merger or similar transaction that would not constitute a change in control under the indenture, but could nevertheless increase the amount of our outstanding debt at such time, adversely affect our capital structure or credit ratings, change the volatility or other trading characteristics of our common stock, or otherwise adversely affect holders of the notes. See “Description of Notes—Purchase of Notes at your Option Upon a Fundamental Change.” In addition, if the transaction is not considered a make-whole adjustment event, holders will not be able to receive a make-whole adjustment in connection with any conversion in connection with the transaction. Based on the anticipated structure of the disposition of Ocean Rig UDW as described in “Summary—Our Company,” we do not expect that the spin-off, carve-out or sale of Ocean Rig UDW would constitute a “fundamental change” giving rise to a repurchase right or make-whole adjustment. We may also engage in spin-offs, carve-outs or sales in the future and whether or not they result in a fundamental change giving rise to a repurchase right or make-whole adjustment will depend on the particular structure of the particular transaction. See “Description of Notes—Adjustment to Conversion Rate Upon a Make-Whole Adjustment Event.”
If you hold notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.
          If you hold notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you are subject to all changes to our common stock that might be adopted by the holders of our common stock to curtail or eliminate any of the powers, preferences or special rights of our common stock, or impose new restrictions or qualifications upon our common stock. You will not be entitled to any rights as a holder of our common stock until the close of business on the conversion date (if we deliver solely shares of our common stock in respect of our conversion obligation, other than cash in lieu of fractional shares) or the close of business on the last trading day of the relevant cash settlement averaging period (if we deliver cash in respect of any portion of our conversion obligation (other than solely cash in lieu of any fractional shares)). For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of any common stock upon conversion of your notes, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
We may not be able to raise the funds necessary to repay the notes when due, finance a change in control repurchase or to make the payments due upon conversion.
          At maturity, the entire outstanding principal amount of the notes will become due and payable. In addition, upon the occurrence of a change in control, holders of notes may require us to repurchase their notes. Furthermore, unless we elect to deliver solely shares of our common stock upon conversion of the notes, other than cash in lieu of fractional shares, we will be required to make cash payments to holders on conversion thereof. However, it is possible that we would not have sufficient funds to repay the notes at maturity, to make the required repurchase of the notes or to make cash payments on conversion. Any credit facility in place at the time of a repurchase or conversion of the notes may also limit our ability to use borrowings to pay any cash payable on a repurchase or conversion of the notes and may prohibit us from making any cash payments on the repurchase or conversion of the notes if a default or event of default has occurred under that facility. Our failure to repurchase tendered notes at a time when the repurchase is required by the indenture or to pay any cash payable on a conversion of the notes would constitute a default under the indenture. A default under the indenture or a fundamental change could lead to a default under our credit facilities or other existing and future agreements governing our indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.
The fundamental change repurchase feature of the notes may delay or prevent an otherwise beneficial attempt to take over our company.
          The terms of the notes require us to repurchase the notes for cash at the option of the holder in the event of a fundamental change and in certain circumstances require us to increase the conversion rate for conversions in connection with a make-whole adjustment event. A takeover of our company may trigger an option of the holder to require us to repurchase the notes. These features may have the effect of delaying or preventing a takeover of our company that would otherwise be beneficial to investors in the notes.
If you are a U.S. holder, you may have to pay taxes with respect to distributions on our common stock that you do not receive.
          The conversion rate of the notes is subject to adjustment for certain events arising from stock splits and combinations, stock dividends, cash dividends and certain other actions by us that modify our capital structure. If, for example, the conversion rate is adjusted as a result of a distribution that is taxable to holders of our common stock, such as a cash dividend, if you are a U.S. Holder (as defined below), you may be required to include an amount in income for U.S. federal income tax purposes, notwithstanding the fact that you do not receive an actual distribution. If we are required to withhold in respect of such amount we may, at our option, set off the amount required to be withheld against payments to such holder of cash or deliveries of common stock on the notes. See discussions under the heading “Taxation—U.S. Federal Income Taxation of U.S. Holders—Adjustments to Conversion Rate.”

USE OF PROCEEDS
          We estimate that the net proceeds from the notes offered hereby, after deducting discounts and commissions payable to the underwriter and other expenses related to the offering, will be approximately $        million (or approximately $        million if the underwriter exercises its overallotment option in full).
          We intend to use the net proceeds for vessel acquisitions, acquisitions of vessel owning companies, and other acquisitions in shipping and related industries, and for general corporate purposes such as scheduled capital expenditures for our newbuild drillships.

MARKET PRICE OF COMMON STOCK
          The trading market for our common stock is The Nasdaq Global Select Market, on which the shares are listed under the symbol “DRYS.” The following table sets forth the high and low closing prices for our common stock since February 3, 2005, when our common stock began trading on Nasdaq. The high and low closing prices for our common stock for the periods indicated were as follows:

	HIGH	LOW
For the Fiscal Year Ended December 31, 2008	$110.74	$3.54
For the Fiscal Year Ended December 31, 2007	130.97	16.99
For the Fiscal Year Ended December 31, 2006	18.01	8.58
For the Fiscal Year Ended December 31, 2005 (beginning February 3, 2005)	23.16	12.16

For the Quarter Ended
September 30, 2009	$7.48	$4.90
June 30, 2009	10.70	4.52
March 31, 2009	16.58	2.79
December 31, 2008	35.45	3.54
September 30, 2008	79.61	33.15
June 30, 2008	110.74	59.98
March 31, 2008	87.45	52.18
December 31, 2007	130.97	69.67
September 30, 2007	91.40	44.14
June 30, 2007	43.38	23.24
March 31, 2007	23.50	16.99

	HIGH	LOW
For the Month:
November (up to November 17, 2009)	$7.05	$5.86
October 2009	7.37	6.01
September 2009	7.48	5.65
August 2009	6.71	5.69
July 2009	7.08	4.90
June 2009	7.87	5.45
May 2009	10.70	6.09

DIVIDEND POLICY
          In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends. In addition, the waivers of our non-compliance with covenants in our loan agreements that we received from our lenders prohibit us from paying any dividends.
          Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our loan agreements, the provisions of Marshall Islands law affecting the payment of distributions to shareholders and other factors. The payment of dividends would also result in a conversion rate adjustment under the terms of the convertible notes.
          Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends, if any, in the future, will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the drybulk charter market, our earnings would be negatively affected thus limiting our ability to pay dividends, if any, in the future. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividend.
          We believe that, under current law, our dividend payments from earnings and profits will constitute “qualified dividend income” and as such will generally be subject to a 15% United States federal income tax rate with respect to non-corporate individual stockholders (for taxable years beginning on or before December 31, 2010). Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of a United States stockholder’s tax basis in its common stock on a dollar-for-dollar basis and thereafter as capital gain. Please see the section of this report entitled “Tax Considerations” for additional information relating to the tax treatment of our dividend payments.

CAPITALIZATION
          The following table sets forth our cash position and consolidated capitalization as of September 30, 2009:
•	on an actual basis;

•	on an adjusted basis to give effect to (i) the additional drawdown of $3.0 million for the newbuilding Hulls 1865 and 1866 and (ii) loan repayments of $40.2 million under our credit facilities subsequent to September 30, 2009; and

•	on further adjusted basis giving effect to gross proceeds of $300.0 million from this offering of senior notes net of fair value of conversion option of $88.3 million (assuming no exercise by the underwriter of its over-allotment option).

	As of September 30, 2009
		As Adjusted	As Further
	Actual	(1)	Adjusted

	(in thousands of U.S. dollars)
Cash and cash equivalents	$291,583	$275,667	$575,667

Restricted cash (2)	$377,713	$353,414	$353,414

Total secured debt, including current portion	2,488,725	2,451,478	2,451,478
Convertible Senior notes due 2014 offered hereby	—	—	$211,679

Total debt (3)	$2,488,725	$2,451,478	$2,663,157

Shareholders’ equity
Preferred stock, $0.01 par value; 500,000,000 shares authorized, none issued as of September 30, 2009		—	—
Series A Convertible preferred stock, $0.01 par value; 100,000,000 shares authorized, 52,238,806 shares issued and outstanding as of September 30, 2009	522	522	522
Common stock, $0.01 par value; 1,000,000,000 shares authorized, 254,225,821 shares issued and outstanding at September 30, 2009; 254,225,821 shares issued as adjusted; 254,225,821 shares as further adjusted (4)	2,543	2,543	2,543
Additional paid-in capital (5)	2,543,658	2,543,658	2,638,629
Accumulated other comprehensive loss	(33,027)	(33,027)	(33,027)
Retained Earnings	153,943	153,943	153,943

Total shareholders’ equity	2,667,639	2,667,639	2,762,610

Total capitalization	$5,156,364	$5,119,117	$5,425,767

(1)	There have been no significant changes to our capitalization since September 30, 2009, as so adjusted.

(2)	Restricted cash represents bank deposits to be used to fund loan installments coming due and minimum cash deposits required to be maintained with certain banks under our borrowing arrangements.

(3)	Total debt does not include debt insurance costs.

(4)	Does not include “out of the money” five-year warrants issued on April 9, 2009, to entities controlled by our Chairman and Chief Executive Officer, George Economou, for the purchase of up to 3.5 million common shares with exercise prices, depending on the relevant tranches, of between $20 and $30 per share. Does not include any amount of common shares resulting from the conversion of the Series A Convertible preferred stock.

(5)	As further adjusted represents estimated fair value of conversion option of Convertible Senior Notes of approximately $88.3 million and an estimated fair value of share-lending agreement to be entered into in contemplation of a Convertible Senior Note offering of approximately $6.6 million.

RATIO OF EARNINGS TO FIXED CHARGES
          Effective November 1, 2004, we changed our fiscal reporting year-end from October 31st to December 31st. The following table sets forth our unaudited ratio of earnings to fixed charges
•	for the fiscal year ended October 31, 2004, the two-month period ended December 31, 2004, the fiscal years ended December 31, 2005, 2006, 2007, and 2008 and the nine-month period ended September 30, 2009(1)

					Year Ended December 31,
			Two-Months
			Ended									Nine-Months
	Year Ended		December 31									Ended
(In thousands of Dollars, except per	October 31,2004		2004		2005		2006		2007			September 30,
share and fleet data)	(as adjusted)		(as adjusted)		(as adjusted)		(as adjusted)		(as adjusted)		2008	2009
Earnings

Income/(loss) before income taxes and non controlling interests	$37,552		$11,039		$110,243		$54,312		$478,325		$(341,613)	$(16,368)

Add: Fixed charges	1,410		368		20,341		41,149		53,370		122,048	79,728

Less: Cap interest	—		—		—		(110.00)		(2,597)		(13,058)	(16,973)

Add: Equity in loss of investee	—		—		—		—		299		6,893	—

Total earnings	$38,962		$11,407		$130,584		$95,351		$529,397		$(225,730)	$46,387

Fixed charges

Interest expense and capitalized interest	1,278		257		19,797		37,364		51,180		106,200	64,457

Amortization and write-off capitalized expenses relating to indebtedness	132		111		544		3,785		2,190		15,848	15,271

Total Fixed Charges	$1,410		$368		$20,341		$41,149		$53,370		$122,048	$79,728

Ratio of Earnings to Fixed Charges	27.6	x	31.0	x	6.4	x	2.3	x	9.9	x	—	—

Dollar Amount of Deficiency in Earnings to Fixed Charges	n/a		n/a		n/a		n/a		n/a		347,778	33,341

(1)	For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of income/(loss) before income taxes, non controlling interests and equity in the loss of investee plus interest expense and amortization and write-off of capitalized expenses relating to indebtedness. Fixed charges consist of interest expense and capitalized interest and amortization and write-off of capitalized expenses relating to indebtedness.

DESCRIPTION OF INDEBTEDNESS
          The following is a summary of the material terms of our credit facilities and other indebtedness that will be outstanding following the consummation of this offering.
          DnB NOR Bank (as Agent) $1.04 billion revolving credit and term loan facility, dated September 17, 2008
          In September and October 2008, Ocean Rig ASA, our wholly-owned subsidiary, drew down a total of $1.0 billion under this credit facility, which was used to repay all other outstanding Ocean Rig ASA debt in the amount of $776 million and for general corporate purposes. This credit facility consists of a guarantee facility which provides us with a letter of credit in the amount of up to $20 million, three revolving credit facilities in the amounts of up to $350 million, $250 million and $20 million, respectively, and a term loan facility in the amount of up to $400 million. This loan bears interest at LIBOR plus a margin, and is repayable in 20 quarterly installments plus a balloon payment of $400 million, payable together with the last installment on September 17, 2013. As of December 31, 2008, we had outstanding borrowings in the amount of $982.5 million under this facility, and as of September 30, 2009, we had outstanding borrowings in the amount of $849.5 million under this facility.
          The loan contains various finance covenants, including restrictions as to payment of dividends, distribution to shareholders, and the reduction of share capital without the bank’s prior consent. The loan is secured by (i) first and second priority mortgages over Ocean Rig ASA’s two ultra-deepwater drilling rigs; (ii) first and second priority assignment of all insurances and earnings of the mortgaged drilling rigs; (iii) pledges of shares of Ocean Rig Norway AS, Ocean Rig 1 AS, Ocean Rig 2 AS, Ocean Rig North Sea AS, Ocean Rig Ghana Ltd., Ocean Rig Ltd., Ocean Rig 1 Inc. and Ocean Rig 2 Inc.; and (iv) first and second mortgages over the machinery and plant of Ocean Rig 1 Inc. and Ocean Rig 2 Inc. As of September 30, 2009, we were in compliance with all covenants under this facility.
          Under this loan, Ocean Rig ASA is restricted from paying dividends if there is less than six months on the contract for the MV Eirik Raude with Tullow Oil Plc, which expires October 2011, and no other contract with equally satisfactory terms has been entered into.
          Two Deutsche Bank $562.5 million credit facilities, each dated July 18, 2008
          As of December 2008, Drillship Kithira Owners Inc. and Drillship Skopelos Owners Inc., our wholly-owned subsidiaries, each drew down $86.7 million under these credit facilities, which was used to partially finance the construction costs of Drillship Hulls 1865 and 1866, including payment of the loan financing fees, incidental vessel costs, commitment fees, loan interest, and a portion of the second yard installments. Both of these loans bear interest at LIBOR plus a margin and are repayable in 18 semi-annual installments through November 2020. The first installment is payable six months after delivery of the vessels, which is expected to be in the third quarter of 2011. As of December 31, 2008, we had outstanding borrowings in the aggregate amount of $173.4 million under these credit facilities, and as of September 30, 2009, we had outstanding borrowings in the aggregate amount of $183.3 million under these credit facilities. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 25% and (ii) the market value adjusted net worth must be greater than or equal to $500 million.
          On June 5, 2009, we entered into agreements with Deutsche Bank Luxembourg S.A, as facility agent, and certain other lenders on waiver and amendment terms with respect to each of these credit facilities providing for a waiver of certain financial covenants through January 31, 2010. These agreements provide for, among other things, (i) a waiver of the required market adjusted equity ratio, (ii) a waiver of the required market value adjusted net worth; and (iii) a required payment from us to each lender and the facility agent.
          Norddeutsche Landesbank Girozentrale $126.4 million term loan facility, dated July 23, 2008
          In July 2008, Cretan Traders Inc., our wholly-owned subsidiary, drew down $126.4 million under this term loan facility, which was used to partially finance the acquisition of the secondhand vessel, to be named MV Flecha. This loan bears interest at LIBOR plus a margin, and is repayable in 40 quarterly installments, plus a balloon payment of $20.4 million payable with the last installment in July 2018. As of December 31, 2008, we had outstanding borrowings in the amount of $123.75 million under this term loan facility, and as of September 30,, 2009, we had outstanding borrowings in the amount of $115.8 million under this term loan facility. As of December 31, 2008, we were not in compliance with a covenant for this facility which requires that the market value to loan amount ratio be equal to or greater than 125%.
          On October 12, 2009, we entered into a supplemental agreement with Nordeutsche Landesbank Girozentrale, as agent, on waiver and amendment terms on this loan facility providing for a waiver of certain covenants, including the security cover provisions, through October 9, 2011.
          Under this loan, we are restricted from paying dividends if we are in default of the loan or the payment of dividends would result in a default of the loan.
          WestLB AG $103.2 million loan facility, dated June 20, 2008
          In June and July 2008, Aegean Traders Inc. and Iguana Shipping Company Limited, our wholly-owned subsidiaries, drew down $32.5 million and $51.6 million under this loan facility, respectively, to partially finance the acquisition cost of the vessels MV Iguana and MV Sorrento This loan bears interest at LIBOR plus a margin, and is repayable in 32 quarterly installments, plus a balloon payment of $16 million payable with the last installment in July 2016 for the MV Sorrento, and 20 quarterly installments, with the last installment in June 2013 for the Iguana. As of December 31, 2008, we had outstanding borrowings in the amount of $78.4 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings in the amount of $67.1 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 20%, (ii) the market value adjusted net worth must be equal to or greater than $250 million and (iii) the market value to loan amount ratio must be greater than or equal to 135%.
          On October 8, 2009, we entered into a supplemental agreement with WestLB AG on waiver and amendments terms on this loan facility providing for a waiver of certain covenants. This supplemental agreement, among other things, waives (i) the security cover provisions; (ii) market adjusted equity ratio; (iii) market value adjusted net worth and (iv) the financial covenants as guarantor through April 8, 2011.
          Deutsche Schiffsbank Aktiengesellschaft $125 million loan facility, dated May 13, 2008
          In May and June 2008, Norwalk Star Owners Inc. and Ionian Traders Inc., our wholly-owned subsidiaries, drew down $81.8 million and $43.2 million, respectively, under this loan facility to partially finance the acquisition cost of the vessels MV Capri and MV Positano. This loan bears interest at LIBOR plus a margin, and is repayable in 32 quarterly installments, plus a balloon payment of $19 million payable with the last installment in June 2016. As of December 31, 2008, we had outstanding borrowings in the amount of $112 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings in the amount of $92.5 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility (i) the market-adjusted equity ratio must be greater than or equal to 25%, (ii) the market value to loan amount ratio must be greater than or equal to 125% and (iii) the market value adjusted net-worth greater than or equal to $180 million..
          On November 13, 2009, we entered into a supplemental agreement with Deutsche Schiffsbank Aktiengesellschaft, providing for a waiver of certain covenants. This covenant waiver and amendment agreement, among other things, (i) increases the applicable margin on the facility from January 1, 2009 until December 31, 2010; (ii) waives additional security; and (iii) amends our financial covenants as guarantor until December 31, 2010.
          Under this loan, we are restricted from paying dividends without the lender’s consent if we are in default of the loan.
          Dresdner Bank AG $90 million loan facility dated May 5, 2008
          In June 2008, Dalian Star Owners Inc, our wholly-owned subsidiary, drew down $90 million under this loan facility to partially finance the acquisition cost of the secondhand vessel MV Mystic. The loan bears interest at LIBOR plus a margin, and is repayable in 14 semi-annual installments, with a balloon payment of $27 million, payable together with the last installment in December 2015. As of December 31, 2008 we had outstanding borrowings in the amount of $80 million under this loan facility and as of September 30, 2009, we had outstanding borrowings in the amount of $70 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 20%, (ii) the market value adjusted net worth must be greater than or equal to $250 million and (iii) the market value to loan amount ratio must be greater than or equal to 125%.
          On October 22, 2009, we entered into an agreement with Commerzbank AG on waiver and amendment terms with respect to this facility. This agreement will, among other things, (i) revise/modify the security cover for the duration of the waiver period; and (ii) amends the minimum requirements for the market adjusted equity ratio and market value adjusted new worth of the group. Furthermore, the waiver agreement increases the interest margin for the duration of the waiver period and it includes various dividend and capital expenditure restrictions by us or our subsidiary Dalian Star Owners Inc. The waiver period ends on September 30, 2010.
          Piraeus Bank A.E. $130 million loan facility, dated March 13, 2008
          In March 2008, Annapolis Shipping Company Limited, Atlas Owning Company Limited, Farat Shipping Company Limited and Lansat Shipping Company Limited, our wholly-owned subsidiaries, drew down $130 million under this loan facility in order to obtain additional liquidity and for general corporate purposes. The vessels MV Lacerta, MV Menorca, MV Toro and MV Paragon were released from their previous loan and related security obligations, and were provided as collateral under this loan facility. On June 27, 2008, the vessel MV Menorca was sold and its loan balance outstanding at such date of $33 million was fully repaid. On December 9, 2008, the vessel MV Lacerta was renamed MV Delray. The loan bears interest at LIBOR plus a margin and is repayable in 28 quarterly installments plus a balloon payment of $31.6 million, payable with the last installment in March 2015. On March 3, 2009, the MV Paragon was sold and its outstanding loan balance of $28.5 million was fully repaid. As of that date, the balloon payment of $31.6 million was reduced to $20.9 million. As of December 31, 2008, we had outstanding borrowings in the amount of $84 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings in the amount of $50.3 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 25%, and (ii) the market value to loan amount ratio must be greater than or equal to 125%.
          On July 30, 2009, we entered into a supplemental agreement with respect to this credit facility with Piraeus Bank A.E. providing for the waiver of certain covenants. This supplemental agreement, among other things, (i) increases the applicable margin on the facility to 2% per annum from April 1, 2009 until March 31, 2011 and 1.5% per annum from March 31, 2011 until the final maturity date; (ii) requires that until March 31, 2011, proceeds from the sale or loss of the collateral vessels be applied to the outstanding advance of the facility; (iii) requires additional security and a restricted cash account in the name of Piraeus Bank equaling a minimum of the next four quarterly principal installments; (iv) waives the minimum required security cover until March 31, 2011; and (v) waives our financial covenants until March 31, 2011.
          DnB NOR Bank ASA $101.2 million loan facility, dated December 4, 2007
          In December 2007 and January 2008, Team-Up Owning Company Limited and Orpheus Owning Company Limited, our wholly-owned subsidiaries, drew down an aggregate of $101.2 million under this loan facility in order to partially finance the acquisition cost of the second hand vessels MV Saldahna (ex. Shino Brilliance) and MV Avoca. The loan bears interest at LIBOR plus a margin, and is repayable in 28 quarterly installments, with a balloon payment of $32.2 million, payable together with the last installment in January 2015. As of December 31, 2008, we had outstanding borrowings in the amount of $91.8 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings of $81.1 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 30%, and (ii) the market value to loan amount ratio must be greater than or equal to 125%.
          On June 11, 2009, we entered into a supplemental agreement with DnB NOR Bank ASA as agent, on waiver terms on this loan facility. This supplemental agreement provides, among other things that through May 19, 2011, (i) the lender will waive the financial covenants contained in the corporate guarantee; (ii) the lender will waive the required prepayment in the event of a security value shortfall; (iii) the applicable margin will be increased; and (iv) we will not pay any cash dividends except under certain circumstances.

          EFG Eurobank $47 million loan facility dated November 16, 2007
           In December 2007, Iason Owning Company Limited, our wholly-owned subsidiary, drew down $47 million under this loan facility in order to partially finance the acquisition cost of the second hand vessel MV Oregon (ex. Athina Zafirakis). The loan bears interest at LIBOR plus a margin, and is repayable in 32 quarterly installments, with a balloon payment of $12 million, payable together with the last installment in December 2015. As of December 31, 2008, we had outstanding borrowings in the amount of $38 million under this loan facility and as of September 30, 2009 we had outstanding borrowings of $31.3 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 20%, (ii) market value adjusted net worth greater than or equal to $180 million, and (iii) the market value to loan amount must be greater than or equal to 130%.
          In February 2009, we entered in a supplemental agreement with EFG Eurobank on waiver and amendment terms on this loan facility, providing for a waiver of certain covenants through December 31, 2009. On November 11, 2009, we entered into an agreement with EFG to confirm that the conditions in such waivers remain satisfied, and that the waivers extend to certain financial covenants in our guarantee of this loan facility through December 31, 2009.
          $90 million loan facility dated October 5, 2007
          In October and November 2007, Boone Star Owners Inc. and Iokasti Owning Company Limited, our wholly-owned subsidiaries, drew down $90 million under this loan facility in order to partially finance the acquisition cost of the second hand vessels MV Samatan and MV VOC Galaxy. The loan bears interest at LIBOR plus a margin depending on corporate leverage, and is repayable in 32 quarterly installments beginning in the first quarter of 2008, with a balloon payment of $43.5 million, payable together with the last installment in the fourth quarter of 2015. As of December 31, 2008, we had outstanding borrowings in the amount of $82 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings of $76 million under this loan facility. As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) the market-adjusted equity ratio must be greater than or equal to 25%, (ii) the market value adjusted net worth must be greater than or equal to $250 million and (iii) the market value to loan amount ratio must be greater than or equal to 125%.
          On April 15, 2009, we entered into a covenant waiver and amendment agreement with respect to this credit facility with Piraeus Bank, providing for the waiver of certain covenants. This covenant waiver and amendment agreement, among other things, (i) increases the applicable margin on the facility to 2% per annum from April 1, 2009 until March 31, 2011 and 1.5% per annum from March 31, 2011 until the final maturity date; (ii) requires that until March 31, 2011, proceeds from the sale or loss of the collateral vessels be applied to the outstanding advance of the facility; (iii) requires additional security; (iv) waives the minimum required security cover until March 31, 2011; and (v) waives our financial covenants as guarantor until March 31, 2011.
          Deutsche Schiffsbank Aktiengesellschaft $35 million loan facility dated October 2, 2007
          In October 2007, Ioli Owning Company Limited, our wholly-owned subsidiary, drew down $35 million under this loan facility in order to partially finance the acquisition cost of the second hand vessel MV Clipper Gemini. The loan bears interest at LIBOR plus a margin, and is repayable in 36 quarterly installments beginning in the first quarter of 2008, with a balloon payment of $11 million, payable together with the last installment in the fourth quarter of 2016. As of December 31, 2008, we had outstanding borrowings in the amount of $29 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings of $25.5 million under this loan facility. As of December 31, 2008, we were not in compliance with the market value to loan covenant. Our ratio must be greater than or equal to 125%. If we are in default of this loan, we may not pay dividends without the lender’s consent.
          On November 13, 2009, we entered into a supplemental agreement with Deutsche Schiffsbank Aktiengesellschaft, providing for a waiver of certain covenants. This covenant waiver and amendment agreement, among other things, (i) increases the applicable margin on the facility from January 1, 2009 until December 31, 2010; (ii) waives additional security; and (iii) amends our financial covenants as guarantor until December 31, 2010.

          HSH Nordbank $628.75 million senior and junior loan facilities, dated March 31, 2006
           In April, 2006, we drew down $628.8 million in order to refinance the then outstanding balance of our prior indebtedness ($528.3 million as at 2005), to provide us with working capital, and to partially finance the acquisition cost of the second hand vessels MV Hille Oldendorff, MV Maganari, MV Ligari and MV Lanzarote. These facilities are comprised of (i) term loan and short-term credit facilities of up to $557.5 million in the aggregate (senior loan facility) and (ii) term loan and short-term credit facilities of up to $71.3 million in the aggregate (junior loan facility). The senior and junior loan facilities were subsequently amended and supplemented (as described below). As of December 31, 2008, we were not in compliance with the following covenants for this facility: (i) market-adjusted equity ratio and (ii) minimum market value adjusted net worth of $750 million.
          Under these facilities, dividends may not exceed more than 50% of our net income for that year, as evidenced by the relevant annual audited financial statements.
          The senior loan facility bears interest at LIBOR plus a margin. The term loan facility is repayable in 40 quarterly installments, with a balloon payment of up to $17.2 million, payable together with the last installment on May 31, 2016. Each advance from the short term credit facility is repayable in quarterly installments with the next term loan facility installment. As of December 31, 2008, we had outstanding borrowings in the amount of $561 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings of $513.4 million under this loan facility.
          The junior loan facility bears interest at LIBOR plus a margin. The term loan facility is repayable in 40 quarterly installments, with a balloon payment of up to $17.2 million, payable with the last installment on May 31, 2016. Each advance from the short term credit facility is repayable in quarterly installments with the next term loan facility installment. As of December 31, 2008, we had outstanding borrowings in the amount of $112.5 million under this loan facility, and as of September 30, 2009, we had outstanding borrowings of $103.0 million under this loan facility.
          During May 2006, we entered into a supplemental letter agreement to the senior and junior loan facilities and obtained the HSH Nordbank’s consent to draw down $26,512,500 to partially finance the acquisition of the vessel MV Maganari, an amount exceeding 75% of the market value of the ship. The lenders’ also gave consent to a separate repayment schedule for this amount.
          On November 28, 2006 we entered into supplemental letter agreements with HSH Nordbank to increased the amount of the senior and junior credit facilities by up to $11.6 million and $70.8 million, respectively. During 2006, we drew down $82.3 million to repay the $61.5 million loan facility, dated September 7, 2006, to partially finance the acquisition cost of the vessel Redondo ($11.6 million) and to provide us with working capital ($9.3 million).
          On May 23, 2007, we entered into amended and restated the senior and junior loan facilities to increase the aggregate amounts by up to $181.0 million and to include a re-borrowing option for mandatory repayment due to sale of vessels of up to $200.0 million. During 2007, we drew down $319.7 million under the amending and restating agreements in order to partially finance the acquisition cost of the second hand vessels MV Samsara, MV Bargara, MV Marbella, MV Primera, MV Brisbane, MV Majorca, MV Heinrich, MV Oldendorff, MV Menorca, MV Capitola and MV Ecola and any additional vessels. The loan bears interest at LIBOR plus a margin, and is repayable in 37 variable quarterly installments, with a balloon installment of $157.5 million, payable together with the last installment on May 31, 2016.
          We entered into supplemental letter agreements, each dated February 27, 2008, to the senior and junior loan facilities, whereby the financial covenants in the loans were amended so that our required minimum market value adjusted net worth was increased from $225 million to $500 million for the years subsequent to the year ended December 31, 2008, and the amount of free cash required was increased from $20 million to $40 million.
          In April 2008, we drew down $49.4 million in order to partially finance the acquisition of the vessel MV Conquistador.
          In April 23, 2008, the senior and junior loan facilities were amended to provide as follows: (i) our market value net worth must be higher than $750 million for the year ended December 31, 2008, $800 million for the year ended December 31, 2009, and $1 billion for subsequent years, (ii) we must maintain minimum available cash of

$100 million, and (iii) we must have current charters for 25% of our vessels until December 31, 2009 and 35% of our vessels following that date.
          As of December 31, 2008, we were not in compliance with the following covenants for the senior and junior loan facilities: (i) the market-adjusted equity ratio must be greater than or equal to 40% and (ii) the market value adjusted net worth must be greater than or equal to $750 million.
          On November 17, 2009, we entered in a supplemental agreement with HSH Nordbank on waiver and amendment terms on the Senior and Junior loan facilities. These supplemental agreements, among other things, amend (i) market adjusted equity ratios; (ii) market value adjusted net worth; (iii) interest coverage ratios; (iv) minimum liquidity; (v) applicable margins on the facilities from December 22, 2008 until September 30, 2010; and (vi) security cover requirements during the waiver period.
          In connection with the acquisition of Drillships Holdings on May 15, 2009, we assumed two $115,000 loan facilities that were entered into in September 2007, in order to finance the construction of Hulls 1837 and 1838. The loans bear interest at LIBOR plus margin and are repayable upon the delivery of Hull 1837 in December 2010 and Hull 1838 in March 2011. Borrowings under the loan are subject to certain financial covenants and restrictions on dividend payments, assignment of the relevant shipbuilding contracts, refund guarantees and other related items.
          All of our credit facilities discussed in this section other than the $1.04 billion revolving credit and term loan facility, dated September 17, 2008, the two $562.5 million credit facilities, each dated July 18, 2008 and the two $115 million loan facilities, each entered into in September 2007, are secured by a first priority mortgage over the vessels, assignment of shipbuilding contracts and refund guarantees, corporate guarantee, a first assignment of all freights, earnings, insurances and requisition compensation. The loans contain covenants including restrictions, without the bank’s prior consent, as to changes in management and ownership of the vessels, additional indebtedness and mortgaging of vessels and change in the general nature of our business. In addition, the vessel owning companies are not permitted to pay any dividends without the requisite lender’s prior consent. The loans also contain certain financial covenants relating to our financial position, operating performance and liquidity.
          The $1.04 billion revolving credit and term loan facility, dated September 17, 2008 is secured by (i) first and second priority mortgages over the ultra-deep water drilling rigs; (ii) first and second priority assignment of all insurances and earnings of the mortgaged drilling rigs; (iii) pledge of shares of Ocean Rig AS, Ocean Rig Norway AS, Ocean Rig 1 AS, Ocean Rig 2 AS, Ocean Rig North Sea AS, Ocean Rig Ghana Ltd, Ocean Rig Ltd, Ocean Rig 1 Inc and Ocean Rig 2 Inc; and (iv) first and second mortgages over the machinery and plant of Ocean Rig 1 Inc and Ocean Rig 2 Inc.

DESCRIPTION OF NOTES
          We will issue the notes under an indenture, to be dated as of the date we consummate the offer, between us and Law Debenture Trust Company of New York, as trustee. The following summarizes the material provisions of the notes and the indenture, but does not purport to be complete and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in those documents. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to certain provisions of the Trust Indenture Act of 1939, as amended. We urge you to read the indenture and the form of certificate evidencing the notes in their entirety, because they, and not this description, define your rights as a holder of the notes. You may request a copy of these documents at our address shown under “Where You Can Find More Information.”
          In this section entitled “Description of the Notes,” when we refer to “DryShips Inc.,” “we,” “our” or “us,” we are referring to DryShips Inc. and not any of its subsidiaries. This description supplements, and should be read together with, the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus under the caption “Description of Debt Securities,” but supersedes that information to the extent it is inconsistent with that information.
General
          We will issue $300 million (or $345 million if the underwriter exercises its over-allotment option in full) aggregate principal amount of notes. We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Conversion of Notes—Settlement upon Conversion.” The notes will be issued only in denominations of $1,000 and in integral multiples of $1,000. The notes will mature on December 1, 2014 unless earlier converted by you or purchased by us at your option upon the occurrence of a fundamental change (as defined below). The notes are not subject to redemption at our option prior to maturity.
          The notes will be our senior unsecured obligations and will rank pari passu with all of our other senior unsecured debt and senior to all of our present and future subordinated debt. The notes will be structurally subordinated to all present and future debt and other obligations of our subsidiaries, including trade payables. The notes are not guaranteed by any of our subsidiaries. In addition, the notes are effectively subordinated to all of our present and future secured debt to the extent of the collateral securing that debt. As of September 30, 2009, we had approximately $616.4 million of senior indebtedness and we had approximately $1,872.3 million of indebtedness at our subsidiaries. All of our senior indebtedness is secured.
          Neither we nor our subsidiaries are restricted from paying dividends, incurring debt or issuing or repurchasing our securities under the indenture governing the notes. We expect that our subsidiaries and we will from time to time incur additional indebtedness and other liabilities. In addition, there are no financial covenants in the indenture. You are not protected by the indenture in the event of a highly leveraged transaction, a change in control of DryShips Inc. or a termination in the trading of our common stock, except to the extent described under “—Purchase of Notes at Your Option upon a Fundamental Change” and “—Conversion of Notes—Conversion upon Specified Corporate Transactions.”
          We will pay interest on the notes at a rate of      % per annum, payable semi-annually in arrears on June 1 and December 1 of each year, or if any such day is not a business day, the immediately following business day (each, an “interest payment date”), commencing June 1, 2010, to holders of record at the close of business on the preceding May 15 and November 15, respectively. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. In the event of any notes’ maturity, conversion or purchase by us at the option of the holder thereof, interest will cease to accrue on those notes under the terms of and subject to the conditions of the indenture. We will, however, pay interest on the maturity date to holders of record of the notes on the record date immediately preceding the stated maturity date regardless of whether such holders convert their notes. A “business day” is any day other than (x) a Saturday, (y) a Sunday or (z) a day on which state or federally chartered banking institutions in New York, New York are not required to be open.
          We may, without the consent of the holders, reopen the indenture and issue additional notes under the indenture with the same terms and with the same CUSIP number as the notes offered hereby in an unlimited aggregate principal amount, provided that no such additional notes may be issued unless fungible with the notes offered hereby under U.S. securities laws and for U.S. federal income tax purposes. The notes offered hereby and any such additional notes would be treated as a single class for all purposes under the indenture and would vote together as one class on all matters with respect to the notes. We may also from time to time repurchase the notes in open market purchases or negotiated transactions without prior notice to holders. We do not intend to list the notes on any securities exchange or automated dealer quotation system.
          We will maintain an office in New York City where the notes may be presented for registration of transfer, exchange or conversion. This office will initially be an office or agency of Deutsche Bank Trust Company Americas. Except under limited circumstances described below, the notes will be issued only in fully registered book-entry form, without coupons, and will be represented by one or more global notes. There will be no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.
Conversion of Notes
     General
          Subject to the conditions described below, you may convert your notes at an initial conversion price of $            per share of common stock (equivalent to an initial conversion rate of approximately        shares of our common stock per $1,000 aggregate principal amount of notes). The conversion price and the corresponding conversion rate in effect at any given time will be subject to adjustment as described below under “—Conversion Price Adjustments” and “—Adjustment to Shares Delivered upon Conversion upon Certain Corporate Transactions.” The conversion rate of a note is equal to $1,000 divided by the then-applicable conversion price at the time of determination. Accordingly, an adjustment to the conversion price will result in a corresponding (but inverse) adjustment to the conversion rate. A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.
          Holders may surrender notes for conversion any time until the close of business on June 1, 2014 (six months prior to the maturity date), and receive the consideration described below under “—Settlement upon Conversion,” only if any of the following conditions is satisfied:
•	during any calendar quarter commencing after the date of original issuance of the notes, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price in effect on that last trading day;

•	during the ten consecutive trading-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate; or

•	if we make certain significant distributions to holders of our common stock, we enter into specified corporate transactions or our common stock is not listed on a U.S. national securities exchange.
We describe each of these conditions in greater detail below.

          However, after June 1, 2014 holders may surrender their notes for conversion at any time until the close of business on the business day immediately preceding the stated maturity date regardless of whether any of the foregoing conditions is satisfied.
          Notes that are validly surrendered for conversion will be deemed to have been converted immediately prior to the close of business on the conversion date. Generally, the “conversion date” for any notes will be the date on which the holder of the note has complied with all requirements under the indenture to convert a note, provided that if a holder surrenders for conversion a note at any time after the thirtieth scheduled trading day preceding the stated maturity date, the conversion date will be deemed to be the thirtieth trading day immediately preceding the stated maturity date. If you hold a beneficial interest in a global note, you must comply with DTC’s procedures for converting a beneficial interest in a global note.
          We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination thereof at our election as described below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below under “—Settlement upon Conversion”) calculated on a proportionate basis for each trading day in the applicable 25 trading-day conversion period (as defined below under “—Settlement upon Conversion”).
          Upon conversion of a note, a holder will not receive any additional cash payment for accrued and unpaid interest, if any, unless such holder is the holder on a regular record date and such conversion occurs between such regular record date and the interest payment date to which it relates, and we will not adjust the conversion rate to account for accrued and unpaid interest, except that we will pay on the maturity date accrued and unpaid interest to holders of record on the record date immediately preceding the stated maturity date regardless of whether such holders convert their notes. Our settlement of conversions as described below under “—Settlement upon Conversion” will be deemed to satisfy our obligation to pay the principal amount of the note and accrued and unpaid interest, if any, to, but not including, the conversion date. Accordingly, accrued and unpaid interest, if any, to, but not including, the conversion date will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.
          Holders of notes at the close of business on a regular record date will receive payment of interest payable on the corresponding interest payment date notwithstanding the conversion of such notes at any time after the close of business on the applicable regular record date. Notes surrendered for conversion by a holder after the close of business on any regular record date but prior to the corresponding interest payment date must be accompanied by payment of an amount equal to the interest that will be payable on the notes; provided, however, that no such payment need be made (1) if we have specified a purchase date following a fundamental change that is after a record date and on or prior to the corresponding interest payment date, (2) with respect to any notes surrendered for conversion following the record date for the payment of interest immediately preceding the stated maturity date or (3) only to the extent of overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
          If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of our common stock upon the conversion of the notes, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay the tax.
          The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
          Upon determining that holders are entitled to convert their notes in accordance with the provisions described below, we will promptly (i) issue a press release and use our reasonable efforts to post such information on our website or otherwise publicly disclose this information or (ii) provide written notice to the holders of the notes in a manner contemplated by the indenture, including through the facilities of DTC.
     Conversion upon Satisfaction of Market Price Condition
          Holders may surrender notes for conversion during any calendar quarter commencing after the date of original issuance of the notes if the closing sale price (as defined below) of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs, is more than 130% of the conversion price in effect on that last trading day.
          The “closing sale price” of our common stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) at 4:00 p.m. (New York City time) on such date as reported in composite transactions for the principal U.S. securities exchange on which our common stock is traded or, if our common stock is not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc.
          A “trading day” means a day on which (i) there is no market disruption event (as defined below) and (ii) The Nasdaq Global Select Market (“NASDAQ”) or, if our common stock is not listed on NASDAQ, the principal other U.S. national or regional securities exchange on which our common stock is then listed is open for trading or, if our common stock is not so listed, any business day. A “trading day” only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.
          A “market disruption event” means (1) a failure by the primary exchange or quotation system on which our common stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for our common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by NASDAQ or otherwise) in our common stock or in any options, contracts or future contracts relating to our common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
          A “scheduled trading day” means any day that is scheduled to be a trading day.
     Conversion upon Trading Price of Notes Falling Below Conversion Value of the Notes
          If the trading price (as defined below) for the notes on each trading day during any five consecutive trading-day period was less than 98% of the closing sale price of our common stock on such date multiplied by the then-current conversion rate, a holder may surrender notes for conversion at any time during the following 10 consecutive trading days.
          Upon request, the conversion agent (which shall initially be Deutsche Bank Trust Company Americas) will, on our behalf, determine if the notes are convertible and will notify us and the trustee accordingly. The conversion agent shall have no obligation to determine the trading price of the notes unless we have requested such determination in writing, and we shall have no obligation to make such request unless a holder provides us and the trustee with reasonable evidence that the trading price of the notes on any trading day would be less than 98% of the product of the then-current conversion rate times the closing sale price of our common stock on that date. At such time, we shall instruct the conversion agent to determine the trading price of the notes beginning on such trading day and on each of the next four trading days.
          “Trading price” means, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $5,000,000 principal amount of the notes at approximately 3:30 p.m. (New York City time), on such determination date from three independent nationally recognized securities dealers we select; provided that, if at least three such bids cannot reasonably be obtained, but two such bids can reasonably be obtained, then the average of these two bids shall be used; provided, further, that, if at least two such bids cannot reasonably be obtained, but one such bid can reasonably be obtained, this one bid shall be used. If on any date of determination the conversion agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the notes from an independent nationally recognized securities dealer, then the trading price of the notes on such date of determination will be deemed to be less than 98% of the closing sale price of our common stock on such date multiplied by the then current conversion rate.

     Conversion upon Specified Corporate Transactions
          If we elect to distribute to all or substantially all holders of our common stock:
•	specified rights, options or warrants entitling them to subscribe for or purchase, for a period expiring within 60 days, our common stock at less than the closing sale price on the record date for such issuance; or

•	cash, debt securities (or other evidence of indebtedness) or other assets (excluding dividends or distributions described in clauses (1) or (2) of the description below under “—Conversion Price Adjustments”), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the closing sale price of our common stock as of the trading day immediately preceding the declaration date for such distribution, we must notify the holders of the notes at least 40 scheduled trading days prior to the ex-dividend date for such distribution. Once we have given such notice, holders may surrender their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date, or our announcement that such distribution will not take place.
          In addition, in the event of a fundamental change (as defined under “—Purchase of Notes at Your Option upon a Fundamental Change”), a holder may surrender notes for conversion at any time from or after the effective time of the fundamental change until the close of business on the business day immediately preceding the related fundamental change purchase date (as defined under “—Purchase of Notes at Your Option upon a Fundamental Change”) or, if there is no such purchase date, the 40th scheduled trading day immediately following the effective date of the fundamental change. In some circumstances, a converting holder will also be entitled to receive additional shares as described below under “—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event.” The holder may also require us to purchase all or a portion of its notes upon the occurrence of a fundamental change as described under “—Purchase of Notes at Your Option upon a Fundamental Change.” To the extent practicable, we will give notice to holders of the anticipated effective date for a fundamental change not more than 70 scheduled trading days nor less than 40 scheduled trading days prior to the anticipated effective date.
          Holders will also have the right to surrender notes for conversion if we are a party to a consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets that does not also constitute a fundamental change (including any event that would be a fundamental change but for the existence of an exception specified in the paragraph following the definition thereof), in each case pursuant to which our common stock would be converted into cash, securities or other property. In such event, holders will have the right to surrender notes for conversion at any time from or after the effective date of such transaction and ending on the 40th scheduled trading day following the effective date of such transaction. We will notify holders at least 40 scheduled trading days prior to the anticipated effective date of such transaction. If the transaction also constitutes a fundamental change, in lieu of the conversion right described in this paragraph, holders will have the conversion right described in the preceding paragraph and will have the right to require us to purchase their notes as set forth below under “—Purchase of Notes at Your Option upon a Fundamental Change.”
     Conversion after June 1, 2014
          After June 1, 2014 (six months prior to the maturity date) and until the close of business on the business day immediately prior to the stated maturity date, holders may surrender their notes for conversion regardless of whether any of the conditions described in “—Conversion upon Satisfaction of Market Price Condition,” “—Conversion upon Trading Price of Notes Falling Below Conversion Value of the Notes,” or “—Conversion upon Specified Corporate Transactions” has been satisfied.
     Settlement upon Conversion
          Upon conversion, we may choose to deliver cash, shares of our common stock or a combination of cash and shares of our common stock, as described below. We refer to the amount we are required to deliver as our “conversion obligation.”

          All conversions after June 1, 2014 will be settled in the same relative proportions of cash and shares of our common stock, which we refer to as the “settlement method.” If we have not delivered a notice of our election of settlement method on or prior to June 1, 2014 we will, with respect to any conversions thereafter, be deemed to have elected to deliver cash or cash and shares of our common stock, as the case may be, in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) will be equal to $1,000.
          On or prior to June 1, 2014 we will use the same settlement method for all conversions occurring on any given conversion date. Except for any conversions that occur after June 1, 2014 we will not have any obligation to use the same settlement method with respect to conversions that occur on different conversion dates. For example, until that date, we may choose in respect of one conversion date to settle conversions in shares of our common stock only, and choose in respect of another conversion date to settle in cash or a combination of cash and shares of our common stock. If we elect a particular settlement method in connection with any conversion on or prior to June 1, 2014 we will inform holders so converting through the conversion agent of the settlement method we have selected (including the specified dollar amount (as defined below), if applicable), no later than the second business day immediately following the related conversion date. If we do not make such an election, we will be deemed to have elected to deliver cash or a combination of cash and shares of our common stock in respect of our conversion obligation, as described in the third bullet point of the second following paragraph, and the specified dollar amount (as defined below) will be equal to $1,000 for each such conversion date.
          It is our current intent and policy to settle the principal amount of the notes in cash. We may, at our option, for purposes of the daily settlement amount irrevocably elect a particular “specified dollar amount” for all subsequent conversions by notice of such election to the holders, such notice to be given in accordance with the provisions of the indenture.
          Settlement amounts will be computed as follows:
•	if we elect to satisfy our conversion obligation solely in shares of our common stock, we will deliver to the converting holder a number of shares of our common stock equal to (1) the aggregate principal amount of notes to be converted divided by $1,000, multiplied by (2) the applicable conversion rate on the conversion date;

•	if we elect to satisfy our conversion obligation solely in cash, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 25 consecutive trading days during the related conversion period; and

•	if we elect to satisfy our conversion obligation through delivery of a combination of cash and shares of our common stock, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 25 consecutive trading days during the related conversion period.
          “Conversion period” with respect to any note means the 25 consecutive trading day period beginning on and including the third trading day immediately following the related conversion date, except that if a holder surrenders a note for conversion at any time after the thirtieth scheduled trading day prior to the maturity date and until the close of business on the business day immediately preceding the maturity date, then (i) the holder will be deemed to have surrendered such note as of the thirtieth trading day immediately preceding the maturity date, (ii) the conversion period for such note will commence on the twenty-seventh trading day immediately preceding the maturity date, and (iii) the settlement date for the conversion of such note will be the maturity date (assuming no delay in settlement due to market disruption events).
          The “daily settlement amount,” for each $1,000 aggregate principal amount of notes validly surrendered for conversion, on each of the 25 consecutive trading days during the conversion period, will consist of:
(1)	if (x) the daily conversion value for such trading day for each $1,000 aggregate principal amount of notes exceeds (y) the dollar amount per note to be received upon conversion as specified in the notice regarding our chosen settlement method (the “specified dollar amount”), if any, divided by 25 (such quotient being referred to as the “daily measurement value”), the sum of:

(a)	a cash payment of the daily measurement value, and

(b)	a number of shares (the “daily net share settlement value”) equal to
(i)	the difference between the daily conversion value and the daily measurement value, divided by

(ii)	the daily VWAP of our common stock for such trading day; or
(2)	if the daily conversion value for such trading day for each $1,000 aggregate principal amount of notes is less than or equal to the daily measurement value, a cash payment equal to the daily conversion value.
          “Daily conversion value” means, for each of the 25 consecutive trading days during the conversion period, one-twenty-fifth (1/25th) of the product of (i) the applicable conversion rate and (ii) the daily VWAP of our common stock on such trading day.
          No fractional shares will be issued upon conversion. Instead, we will pay cash in lieu of fractional shares based on the daily VWAP of our common stock on the relevant conversion date (if we elect to satisfy our conversion obligation solely in shares of our common stock) or based on the daily VWAP of our common stock on the last trading day of the relevant conversion period (in the case of any other settlement method).
          “Daily VWAP” of our common stock (or any security that is part of the reference property into which our common stock has been converted, if applicable), in respect of any trading day, means the per share volume-weighted average price of our common stock (or other security) on NASDAQ (or other principal exchange on which such security is then listed) as displayed under the heading “Bloomberg VWAP” on Bloomberg Page DRYS <equity> AQR (or its equivalent successor if such page is not available, or the Bloomberg Page for any security that is part of the reference property into which our common stock has been converted, if applicable) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day or, if such volume-weighted average price is unavailable (or the reference property is not a security), the market value of one share of our common stock (or other reference property) on such trading day as determined by our board of directors in a commercially reasonable manner, using a volume-weighted average price method (unless the reference property is not a security), provided that, in making a volume-weighted average price determination, our board of directors may rely conclusively on the determination of daily VWAP for such trading day made by an independent nationally recognized securities dealer selected by the board of directors), and will be determined without regard to after-hours trading or any other trading outside the regular trading session.
          The cash, cash and shares of our common stock or shares of our common stock deliverable upon conversion of the notes will be delivered through the conversion agent. This delivery will generally be made three business days after the last day of the relevant conversion period (including in any case where we elect to satisfy our conversion obligation solely in shares of our common stock), provided, however, that if prior to the conversion date for any converted notes our common stock has been replaced by reference property (as defined under “—Conversion Price Adjustments” below) consisting solely of cash (pursuant to the provisions described under “—Conversion Price Adjustments”), we will deliver the conversion consideration due in respect of conversion on the third trading day immediately following the relevant conversion date. Notwithstanding the foregoing, if any information required in order to calculate the conversion consideration deliverable will not be available as of the applicable settlement date, we will deliver the additional shares of our common stock resulting from that adjustment on the third trading day after the earliest trading day on which such calculation can be made (but in no event later than May 31, 2015). Further, if application of the provisions set forth in the proviso to the second sentence of this paragraph would result in settlement of a conversion during the 10 trading days immediately following the effective date of a fundamental change, settlement will instead take place on the tenth trading day following the relevant effective date.
     Conversion Price Adjustments
          The conversion price will be adjusted as described below:

     (1) If we issue solely shares of our common stock as a dividend or distribution on all or substantially all of our shares of our common stock, or if we subdivide or combine our common stock, the conversion price will be adjusted based on the following formula:
CP = CP0 × OS0 — OS
     where,
     CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be;
     CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date of such subdivision or combination of common stock, as the case may be;
     OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such dividend or distribution, or immediately prior to the open of business on the effective date of such subdivision or combination of common stock, as the case may be; and
     OS = the number of shares of our common stock outstanding immediately after such dividend or distribution, or immediately after the effective date of such subdivision or combination of common stock, as the case may be.
     (2) If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them for a period of not more than 60 calendar days from the record date for such distribution to subscribe for or purchase shares of our common stock (or securities convertible into our common stock), at a price per share (or a conversion price per share) less than the average of the closing sale prices of our common stock for the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution, the conversion price will be decreased based on the following formula (provided that the conversion price will be readjusted to the extent that such rights, options or warrants are not exercised prior to their expiration or are not distributed):
CP = CP0 × OS0 + Y — OS0 + X
     where,
     CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;
     CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such distribution;
     OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on the ex-dividend date for such distribution;
     X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
     Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution.

     For purposes of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase our common stock at less than the average of the closing sale prices of our common stock for each trading day in the applicable 10 consecutive trading-day period, there shall be taken into account any consideration we receive for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash to be determined by our board of directors or a committee thereof.
     (3) If we distribute shares of our capital stock, evidences of our indebtedness or other assets or property of ours to all or substantially all holders of our common stock (excluding (i) dividends or distributions (including subdivision of common stock) and rights, options or warrants referred to in clause (1) or (2) above; (ii) dividends or distributions paid exclusively in cash referred to in clause (5) below; (iii) spin-offs referred to further below in this clause (3); and (iv) distributions of rights to all or substantially all holders of common stock pursuant to the adoption of a shareholder rights plan), then the conversion price will be decreased based on the following formula:
CP = CP0 × SP0 - FMV — SP0
     where,
     CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;
     CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such distribution;
     SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
     FMV = the fair market value (as determined by our board of directors) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of our common stock as of the open of business on the ex-dividend date for such distribution.
     If the then-fair market value of the portion of the shares of capital stock, evidences of indebtedness or other assets or property so distributed applicable to one share of common stock is equal to or greater than the average of the closing sale prices of the common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-dividend date for such distribution, in lieu of the foregoing adjustment, adequate provisions shall be made so that each holder of a note shall have the right to receive on conversion in respect of each note held by such holder, in addition to the number of shares of common stock to which such holder is entitled to receive, the amount and kind of securities and assets such holder would have received had such holder already owned a number of shares of common stock equal to the conversion rate immediately prior to the record date for the distribution of the securities or assets.
     With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, which we refer to as a “spin-off,” the conversion price will be decreased based on the following formula:
CP = CP0 × MP0 — FMV + MP0
     where,
     CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for the spin-off;
     CP = the conversion price in effect immediately after the open of business on the ex-dividend date for the spin-off;

     FMV = the average of the closing sale prices of the capital stock or similar equity interests distributed to holders of our common stock applicable to one share of our common stock over the first 10 consecutive trading-day period immediately following, and including, the ex-dividend date for the spin-off (such period, the “valuation period”); and
     MP0 = the average of the closing sale prices of our common stock over the valuation period.
     The adjustment to the conversion price under the preceding paragraph of this clause (3) will be made immediately after the open of business on the day after the last day of the valuation period, but will be given effect as of the open of business on the ex-dividend date for the spin-off. If the ex-dividend date for the spin-off is less than 10 trading days prior to, and including, the end of the conversion period in respect of any conversion, references within this clause (3) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion prices in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such conversion period. For purposes of determining the conversion price, in respect of any conversion during the 10 trading days commencing on the ex-dividend date for any spin-off, references within the portion of this clause (3) related to “spin-offs” to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, but excluding, the relevant conversion date.
     (4) If we make or pay any cash dividend or distribution to all, or substantially all, holders of our outstanding common stock (other than (i) distributions described in clause (5) below, and (ii) any dividend or distribution in connection with our liquidation, dissolution or winding up), the conversion price will be decreased based on the following formula:
CP = CP0 × SP0 — C — SP0
     where,
     CP0 = the conversion price in effect immediately prior to the open of business on the ex-dividend date for such distribution;
     CP = the conversion price in effect immediately after the open of business on the ex-dividend date for such distribution;
     SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
     C = the amount in cash per share we pay or distribute to holders of our common stock.
     If any dividend or distribution described in this clause (4) is declared but not so paid or made, the new conversion price shall be readjusted to the conversion price that would then be in effect if such dividend or distribution had not been declared.
     (5) If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock and, if the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”), the conversion price will be decreased based on the following formula:
CP = CP0 × OS0 x SP — AC + (OS x SP)
     where,

     CP0 = the conversion price in effect immediately prior to the open of business on the trading day next succeeding the expiration date;
     CP = the conversion price in effect immediately after the open of business on the trading day next succeeding the expiration date;
     AC = the aggregate value of all cash and any other consideration (as determined by our board of directors) paid or payable for shares purchased in such tender or exchange offer;
     OS0 = the number of shares of our common stock outstanding immediately prior to the time (the “expiration time”) such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);
     OS = the number of shares of our common stock outstanding immediately after the expiration time (after giving effect to such tender offer or exchange offer); and
     SP = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the expiration date.
     The adjustment to the conversion price under the preceding paragraph of this clause (5) will be given effect at the open of business on the trading day next succeeding the expiration date. If the trading day next succeeding the expiration date is less than 10 trading days prior to, and including, the end of the conversion period in respect of any conversion, references within this clause (5) to 10 trading days shall be deemed replaced, for purposes of calculating the affected daily conversion prices in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, and including, the last trading day of such conversion period. For purposes of determining the conversion price, in respect of any conversion during the 10 trading days commencing on the trading day next succeeding the expiration date, references within this clause (5) to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date to, but excluding, the relevant conversion date.
     For purposes hereof, the term “ex-dividend date,” when used with respect to any dividend or distribution, means the first date on which shares of common stock trade, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.
     If:
•	we elect to satisfy our conversion obligation through delivery of a combination of cash and common stock, and shares of common stock are deliverable to settle the daily net share settlement value for a given trading day within the conversion period applicable to notes that you have converted,

•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the conversion price on the trading day in question, and

•	the shares you will receive in respect of such trading day are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.
     If:
•	we elect to satisfy our conversion obligation solely in shares of common stock,

•	any distribution or transaction described in clauses (1) to (5) above has not yet resulted in an adjustment to the conversion price on the conversion date, and

•	the shares you will receive on settlement are not entitled to participate in the relevant distribution or transaction (because they were not held on a related record date or otherwise), then we will adjust the number of shares that we deliver to you in respect of the relevant trading day to reflect the relevant distribution or transaction.
     To the extent that our stockholders’ rights plan is in place upon conversion of the notes or we have another rights plan in effect upon conversion of the notes (i.e., a poison pill), you will receive, in addition to any common stock received in connection with such conversion, the rights under the rights plan, unless prior to any conversion, the rights have separated from the common stock, in which case the conversion price will be adjusted at the time of separation as if we distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness or other assets or property as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
     In the event of:
•	any reclassification of our common stock;

•	a consolidation, merger or binding share exchange involving Dry Ships Inc.; or

•	a sale, assignment, conveyance, transfer, lease or other disposition to another person of our property and assets as an entirety or substantially as an entirety, in each case, in which holders of our outstanding common stock are entitled to receive cash, securities or other property for their shares of our common stock (“reference property”), holders of notes will generally be entitled thereafter to convert their notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of our common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive upon such transaction; provided that, at and after the effective time of any such transaction, any amount otherwise payable in cash upon conversion of the notes will continue to be payable as described under the provision under “—Settlement upon Conversion,” including our right to determine the form of consideration as described therein. If the notes become convertible into reference property, we will notify the trustee and issue a press release containing the relevant information (and make the press release available on our website). Throughout this section (“—Conversion of Notes”), if our common stock has been replaced by reference property as a result of any transaction described in the preceding sentence, references to our common stock are intended to refer to such reference property.
     For purposes of the foregoing, the type and amount of consideration that holders of our common stock are entitled to in the case of reclassifications, consolidations, mergers, combinations, binding share exchanges, sales or transfers of assets or other transactions that cause our common stock to be converted into the right to receive more than a single type of consideration because the holders of our common stock have the right to elect the type of consideration they receive will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made.
     We are permitted to reduce the conversion price by any amount for a period of at least 20 business days so long as the reduction is irrevocable during the period and our board of directors determines that such reduction would be in our best interest. We must give at least 15 days’ prior notice of any such reduction in the conversion price. We may also (but are not required to) reduce the conversion price to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar events. We will not take any action that would result in adjustment of the conversion price, pursuant to the provisions described above, in such a manner as to result in the reduction of the conversion price to less than the par value per share of our common stock.
     You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion price. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion price, see “U.S. Federal Income Tax Considerations” below for a relevant discussion.

     The conversion price will not be adjusted:
•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;

•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued; or

•	for accrued and unpaid interest, if any.
     Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share. Notwithstanding anything in this section “—Conversion Price Adjustments” to the contrary, we will not be required to adjust the conversion price unless the adjustment would result in a change of at least 1% of the conversion price. However, we will carry forward any adjustments that are less than 1% of the conversion rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) upon any conversion of notes, (ii) upon any required purchases of the notes in connection with a fundamental change, and (iii) on each of the 27 scheduled trading days immediately preceding the maturity date.
     Except as described in this section or in “—Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event,” we will not adjust the conversion price. No adjustment to the conversion price need be made for a given transaction if holders of the notes will participate in that transaction without conversion of the notes.
     If we adjust the conversion price pursuant to the above provisions, we will deliver to the conversion agent a certificate setting forth the conversion price, detailing the calculation of the conversion price and describing the facts upon which the adjustment is based. In addition, we will issue a press release containing the relevant information (and make the press release available on our website).
  Conversion Procedures
     Holders may convert their notes only in denominations of $1,000 principal amount and integral multiples thereof. Delivery of our common stock and cash upon conversion in accordance with the terms of the notes will be deemed to satisfy our obligation to pay the principal amount of the notes.
     The right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent through the facilities of DTC and compliance with DTC’s then applicable conversion procedures or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied by a duly signed and completed notice of conversion and appropriate endorsements and transfer documents if required by the conversion agent. A holder delivering a note for conversion will be required to pay any taxes or duties payable in respect of the issue or delivery of our common stock upon conversion in a name other than that of the holder.
     We will not issue fractional shares of common stock upon conversion of notes.
     If you have submitted your notes for purchase upon a fundamental change, you may only convert your notes if you withdraw your purchase notice prior to the fundamental change purchase date, as described below under “—Purchase of Notes at Your Option upon a Fundamental Change.” If your notes are submitted for purchase upon a fundamental change, your right to withdraw your purchase notice and convert the notes that are subject to purchase will terminate at 5:00 p.m. (New York City time) on the business day before such purchase date.

Adjustment to Shares Delivered upon Conversion upon a Make Whole Adjustment Event
     If you elect to convert your notes at any time from, and including, the effective date of a make whole adjustment event (as defined below) to, and including, the business day immediately preceding the related purchase date, or if a make whole adjustment event does not also constitute a fundamental change as described below under “—Conversion of Notes—Purchase of Notes at Your Option upon a Fundamental Change,” the 40th scheduled trading day immediately following the effective date of such make whole adjustment event (such period, the “make whole adjustment event period”), the conversion rate will be increased by an additional number of shares of common stock (these shares being referred to as the “additional shares”) as described below. We will notify holders, the trustee and the conversion agent of the anticipated effective date of such make whole adjustment event and issue a press release as soon as practicable after we first determine the anticipated effective date of such make whole adjustment event (and make the press release available on our website). We will use our commercially reasonable efforts to give notice to holders of the anticipated effective date for a fundamental change not more than 70 scheduled trading days nor less than 40 scheduled trading days prior to the anticipated effective date.
     A “make whole adjustment event” is (i) any “change in control” included in clause (1), (2) or (4) of the definition of that term below under “—Purchase of Notes at Your Option Upon a Fundamental Change” and (ii) any “termination of trading” as defined below under “—Purchase of Notes at Your Option Upon a Fundamental Change.” An acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition otherwise constituting a change in control will not constitute a make whole adjustment event if at least 90% of the consideration paid for our common stock in that transaction, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on the New York Stock Exchange, NASDAQ or the NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.
     The number of additional shares by which the conversion rate will be increased for conversions in connection with a make whole adjustment event will be determined by reference to the table below, based on the date on which the make whole adjustment event occurs or becomes effective, which we refer to as the “effective date”, and (1) the price paid or deemed paid per share of our common stock in the change in control in the case of a make whole adjustment event described in the second clause of the definition of change in control, in the event that our common stock is acquired for cash, or (2) the average of the closing sale prices of our common stock over the five trading-day period ending on the trading day immediately preceding the effective date of such other make whole adjustment event, in the case of any other make whole adjustment event. We refer to the amount determined under the first or second clause of the preceding sentence, as applicable, as the “stock price.”
     The stock prices set forth in the first row of the table below (i.e., column headers) will be adjusted as of any date on which the conversion price is adjusted as described under “—Conversion of Notes—Conversion Price Adjustments.” The stock prices in the table will be adjusted by the same adjustment factor applied to the conversion price as described under—Conversion of Notes—Conversion Price Adjustments” above and the number of additional shares will be adjusted by the inverse of that adjustment factor.
     The following table sets forth the number of additional shares to be received per $1,000 principal amount of notes based on hypothetical stock prices and effective dates:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$	$	$

December 1, 2014
     The stock prices and additional share amounts set forth above are based upon a common stock closing sale price of $ on and an initial conversion price of $ .

     Notwithstanding anything in the indenture to the contrary, we may not increase the conversion rate to more than shares per $1,000 principal amount of notes pursuant to the events described in this section, though we will adjust such number of shares for the same events for which we must adjust the conversion price as described under “—Conversion of Notes—Conversion Price Adjustments” above, by the inverse of the adjustment factor applied to the conversion price under that section.
     The exact stock prices and effective dates may not be set forth in the table above, in which case if the stock price is:
•	between two stock price amounts in the table or the effective date is between two effective dates in the table, the number of additional shares will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	in excess of $ per share (subject to adjustment), no additional shares will be issued upon conversion; and

•	less than $ per share (subject to adjustment), no additional shares will be issued upon conversion.
     You may, in some circumstances, including the distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution or dividend subject to U.S. federal income tax as a result of an adjustment to the conversion price, including an adjustment pursuant to a make-whole adjustment event. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion price, see “U.S. Federal Income Tax Considerations” below for a relevant discussion.
Purchase of Notes at Your Option upon a Fundamental Change
     If a fundamental change occurs, you will have the option to require us to purchase for cash all or any part of your notes that is equal to $1,000, or an integral multiple of $1,000, on the day of our choosing that is not less than 20 or more than 30 business days after the occurrence of such fundamental change (such day, the “fundamental change purchase date”) at a purchase price (the “fundamental change purchase price”) equal to 100% of the principal amount of the notes to be purchased plus accrued and unpaid interest to but excluding the fundamental change purchase date (unless the fundamental change purchase date is after a regular record date and on or prior to the interest payment date to which it relates, in which case interest accrued to the interest payment date will be paid to holders of the notes as of the preceding record date and the price we are required to pay to the holder surrendering the note for repurchase will be equal to 100% of the principal amount of notes subject to repurchase and will not include any accrued and unpaid interest). Any notes we purchase will be paid for in cash.
     We will mail to the trustee and to each holder a written notice of the fundamental change within 10 business days after the occurrence of such fundamental change, and issue a press release announcing the occurrence of such fundamental change (and make the press release available on our website). This notice shall state certain specified information, including:
•	the events causing the fundamental change;

•	the effective date of the fundamental change, and whether the fundamental change is a make whole adjustment event, in which case the effective date of the make whole adjustment event;

•	information about the holders’ right to convert the notes;

•	information about the holders’ right to require us to purchase the notes;

•	the last date on which a holder may exercise the purchase right;

•	the fundamental change purchase price;

•	the fundamental change purchase date;

•	the conversion price and any adjustments to the conversion price;

•	the procedures required for exercise of the purchase option upon the fundamental change; and

•	the name and address of the paying and conversion agents.
     You must deliver written notice of your exercise of this purchase right to the paying agent during the period between the fundamental change notice and the close of business on the business day immediately preceding the fundamental change purchase date. The written notice must specify the notes for which the purchase right is being exercised. If you wish to withdraw this election, you must provide a written notice of withdrawal to the paying agent at any time until the close of business on the business day prior to the fundamental change purchase date. If the notes are not in certificated form, the notice given by each holder (and any withdrawal notice) must comply with applicable DTC procedures.
     “Fundamental change” means the occurrence of a change in control or a termination of trading.
     A “change in control” will be deemed to have occurred if any of the following occurs after the time the notes are originally issued:
(1)	any “person” or “group” is or becomes the “beneficial owner,” directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock entitled to vote generally in elections of directors, or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

(2)	we consolidate with, enter into a binding share exchange with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event, other than any transaction:
(a)	pursuant to which the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction “beneficially own,” directly or indirectly, shares of our voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person and such holders’ proportional voting power immediately after such transaction vis-à-vis each other with respect to the securities they receive in such transaction shall be in substantially the same proportions as their respective voting power vis-à-vis each other immediately prior to such transaction; or

(b)	which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of our common stock solely into shares of common stock of the surviving entity;
(3)	the first day on which a majority of the members of our board of directors are not continuing directors; or

(4)	the holders of our capital stock approve any plan or proposal for the liquidation or dissolution of DryShips Inc. (whether or not otherwise in compliance with the indenture).
However, notwithstanding the foregoing, holders of the notes will not have the right to require us to purchase any notes under the clause (1) or (2) of the definition of “change of control” above, and we will not be required to deliver the fundamental change notice incidental thereto as a result of any acquisition, consolidation, merger or binding share exchange or a sale, assignment, conveyance, transfer, lease or other disposition if at least 90% of the consideration paid for our common stock in that transaction, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, consists of shares of common stock traded on the New York Stock Exchange, NASDAQ or The NASDAQ Global Market (or any of their respective successors), or will be so traded immediately following the merger or consolidation, and, as a result of the merger or consolidation, the notes become convertible into such shares of such common stock.

     A “termination of trading” means that our common stock or other securities into which the notes are convertible are not approved for listing on the New York Stock Exchange, NASDAQ or the NASDAQ Global Market (or any of their respective successors).
     If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make whole adjustment event period and any related fundamental change purchase date, references to us in the definitions of “fundamental change,” “change of control” and “ termination of trading” above will apply to such other entity instead.
     For purposes of this change in control definition:
•	“person” or “group” have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

•	a “beneficial owner” will be determined in accordance with Rule 13d -3 under the Exchange Act, as in effect on the date of the indenture, except that the number of shares of our voting stock will be deemed to include, in addition to all outstanding shares of our voting stock and unissued shares deemed to be held by the “person” or “group” or other person with respect to which the change in control determination is being made, all unissued shares deemed to be held by all other persons;

•	“continuing directors” means, as of any date of determination, any member of our board of directors who (i) was a member of such board of directors on the date of the original issuance of the notes, or (ii) was nominated for election or elected to such board of directors with the approval of a majority of the continuing directors who were members of such board at the time of such nomination or election;

•	“beneficially own” and “beneficially owned” have meanings correlative to that of beneficial owner;

•	“unissued shares” means shares of voting stock not outstanding that are subject to options, warrants, rights to purchase or conversion privileges exercisable within 60 days of the date of determination of a change in control; and

•	“voting stock” means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors, managers or trustees.
     The term “all or substantially all” as used in the definition of change in control in respect of the sale, lease or transfer of our assets will likely be interpreted under the applicable law and will be dependent upon particular facts and circumstances. Although there is a developing body of case law under the law of certain U.S. states, including Delaware, interpreting the phrase “substantially all,” there is no precise, established definition of this phrase under applicable law. As a result, we cannot assure you how a court would interpret this phrase under applicable law if you elect to exercise your rights following the occurrence of a transaction which you believe constitutes a transfer of “all or substantially all” of our assets.
     We will be required to purchase the notes that have been validly surrendered for purchase and not withdrawn on the fundamental change purchase date. You will receive payment of the fundamental change purchase price promptly following the later of the fundamental change purchase date or the time of book-entry transfer or the delivery of your notes. If the paying agent holds money or securities sufficient to pay the fundamental change purchase price of the notes on the fundamental change purchase date, then:
•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the note is delivered to the paying agent); and

•	all other rights of the holder will terminate (other than the right to receive the fundamental change purchase price and previously accrued and unpaid interest upon book-entry transfer or delivery of the notes).

     In connection with any purchase of notes in the event of a fundamental change, we will in accordance with the indenture:
•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act, to the extent any such rules are applicable;

•	file a Schedule TO or any successor or similar schedule, if required, under the Exchange Act; and

•	otherwise comply with all federal and state securities laws in connection with any offer by us to purchase the notes upon a fundamental change.
     No notes may be purchased by us at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the purchase date for such fundamental change.
     This fundamental change purchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change purchase feature is not part of a plan by management to adopt a series of anti-takeover provisions. Instead, the fundamental change purchase feature is a standard term contained in other similar convertible debt offerings.
     We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including senior indebtedness, outstanding, or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including senior indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.
     If a fundamental change were to occur, we may not have sufficient funds to pay the fundamental change purchase price for the notes tendered by holders. Our existing credit facilities contain, and any future credit agreements or other agreements relating to our indebtedness may contain, provisions prohibiting purchase of the notes under some circumstances or expressly prohibiting our purchase of the notes upon a fundamental change or may provide that a fundamental change constitutes an event of default under that agreement. If a fundamental change occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to purchase the notes or attempt to refinance this debt. If we do not obtain any required consent, we would not be permitted to purchase the notes. Our failure to purchase tendered notes would constitute an event of default under the indenture, which could constitute an event of default under our senior indebtedness then outstanding, if any, and might constitute a default under the terms of our other indebtedness then outstanding, if any.
Payment of Additional Amounts
     We will, subject to the exceptions and limitations set forth below, pay to a holder of any note or any coupon, as additional interest, such additional amounts (the “additional amounts”) as may be necessary in order that every net payment by us or a paying agent of the principal of and interest on the note and any other amounts payable on the note after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed or levied by a relevant jurisdiction, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in the note or coupon to be then due and payable under the notes. The term “relevant jurisdiction” as used herein means the Marshall Islands, Greece, or any other jurisdiction in which DryShips Inc. or Cardiff Marine Inc. is organized or maintains an executive office or place of management.
     However, the obligation to pay additional amounts shall not apply to:
•	any present or future tax, assessment or other governmental charge that would not have been so imposed but for the existence of any present or former connection between the holder (or between a fiduciary, settlor, beneficiary, member or shareholder of the holder, if the holder is an estate, a trust, a partnership, a limited liability company or a corporation) and a relevant jurisdiction and its possessions, including, without limitation, the holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident of a relevant jurisdiction or being or having been engaged in a trade or business or present in a relevant jurisdiction or having, or having had, a permanent establishment in a relevant jurisdiction.
•	any estate, inheritance, gift, sales, transfer, capital gains, excise or personal property tax or any similar tax, assessment or governmental charge;

•	any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of any note;

•	any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of that note, if compliance is required by statute or by regulation of a relevant jurisdiction or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from the tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or interest on any note, if payment can be made without withholding by at least one other paying agent; or

•	in the case of any combination of the items listed above.
Nor will additional amounts be paid with respect to any payment on a note to a holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the laws of a relevant jurisdiction (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interestholder in a limited liability company or a beneficial owner who would not have been entitled to the additional amounts had that beneficiary, settlor, member or beneficial owner been the holder.
Events of Default
     Each of the following will constitute an event of default under the indenture:
(1)	we fail to pay the principal, including any additional amounts, of any note when due;

(2)	we fail to pay the conversion obligation, including any additional amounts, owing upon conversion of any note (including any additional shares) within the time period required by the indenture;

(3)	we fail to pay any interest amounts, including any additional amounts, on any note when due if such failure continues for 30 days;

(4)	we fail to perform any other covenant required of us in the indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clauses (1) through (3) above) if such failure continues for 60 days after notice is given in accordance with the indenture;

(5)	we fail to pay the purchase price, including any additional amounts, of any note when due;

(6)	we fail to provide timely notice of a fundamental change in accordance with the terms of the indenture;

(7)	any indebtedness for money borrowed by, or any other payment obligation of, us or any of our subsidiaries, in an outstanding principal amount, individually or in the aggregate, in excess of $50 million is not paid at final maturity (or when otherwise due) or is accelerated, and such indebtedness is not discharged (or such default in payment or acceleration is not cured or rescinded) within 30 days after written notice as provided in the indenture; provided that a payment obligation (other than indebtedness for borrowed money) shall not be deemed to have matured, come due, or been accelerated to the extent that it is being disputed by the relevant obligor or obligors in good faith;

(8)	we fail or any of our subsidiaries fails to pay one or more final and non-appealable judgments entered by a court or courts of competent jurisdiction, the aggregate uninsured or unbonded portion of which is in excess of $50 million, if the judgments are not paid, discharged or stayed within 30 days; and

(9)	certain events of bankruptcy, insolvency or reorganization of us or any of our subsidiaries.
     If an event of default, other than an event of default described in clause (9) above with respect to us, occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare the principal amount of the notes to be due and payable immediately. If an event of default described in clause (9) above occurs with respect to us, the principal amount of the notes will automatically become immediately due and payable.
     After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the notes may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, have been cured or waived.
     Notwithstanding the foregoing, if we so elect, the sole remedy under the indenture for an event of default relating to the failure to comply with our reporting obligations to the trustee and the SEC, as described under “—Reports” below, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will, for the 180 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at an annual rate equal to 0.50% of the aggregate principal amount of the notes to, but not including, the 181st day thereafter (or, if applicable, the earlier date on which the event of default relating to the reporting obligations is cured or waived). Any such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. In no event shall additional interest accrue under the terms of the indenture at an annual rate in excess of 0.50%, in the aggregate, for any violation or default caused by or our failure to be current in respect of our Exchange Act reporting obligations. If the event of default is continuing on the 181st day after an event of default relating to a failure to comply with the reporting obligations described above first occurs, the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other events of default. References herein to interest on the notes are, except as otherwise required by the context, intended to refer to any additional interest as well as to regular interest.
     In order to elect to pay additional interest as the sole remedy during the first 180 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify all holders of record of notes and the trustee and paying agent of such election on or before the close of business on the fifth business day after the date on which such event of default otherwise would occur. Upon our failure to timely give such notice or pay additional interest, the notes will be immediately subject to acceleration as provided above.
     Subject to the trustee’s duties in the case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders have offered to the trustee reasonable indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to the indenture, applicable law and the trustee’s indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes. The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. None of the Trustee, Paying Agent, Registrar or Conversion Agent shall be required to risk or expend its own funds or otherwise incur liability, financial or otherwise, in the performance of any of its duties, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not reasonably assured to it. The Paying Agent, the Registrar, Conversion Agent and any authenticating agent and the Trustee in each of its capacities shall be entitled to the same rights, indemnities, protections and immunities afforded to the Trustee under the indenture.

     No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:
•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered reasonable indemnity to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding within 60 days after such notice, request and offer and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.
     However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or interest amounts on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.
     Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default unless:
•	we fail to pay the principal of or any interest amounts on any note when due;

•	we fail to pay the cash and deliver the shares of common stock owing upon conversion of any note (including additional shares, if any) within the time period required by the indenture; or

•	we fail to comply with any of the provisions of the indenture that would require the consent of the holder of each outstanding note affected.
     The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest, including any additional interest, on any note, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee (i) within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year and whether DryShips Inc., to the officers’ knowledge, is in default in the performance or observance of any of the terms, provisions and conditions of the indenture and (ii) within 30 days after the occurrence thereof, written notice of any events which would constitute defaults under clause (7), (8) or (9) above, their status and what action we are taking or propose to take in respect thereof.
Modification and Waiver
     We and the trustee may amend or supplement the indenture with respect to the notes with the consent of the holders of a majority in aggregate principal amount of the outstanding notes. In addition, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the other holders of notes. However, no amendment, supplement or waiver may be made without the consent of each holder of outstanding notes affected thereby if such amendment, supplement or waiver would:
•	change the stated maturity of the principal of, or any interest amounts on, the notes;

•	reduce the principal amount of or interest amounts on the notes;

•	reduce the amount of principal payable upon acceleration of the maturity of the notes;

•	change the currency of payment of principal of or interest amounts on the notes or change any note’s place of payment;

•	impair the right of any holder to receive payment of principal of and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on, or with respect to, the notes;

•	modify the provisions with respect to the purchase rights of the holders as described above under “—Purchase of Notes at Your Option upon a Fundamental Change” in a manner adverse to holders of notes;

•	change the ranking of the notes;

•	adversely affect the right of holders to convert notes;

•	modify provisions with respect to modification, amendment or waiver (including waiver of events of default), except to increase the percentage required for modification, amendment or waiver or to provide for consent of each affected holder of notes; or

•	modify the provisions with respect to any additional amounts.
     We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of, the holders of the notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights of any holder. Any amendment or supplement made solely to conform the provisions of the indenture and notes to the description of the indenture and the notes contained herein will be deemed not to adversely affect the rights of any holder.
     The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Consolidation, Merger and Sale of Assets
     We may not consolidate with, enter into a binding share exchange with, or merge with or into, another person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets substantially as an entirety to any successor person, unless:
•	the successor person, if any, is a corporation organized and existing under the laws of the Marshall Islands, England and Wales, the United States, any state of the United States or the District of Columbia and expressly assumes by supplemental indenture all of our obligations under the notes and the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	other conditions specified in the indenture are met.
     Upon any such consolidation, merger or transfer, the resulting, surviving or transferee corporation (if not us) shall succeed to, and may exercise every right and power of, DryShips Inc. under the indenture.
     Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a change of control (as defined above) permitting each holder to require us to purchase the notes of such holder as described above.
Satisfaction and Discharge
     We may satisfy and discharge our obligations under the indenture by delivering to the registrar for cancellation all outstanding notes or depositing with the paying agent or delivering to the holders, as applicable, after the notes have become due and payable, whether at the stated maturity, any fundamental change purchase date or upon conversion or otherwise, cash or cash and shares of our common stock, if any (solely to satisfy outstanding conversions, if applicable), sufficient to pay all of the outstanding notes and all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Transfer and Exchange
     A holder may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but any tax or similar governmental charge required by law or permitted by the indenture because a holder requests any shares to be issued in a name other than such holder’s name will be paid by such holder. We are not required to transfer or exchange any note surrendered for repurchase or conversion except for any portion of that note not being repurchased or converted, as the case may be.
     We have initially appointed Deutsche Bank Trust Company Americas, an affiliate of the trustee and the underwriter, as the registrar, paying agent and conversion agent. We reserve the right to:
•	vary or terminate the appointment of the registrar, paying agent or conversion agent;

•	appoint additional paying agents or conversion agents; or

•	approve any change in the office through which any registrar or any paying agent or conversion agent acts.
Payment and Paying Agents
     Payments in respect of the principal and interest, including additional interest, if any, on global notes registered in the name of DTC or its nominee will be payable to DTC or its nominee, as the case may be, in its capacity as the registered holder under the indenture. In the case of certificated notes, payments will be made in U.S. dollars at the office of the paying agent or, at our option, by check mailed to the holder’s registered address (or, if requested by a holder of more than $1,000,000 principal amount of notes, by wire transfer to the account designated by such holder). We will make any required interest payments to the person in whose name each note is registered at the close of business on the record date for the interest payment.
     Deutsche Bank Trust Company Americas will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
     Subject to the requirements of any applicable abandoned property laws, the paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the paying agent with respect to that money will cease.
Purchase and Cancellation
     All notes surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any agent be delivered to the trustee. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.
     We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. Any notes purchased by us may, to the extent permitted by law, be reissued or resold or may, at our option, be surrendered to the trustee for cancellation. Any notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled. Any notes held by us or one of our subsidiaries shall be disregarded for voting purposes in connection with any notice, waiver, consent or direction requiring the vote or concurrence of holders of the notes.

Reports
     So long as any notes are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and the holders of the notes within 15 days after the date on which we would be required to file the same with the SEC pursuant to its rules and regulations (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), all quarterly and annual financial information required to be filed or furnished with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act and, with respect to the annual consolidated financial statements only, a report thereon by our independent auditors. We shall not be required to file any report or other information with the SEC if the SEC does not permit such filing, although such reports will be required to be furnished to the trustee. Documents filed by us with the SEC via the EDGAR system will be deemed furnished to the trustee and the holders of the notes as of the time such documents are filed via EDGAR.
Replacement of Notes
     We will replace mutilated, destroyed, stolen or lost notes at your expense upon delivery to the registrar of the mutilated notes, or evidence of the loss, theft or destruction of the notes satisfactory to us and the registrar. In the case of a lost, stolen or destroyed note, indemnity satisfactory to the registrar and us may be required at the expense of the holder of such note before a replacement note will be issued.
Calculations in Respect of the Notes
     We will be responsible for making many of the calculations called for under the indenture and the notes. These calculations include, but are not limited to, determination of the closing sale price of our common stock, adjustments to the conversion rate, accrued interest payable on the notes and the applicable conversion price and conversion rate. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on the holders of notes. We will provide a schedule of our calculations to each of the trustee, paying agent and the conversion agent, and each of the trustee, paying agent and conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder upon the request of that holder.
Notices
     Except as otherwise described herein, notice to registered holders of the notes will be given to the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing or electronic delivery. Whenever a notice is required to be given by us, such notice may be given by the trustee or registrar on our behalf (and we will make any notice we are required to give to holders available on our website).
Governing Law
     Each of the indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.
Concerning the Trustee and Agents
     Law Debenture Trust Company of New York has agreed to serve as the trustee under the indenture and Deutsche Bank Trust Company Americas has agreed to serve as paying agent, registrar and conversion agent under the indenture. Law Debenture Trust Company of New York and Deutsche Bank Trust Company Americas will be permitted to deal with us and our affiliates with the same rights as if they were not the trustee or an agent, respectively. Deutsche Bank Trust Company Americas is an affiliate of Deutsche Bank Securities Inc., the underwriter. Under the Trust Indenture Act, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate such conflict or resign.
     The holders of a majority in principal amount of all outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee. However, any such direction may not conflict with any law or the indenture, may not be unduly prejudicial to the rights of another holder or the trustee and may not involve the trustee in personal liability.

Book-Entry, Delivery and Form
     We will initially issue the notes in the form of one or more global securities. The global security will be deposited with the registrar as custodian for The Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. You may hold your beneficial interests in the global security directly through DTC if you have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive, fully registered, certificated form, referred to as “certificated securities,” will be issued only in certain limited circumstances described below.
     DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
     DTC was created to hold securities of institutions that have accounts with DTC, referred to as “participants,” and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, which may include the underwriter, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies, referred to as the “indirect participants,” that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.
  Book-Entry Procedures for the Global Notes
     We expect that, pursuant to procedures established by DTC upon the deposit of the global security with DTC, DTC will credit, on its book-entry registration and transfer system, the principal amount of notes represented by such global security to the accounts of participants. The accounts to be credited shall be designated by the underwriter. Ownership of beneficial interests in the global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of those beneficial interests will be effected only through, records maintained by DTC (with respect to participants’ interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.
     Owners of beneficial interests in global securities who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.
     So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, you will not be entitled to have the notes represented by the global security registered in your name, will not receive or be entitled to receive physical delivery of certificated securities and will not be considered to be the owner or holder of any notes under the global security. We understand that under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal of, and any interest amounts on, the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
     We expect that DTC or its nominee, upon receipt of any payment of principal of, or any interest amounts on, the global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants.
     Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.
     DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if DTC notifies us that it is unwilling to be a depositary for the global security or ceases to be a clearing agency or there is an event of default under the notes, DTC will exchange the global security for certificated securities which it will distribute to its participants.
     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility, or liability, for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

DESCRIPTION OF CAPITAL STOCK
Authorized and Outstanding Capital Stock
     Under our articles of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $.01 per share, of which 254,225,821 shares are issued and outstanding as of November 16, 2009, and 500,000,000 shares of preferred stock, of which 52,238,806 shares are issued and outstanding as of November 16, 2009. All of our shares of stock are in registered form.
Share History
     In October 2004, we issued 15,400,000 shares of our common stock to the Entrepreneurial Spirit Foundation, or the Foundation, as consideration for the contribution to us of all of the issued and outstanding capital stock of six of our subsidiaries. The Foundation is a foundation organized under the laws of Lichtenstein and is controlled by our Chairman and Chief Executive Officer Mr. George Economou. Subsequent to the issuance of the 15,400,000 shares discussed above, 2,772,000 shares of common stock were transferred from the Foundation to Advice Investments S.A., a corporation organized under the Republic of Liberia, all the issued and outstanding capital stock of which is owned by Ms. Elisavet Manola of Athens, Greece, the ex-wife of Mr. Economou. The Foundation transferred 1,848,000 shares of common stock to Magic Management Inc., all of the issued and outstanding capital stock of which is owned by Ms. Rika Vosniadou of Athens, Greece, the ex-wife of Mr. Economou. In February 2005, we issued 14,950,000 shares of common stock in connection with our initial public offering. The net proceeds of the initial public offering were $251.3 million. On February 14, 2006, the Foundation transferred all of its shares to its wholly-owned subsidiary, Elios Investments.
     On May 10, 2006, we filed our universal shelf registration statement and related prospectus for the issuance of 5,000,000 of common shares. From May 2006 through August 2006, 4,650,000 shares of common stock with a par value $0.01 were issued. The net proceeds after underwriting commissions of 2.5% and other issuance fees were $56.5 million.
     Our shareholders voted to adopt a resolution at our annual general shareholders’ meeting on July 11, 2006, which increased the aggregate number of shares of common stock that we are authorized to issue from 45,000,000 registered shares with par value of $0.01 to 75,000,000 registered shares with par value $0.01.
     On October 24, 2006, our board of directors agreed to the request of our major shareholders (Elios Investments Inc., Advice Investments S.A. and Magic Management Inc.) following the declaration of our $0.20 quarterly dividend per share in September 2006, to receive their dividend payment in the form of our common shares in lieu of cash. One of these shareholders, Elios Investments Inc., is controlled by our Chairman and Chief Executive Officer, Mr. George Economou. In addition, the board of directors also agreed on that date to the request of a company related to Mr. Economou to accept repayment of the outstanding balance of a seller’s credit in respect of a vessel purchased by us (as discussed in Note 3(e) of our consolidated financial statements included in out annual report on Form 20-F for the fiscal year ended December 31, 2006) in our common shares. As a result of the agreement, an aggregate of $3,080,000 in dividends and the seller’s credit together with interest amounting to $3,327,000 were settled with 235,585 and 254,512 of our common shares, respectively. The price used as consideration for issuance of the above common shares was equal to the average closing price of our common stock on The Nasdaq Global Select Market over the 8 trading days ended October 24, 2006, which was $13.07 per share.
     In December 2006, we filed a registration statement on Form F-3 on behalf of our major shareholders registering for resale an aggregate of 15,890,097 of our common shares.
     On October 5, 2007, we filed an automatic shelf registration statement for an undetermined amount of securities, including common shares, preferred shares, debt securities, guarantees, warrants, purchase contracts and units.
     In January 2008, following a special shareholders meeting, we increased the aggregate number of authorized shares of our common stock from 75,000,000 registered shares with par value of $0.01 to 1,000,000,000 registered shares with a par value of $0.01 and increased the aggregate number of authorized shares of preferred stock from 30,000,000 registered shares, par value $0.01 per share, to 500,000,000 registered preferred shares with a par value of $0.01 per share.

     In January 2008, entered into a stockholder rights agreement and declared a dividend of one preferred share purchase right, or a right, to purchase one one-thousandth of the our Series A Participating Preferred Stock for each outstanding common share. Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock at a purchase price of $250, subject to adjustment.
     In March 2008, we filed a prospectus supplement relating to the offer and sale of up to 6,000,000 common shares, par value $0.01 per share pursuant to our controlled equity offering. In May 2008, we issued 1,109,903 common shares pursuant to this prospectus supplement. The net proceeds, after underwriting commissions and other issuance fees, amounted to $101.6 million.
     On October 21, 2008, we filed a prospectus supplement pursuant to our controlled equity offering for the sale of up to 4,940,097 common shares, pursuant to which we sold 2,069,700 shares. The net proceeds of this offering amounted to $41.9 million.
     On November 16, 2008, we filed a prospectus supplement pursuant to our controlled equity offering for the sale of up to 25,000,000 common shares, pursuant to which we sold 24,980,300 shares. The net proceeds of this offering amounted to $167.1 million.
     On January 28, 2009, we entered into an ATM Equity Sales Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and we filed a related prospectus supplement relating to the offer and sale of up to $500 million of our common shares, pursuant to which we have sold 71,265,000 shares as of March 26, 2009. The net proceeds of this offering were $370.5 million after commissions.
     On March 19, 2009, we issued a total of 11,990,405 common shares to the nominees of Central Mare Inc. in connection with the disposal of three newbuilding Capesize vessels.
     On April 2, 2009, we filed a prospectus supplement pursuant to our controlled equity offering for the sale of the remaining amount of $119,966 of common shares. We issued 24,404,595 shares of common stock with par value $0.01 per share. The net proceeds of this offering amounted to $116,949, after commissions.
     On May 7, 2009 we filed a prospectus supplement pursuant to our controlled equity offering for the sale of up to $475 million of common shares, pursuant to which we sold 69,385,000 shares. The net proceeds of this offering amounted to $464.9 million after commissions.
     On July 9, 2009, we entered into an agreement with entities affiliated with our Chairman and Chief Executive Officer to acquire the remaining 25% of the total issued and outstanding capital stock of Ocean Rig UDW. The consideration paid for the 25% interest in Ocean Rig UDW consisted of a one-time $50 million cash payment upon the closing of the transaction, and the issuance of 52,238,806 shares of Series A Convertible Preferred Stock with an aggregate face value of $280 million. The holders of our Series A Convertible Preferred Stock have demand Registration Rights exercisable at anytime.
     As of November 16, 2009, we had 254,225,821 common shares and 52,238,806 Series A Convertible Preferred shares issued and outstanding.
Description of Common Stock
     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is quoted on The Nasdaq Global Select Market under the symbol “DRYS.”

Our Articles of Incorporation and Bylaws
     Our purpose, as stated in Section B of our Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.
Directors
     Our directors are elected by a plurality of the votes cast by stockholders entitled to vote in an election. Our articles of incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our by laws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. Class A directors served for a term expiring at the 2005 annual meeting of shareholders. Directors designated as Class B directors served for a term expiring at the 2006 annual meeting. Directors designated Class C directors served for a term expiring at the 2007 annual meeting. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Stockholder Meetings
     Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the board of directors, chairman of the board or by the president. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.
Dissenters’ Rights of Appraisal and Payment
     Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or consolidation, sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Stockholders’ Derivative Actions
     Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Indemnification of Officers and Directors
     Our bylaws includes a provision that entitles any director or officer of the Corporation to be indemnified by the Corporation upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     We are also authorized to carry directors’ and officers’ insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether we would have the power to indemnify such director or officer against such liability by law or under the provisions of our by laws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
     The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Provisions of our Charter Documents
     Several provisions of our articles of incorporation and by-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
     Under the terms of our articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 447,761,194 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
     Our articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.
Stockholder Rights Agreement
     Each right entitles the registered holder, upon the occurrence of certain events, to purchase from us one one-thousandth of a share of our Series A Participating Preferred Stock for each outstanding common share at a purchase price of $250, subject to adjustment. The rights are issued pursuant to a rights agreement between us and American Stock Transfer & Trust Company, as rights agent. Until a right is exercised, the holder of a right will have no rights to vote or receive dividends or any other stockholder rights.
     The rights may have anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the rights or a permitted offer, the rights should not interfere with a merger or other business combination approved by our board of directors. The adoption of the rights agreement was approved by our existing stockholders prior to the offering.
Election and Removal of Directors
     Our articles of incorporation prohibit cumulative voting in the election of directors. Our by-laws require shareholders to give advance written notice of nominations for the election of directors. Our by-laws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66 2/3% of outstanding voting shares. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders
     Our by-laws provide that if a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. Shareholders may act by way of written consent in accordance with the provisions of Section 67 of the BCA.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
     Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Dividends
     In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements.
     Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, the terms of the debt securities we offer, the provisions of applicable law affecting the payment of distributions to shareholders and other factors. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. The laws governing us and our subsidiaries generally prohibit the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent.

DESCRIPTION OF SHARE LENDING AGREEMENT
     Concurrently with this offering of notes, we are offering, by means of a separate prospectus supplement and accompanying prospectus, shares of our common stock in a transaction registered under the Securities Act. All of these shares are being borrowed by an affiliate of Deutsche Bank Securities Inc., the underwriter in the common stock offering. We will not receive any proceeds of that offering of common stock but will receive a nominal loan fee for each share we loan as described below.
     To make the purchase of the notes offered pursuant to this prospectus supplement more attractive to prospective investors, we have entered into a share lending agreement with Deutsche Bank AG, London Branch, which we refer to as DB London, under which we have agreed to loan to DB London up to 22,000,000 shares of our common stock during a period beginning on the date we entered into the share lending agreement and ending on or about the maturity date of the notes or, if earlier, the date as of which the entire principal amount of the notes ceases to be outstanding as the result of conversion or repurchase, subject to certain limited exceptions, which we refer to as the “loan availability period.” We will receive a one-time loan fee of $0.01 per share for each share of common stock that we loan to DB London.
     Share loans under the share lending agreement will terminate and the borrowed shares must be returned to us if the concurrent offering of our convertible notes is not consummated or upon the termination of the loan availability period, as well as under the following circumstances:
•	DB London may terminate all or any portion of a loan at any time; and

•	we or DB London may terminate any or all of the outstanding loans upon a default by the other party under the share lending agreement, including certain breaches by DB London of its representations and warranties, covenants or agreements under the share lending agreement, or the bankruptcy of us or DB London.
     Any shares that we loan to DB London will be issued and outstanding for corporate law purposes and, accordingly, the holders of the borrowed shares will have all of the rights of a holder of our outstanding shares, including the right to vote the shares on all matters submitted to a vote of our shareholders and the right to receive any dividends or other distributions that we may pay or make on our outstanding shares of common stock. However, under the share lending agreement, DB London has agreed:
•	to pay to us an amount equal to cash dividends, if any, that we pay on the borrowed shares;

•	to pay or deliver to us any other distribution, other than in liquidation or a reorganization in bankruptcy, that we make on the borrowed shares; and

•	not to vote on the borrowed shares on any matter submitted to a vote of our stockholders, except in certain circumstances where such vote is required for quorum purposes.
     In view of the contractual undertakings of DB London in the share lending agreement, which have the effect of substantially eliminating the economic dilution that otherwise would result from the issuance of the borrowed shares, we believe that under U.S. generally accepted accounting principles currently in effect, the borrowed shares will not be considered outstanding for the purpose of computing and reporting our earnings per share.
     Deutsche Bank Securities Inc. (together with DB London, referred to herein collectively as “Deutsche Bank”) has informed us that it, or its affiliates, intend to use the short position created by the share loan and the short sales of the borrowed shares to facilitate transactions by which investors in our convertible notes may hedge their respective investments through short sales or privately negotiated derivative transactions. Deutsche Bank has also informed us that it intends to short sell the borrowed shares concurrently with the concurrent offering of our convertible notes. Deutsche Bank and its affiliates will receive all the proceeds from the sale of the borrowed shares, if any, and we will have no interest whatsoever in any such proceeds.
     To the extent that fewer than 22,000,000 shares are sold concurrently with the offering of the convertible notes, the share borrower may from time to time borrow additional shares from us for additional offerings that may be made from time to time. We refer to the latter shares as of the “supplemental borrowed shares.” In connection with the sale of these supplemental borrowed shares, Deutsche Bank may effect such transactions by selling the shares at various prices from time to time or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and or from purchases of shares for whom the dealers may act as agents or to whom they may sell as principals. Over the same period that Deutsche Bank sells these supplemental borrowed shares, it may, in its discretion, purchase at least an equal amount of shares of our common stock on the open market. Deutsche Bank may from time to time purchase shares of our common stock in the market and use such shares, including shares purchased in connection with the sale of supplemental borrowed shares, to facilitate transactions by which investors in the notes may hedge their investments in such notes.
     The existence of the share lending agreement and the short sales of our common stock effected in connection with the sale of our convertible notes being offered concurrently herewith could cause the market price of our common stock to be lower over the term of the share lending agreement than it would have been had we not entered into that agreement. See “Risk Factors—Risks Relating To the Notes—The effect of the issuance and sale of our shares of common stock pursuant to the share lending agreement, which issuance is being made to facilitate transactions by which investors in the notes may hedge their investments, may be to lower the market price of our common stock.” However, we have determined that the entry into the share lending agreement is in our best interests as a means to facilitate the offer and sale of our convertible notes pursuant to the related prospectus supplement and accompanying prospectus on terms more favorable to us than we could have otherwise obtained.

TAXATION
     The following discussion summarizes the material U.S. federal income tax and Marshall Islands tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our notes and any of our common stock received upon their conversion. This summary does not purport to deal with all aspects of U.S. federal income taxation or Marshall Islands taxation that may be relevant to an investor’s decision to purchase notes, nor any tax consequences arising under the laws of any state, locality or other foreign jurisdiction. This summary is not intended to be applicable to all categories of investors, such as dealers in securities, banks, thrifts or other financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, U.S. expatriates, persons that hold the notes or common stock as part of a straddle, conversion transaction or hedge, persons who own 10% or more of our outstanding stock, persons deemed to sell the notes or the common stock under the constructive sale provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, a U.S. Holder (as defined below) whose “functional currency” is other than the U.S. dollar, or persons who acquire or are deemed to have acquired the notes in an exchange or for property other than cash, or holders subject to the alternative minimum tax, each of which may be subject to special rules. In addition, this discussion is limited to persons who hold the notes and common stock as “capital assets” (generally, property held for investment) within the meaning of Code Section 1221. Finally, this discussion only applies to notes that are purchased by those holders who purchase notes in this offering at the “issue price,” which will equal the first price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) at which a substantial amount of the notes is sold for money.
     If an entity treated as a partnership for U.S. federal income tax purposes holds the notes or the common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships holding the notes or the common stock and partners in such partnerships are encouraged to consult their own tax advisors.
U.S. Federal Income Tax Considerations
     In the opinion of Seward & Kissel LLP, our U.S. counsel, the following are the material U.S. federal income tax consequences to us of our activities and to U.S. Holders and Non-U.S. Holders (both as defined below) of the notes and any of our common stock received upon their conversion. The following discussion of U.S. federal income tax matters is based on the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect. Except as otherwise noted, this discussion is based on the assumption that we will not maintain an office or other fixed place of business within the United States. References in the following discussion to “we” and “us” are to DryShips Inc. and its subsidiaries on a consolidated basis.
     PROSPECTIVE PURCHASERS OF THE NOTES ARE ENCOURAGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE UNITED STATES FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, CONVERSION AND DISPOSITION OF THE NOTES.
     U.S. Federal Income Taxation of U.S. Holders
     As used in this section, a “U.S. Holder” is a beneficial owner of notes or common stock that is, for U.S. federal income tax purposes: (1) an individual citizen or resident alien of the United States, (2) a corporation or other entity that is taxable as a corporation, created or organized under the laws of the United States or any state or political subdivision thereof (including the District of Columbia), (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust, if a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons has the authority to control all substantial decisions of the trust.
     Payment of Interest
     It is expected, and therefore this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. Accordingly, interest on a note generally will be includable in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the principal amount of the notes exceeds issue price, as defined above, by more than a de minimis amount, as determined under applicable Treasury Regulations, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income. Additional Amounts paid pursuant to the obligations described under “Description of Notes - Payment of Additional Amounts” will be treated as ordinary interest income. Interest on a note will be income from sources outside the United States and will generally constitute “passive category income” or, in the case of certain U.S. Holders, “general category income” for U.S. foreign tax credit limitation purposes. The rules governing foreign tax credits are complex and, therefore, U.S. Holders should consult their own tax advisors regarding the availability of foreign tax credits in their particular circumstances and the application of these rules.
     Adjustments to Conversion Rate
     The conversion rate of the notes is subject to adjustment under certain circumstances, as described under “Description of Notes—Adjustment to Conversion Rate.” Section 305 of the Code and the Treasury Regulations issued thereunder may treat the holders of the notes as having received a constructive distribution, resulting in dividend treatment (as described below) to the extent of the Company’s current and/or accumulated earnings and profits as determined under U.S. federal income tax principles, if, and to the extent that, certain adjustments in the conversion rate (or certain other corporate transactions) increase the proportionate interest of a holder of notes in the fully diluted common stock, whether or not such holder ever exercises its conversion privilege. For example, if at any time we make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes is increased, such increase will be deemed to give rise to a distribution subject to U.S. federal income tax as a dividend to a U.S. Holder of a note, to the extent the amount of such distribution does not exceed our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), notwithstanding the fact that the U.S. Holder does not receive a cash payment. U.S. Holders should consult their tax advisors as to the tax consequences of receiving constructive dividends. Moreover, if there is not a full adjustment to the conversion rate of the notes to reflect a stock dividend or other event increasing the proportionate interest of the holders of outstanding common stock in the assets or earnings and profits of the Company, then such increase in the proportionate interest of the holders of the common stock may be treated as a distribution to such holders, taxable as a dividend (as described below) to the extent of the Company’s current and/or accumulated earnings and profits. Any constructive distributions received in respect of the notes will not be eligible for either the dividends received deduction or the preferential tax rate afforded to “qualified dividend income” under U.S. federal income tax law.
     Sale, Exchange or Redemption of a Note or Conversion of a Note Solely in Exchange for Cash
     Upon the sale, exchange or redemption of a note or conversion of a note solely in exchange for cash, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (1) the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption or conversion, except to the extent such amount is attributable to accrued interest not previously included in income, which is taxable as ordinary income, and (2) such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. Holder plus the amount, if any, included in income on an adjustment to the conversion rate of the notes, as described in “Adjustments to Conversion Rate” above. Exceptions to this general treatment apply in the case we are treated as a “passive foreign investment company,” as discussed below under “—Passive Foreign Investment Company Status and Significant Tax Consequences.” U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations). Such gain or loss will generally be treated as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.
     Conversion of a Note in Exchange for a Combination of Common Stock and Cash
     If a U.S. Holder receives a combination of shares of our common stock and cash upon conversion of a note, and such cash is not merely received in lieu of a fractional share, the U.S federal income tax treatment to the U.S. Holder is uncertain. For U.S. federal income tax purposes, the transaction will be treated as an exchange of the note for a combination of cash and shares of our common stock. Assuming the note is a “security” for U.S. federal income tax purposes, which is likely, a U.S. Holder will be required to recognize gain (but not loss) realized on this exchange in an amount equal to the lesser of (i) the gain realized (being the excess, if any, of the fair market value of the shares received plus the cash received (other than amount attributable to accrued interest, which will be treated as described above under “Payment of Interest”) over the adjusted tax basis of the note exchanged therefor) and (ii) the cash received (excluding cash attributable to accrued interest). Such gain generally will be capital gain, and will be long-term capital gain if the U.S. Holder’s holding period for the note is more than one year at the time of the exchange. The U.S. Holder’s adjusted tax basis in the shares of our common stock received generally will equal the adjusted tax basis in the note exchanged, decreased by the cash received (excluding cash attributable to accrued interest) and increased by the amount of gain recognized. The U.S. Holder’s holding period in the shares of our common stock received upon exchange of the note will include the holding period of the note so exchanged.
     Alternatively, the cash payment might be treated as the proceeds from the redemption of a portion of the note and taxed in the manner described above under “Sale, Exchange or Redemption of a Note or Conversion of a Note Solely in Exchange for Cash.” In such case, the U.S. Holder’s adjusted tax basis in the note would be allocated pro rata between the shares of our common stock received and the portion of the note that is treated as redeemed for cash.
     In either case, a U.S. Holder should be entitled to treated any cash received in the exchange as applied first to the satisfaction of any accrued but unpaid interest on the note. U.S. Holders are encouraged to consult their tax advisors regarding the proper treatment to them of the receipt of a combination of cash and shares of our common stock upon a conversion.
     Any gain recognized will generally be U.S. source income for purposes of computing a U.S. Holder’s foreign tax credit limitation.
     Conversion of a Note Solely in Exchange for Common Stock
     A U.S. Holder generally will not recognize any income, gain or loss upon conversion of a note into common stock except with respect to cash received in lieu of a fractional share of common stock. A U.S. Holder’s tax basis in the common stock received on conversion of a note will be the same as such U.S. Holder’s adjusted tax basis in the note at the time of conversion, reduced by any basis allocable to a fractional share interest, and the holding period for the common stock received on conversion will generally include the holding period of the note converted. However, to the extent that any common stock received upon conversion is considered attributable to accrued interest not previously included in income by the U.S. Holder, it will be taxable as ordinary income. A U.S. Holder’s tax basis in shares of common stock considered attributable to accrued interest generally will equal the amount of such accrued interest included in income, and the holding period for such shares will begin on the date of conversion.
     Cash received in lieu of a fractional share of common stock upon conversion will be treated as a payment in exchange for the fractional share of common stock. Accordingly, the receipt of cash in lieu of a fractional share of common stock generally will result in capital gain or loss, measured by the difference between the cash received for the fractional share and the U.S. Holder’s adjusted tax basis in the fractional share, and will be taxable as described below under “Sale, Exchange or Other Disposition of Common Stock.”
     Any gain recognized will generally be U.S. source income for purposes of computing a U.S. Holder’s foreign tax credit limitation.
     Taxation of Distributions on Common Stock
     Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences,” distributions, if any, paid on our common stock generally will be includable in a U.S. Holder’s income as dividend income to the extent made from our current and/or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder’s tax basis in his common stock on a dollar-for-dollar basis and thereafter as capital gain. Such distributions will not be eligible for the dividends-received deduction, but may qualify for taxation at preferential rates (for taxable years beginning on or before December 31, 2010) in the case of a U.S. Holder which is an individual, trust or estate, provided that the common stock is traded on an established securities market in the United States (such as The Nasdaq Global Select Market on which our common stock is currently traded) and such holder meets certain holding period and other requirements and provided further that we do not constitute a passive foreign investment company, as described below, for the taxable year of the distribution or the immediately preceding year. Legislation has been previously introduced in the U.S. Congress which, if enacted in its present form, would preclude our dividends from qualifying for such preferential rates prospectively from the date of the enactment. Dividends paid on our common stock will be income from sources outside the United States and will generally constitute “passive category income” or, in the case of certain U.S. Holders, “general category income” for U.S. foreign tax credit limitation purposes.
     Sale, Exchange or Other Disposition of Common Stock
     Subject to the discussion below under “Passive Foreign Investment Company Status and Significant Tax Consequences,” upon the sale, exchange or other disposition of common stock, a U.S. Holder generally will recognize capital gain or capital loss equal to the difference between the amount realized on such sale or exchange and such holder’s adjusted tax basis in such common stock. U.S. Holders are encouraged to consult their tax advisors regarding the treatment of capital gains (which may be taxed at lower rates than ordinary income for U.S. Holders who are individuals, trusts or estates) and capital losses (the deductibility of which is subject to limitations). A U.S. Holder’s gain or loss will generally be treated (subject to certain exceptions) as gain or loss from sources within the United States for U.S. foreign tax credit limitation purposes.
          Spin-off of our subsidiary, Ocean Rig UDW
          If we spin off the stock of our subsidiary, Ocean Rig UDW, to our shareholders, depending on the manner in which the spin-off is structured, the transaction may be treated as an in-kind distribution with respect to our common stock, and as a result as a taxable dividend to U.S. Holders of our common stock, or otherwise as a transaction resulting in taxable gain for U.S. Holders of our common stock, notwithstanding that cash has not been received. See “Risk Factors—Company Specific Risk Factors—The spin-off of our subsidiary, Ocean Rig UDW, may have adverse tax consequences to shareholders.”
     Passive Foreign Investment Company Status and Significant Tax Consequences
   Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a passive foreign investment company for U.S. federal income tax purposes. In general, we will be treated as a passive foreign investment company with respect to a U.S. Holder if, for any taxable year in which such holder held our common stock, either:
•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or

•	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.
     If we are treated as a passive foreign investment company, a U.S. Holder of notes is likely to be treated for passive foreign investment company purposes as a holder of our stock, prior to conversion of the notes, under constructive ownership rules.
     For purposes of determining whether we are a passive foreign investment company, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income would generally constitute “passive income” unless we were treated under specific rules as deriving our rental income in the active conduct of a trade or business.
     Based on our current operations and future projections, we do not believe that we are, nor do we expect to become, a passive foreign investment company with respect to any taxable year. Although there is no legal authority directly on point, and we are not relying upon an opinion of counsel on this issue, our belief is based principally on the position that, for purposes of determining whether we are a passive foreign investment company, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, such income should not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the tankers, should not constitute passive assets for purposes of determining whether we are a passive foreign investment company. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service, or IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing passive foreign investment companies, the IRS or a court could disagree with our position. In addition, although we intend to conduct our affairs in a manner to avoid being classified as a passive foreign investment company with respect to any taxable year, we cannot assure you that the nature of our operations will not change in the future.
     As discussed more fully below, if we were to be treated as a passive foreign investment company for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder makes an election to treat us as a “Qualified Electing Fund,” which election we refer to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder should be able to make a “mark-to-market” election with respect to our common stock, as discussed below.
          Taxation of U.S. Holders Making a Timely QEF Election
          If a U.S. Holder makes a timely QEF election, which U.S. Holder we refer to as an “Electing Holder,” the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common stock will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common stock and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of our common stock. A U.S. Holder would make a QEF election with respect to any year that our company is a passive foreign investment company by filing IRS Form 8621 with its U.S. federal income tax return. However, a U.S. Holder is not permitted to make a QEF election with respect to the notes. As a result, if we are treated as a passive foreign investment company at any time during which a U.S. Holder owns notes, the U.S. Holder will not be able to make a normal QEF election with respect to shares acquired upon a conversion of the notes. Such a U.S. Holder could, however, make a special QEF election with respect to the shares under which the U.S. Holder would recognize inherent gain in the shares as an ‘‘excess distribution’’ at the time of the election, by treating the holding period of the shares as including the holding period of the notes. If we were aware that we were to be treated as a passive foreign investment company for any taxable year, we would provide each U.S. Holder with all necessary information in order to make the QEF election described above.
          Taxation of U.S. Holders Making a “Mark-to-Market” Election
          Alternatively, if we were to be treated as a passive foreign investment company for any taxable year and, as we anticipate, our stock is treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common stock, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. The mark-to-market election under the passive foreign investment company rules is not permitted to be made with respect to the notes. A U.S. Holder may make a mark-to-market election under the passive foreign investment company rules with respect to shares acquired upon a conversion of notes; however, this election would require the U.S. Holder to recognize inherent gain in the shares as an “excess distribution” at the time of the election, by treating the holding period of the shares as including the holding period of the notes. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common stock at the end of the taxable year over such holder’s adjusted tax basis in the common stock. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common stock over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in its common stock would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our common stock would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common stock would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. Any additional loss would be treated as a capital loss, subject to generally applicable limitations under the Code.
          Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
          Finally, if we were to be treated as a passive foreign investment company for any taxable year, a U.S. Holder who does not make either a QEF election or a “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common stock in a taxable year in excess of 125 percent of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common stock), and (2) any gain realized on the sale, exchange or other disposition of our common stock. Under these special rules:

•	the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the common stock;

•	the amount allocated to the current taxable year and any taxable year before we became a passive foreign investment company would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.
          These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common stock. If a Non-Electing Holder who is an individual dies while owning our common stock, such holder’s successor generally would not receive a step-up in tax basis with respect to such stock.
          U.S. Federal Tax Consequences to Non-U.S. Holders
          A “Non-U.S. Holder” is a beneficial owner of the notes or common stock that is not a “U.S. Holder,” as defined above. In general, distributions on the notes or the common stock to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange, or redemption of the notes or the common stock, or conversion of the notes will not be subject to U.S. federal income or withholding tax, unless:
(1)	such income is effectively connected with a trade or business conducted by such Non-U.S. Holder in the United States (and, in the case of an applicable tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment in the United States), or

(2)	in the case of gain, such Non-U.S. Holder is a nonresident alien individual who is present in the United States for more than 182 days in the taxable year of the sale of the notes and certain other requirements are met.
          Except as may otherwise be provided in an applicable income tax treaty between the United States and a foreign country, a Non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder with respect to payments of interest and dividends if such payments are effectively connected with the conduct of a trade or business by the Non-U.S. Holder in the United States. Such Non-U.S. Holder will be required to provide the withholding agent with a properly executed IRS Form W-8ECI. In addition, if the Non-U.S. Holder is a corporation, such holder may be subject to a branch profits tax at a 30% rate (or such lower rate as provided by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. A Non-U.S. Holder will not be considered to be engaged in a trade or business within the United States for U.S. federal income tax purposes solely by reason of holding the notes or the common stock.
          Information Reporting and Backup Withholding
          Under certain circumstances, the Code requires “information reporting” annually to the IRS and to each U.S. Holder and Non-U.S. Holder (collectively, a “Holder”), and “backup withholding” with respect to certain payments made on or with respect to the notes or the common stock. Certain Holders are exempt from backup withholding, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts, and individual retirement accounts that provide a properly completed IRS Form W-9. Backup withholding will apply to a non-exempt U.S. Holder if such U.S. Holder (1) fails to furnish its Taxpayer Identification Number, or TIN, which, for an individual would be his or her Social Security Number, (2) furnishes an incorrect TIN, (3) is notified by the IRS that it has failed to properly report payments of interest and dividends, or (4) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.
          A Non-U.S. Holder which receives payments made on or with respect to the notes or the common stock through the U.S. office of a broker, will not be subject to either IRS reporting requirements or backup withholding if such Non-U.S. Holder provides to the withholding agent either IRS Form W-8BEN or W-8IMY, as applicable, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder and stating that the Non-U.S. Holder is not a U.S. person.
          The payment of the proceeds on the disposition of the notes or the common stock to or through the U.S. office of a broker generally will be subject to information reporting and backup withholding unless the Holder provides the certification described above or otherwise establishes an exemption from such reporting and withholding requirements.
          Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be offset by the amount of tax withheld. If backup withholding results in an overpayment of U.S. federal income tax, a refund or credit may be obtained from the IRS, provided that certain required information is furnished in a timely manner. Copies of the information returns reporting such interest and withholding may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.
          Taxation of the Company’s Shipping Income
In General
          Unless exempt from U.S. federal income taxation under the rules discussed below, a foreign corporation is subject to U.S. federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. Shipping income includes income derived both from vessels which are owned by a foreign corporation as well as those vessels that are chartered in by a foreign corporation. For these purposes, 50% of shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States constitutes income from sources within the United States, which we refer to as “U.S.-source shipping income.”
          Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are not permitted by law to engage in transportation that produces income which is considered to be 100% from sources within the United States.
          Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.
          In the absence of exemption from tax under Code Section 883, our gross U.S.-source shipping income would be subject to a 4% tax imposed without allowance for deductions as described below.
          Exemption of Operating Income from U.S. Federal Income Taxation
          Under Code Section 883 and the regulations thereunder, we will be exempt from U.S. federal income taxation on our U.S.-source shipping income if:
(1)	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and

(2)	either
(A)	more than 50% of the value of our stock is owned, directly or indirectly, by individuals who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, which we refer to as the “50% Ownership Test,” or

(B)	our stock is “primarily and regularly traded on an established securities market” in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”
          The Marshall Islands, the jurisdiction where we and our ship-owning subsidiaries are incorporated, has been formally recognized by the IRS as a foreign country that grants an “equivalent exemption” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S. source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.
          Due to the widely-held ownership of our stock, we do not anticipate being able to satisfy the 50% Ownership Test. Our ability to satisfy the Publicly-Traded Test is discussed below.
          The regulations provide, in pertinent part, that stock of a foreign corporation will be considered to be “primarily traded” on an established securities market if the number of shares of each class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our common stock, which is our sole class of our issued and outstanding stock, is currently “primarily traded” on The Nasdaq Global Select Market.
          Under the regulations, our stock will be considered to be “regularly traded” on an established securities market if one or more classes of our stock representing more than 50% of our outstanding shares, by total combined voting power of all classes of stock entitled to vote and total value, is listed on the market which we refer to as the listing threshold. Since our common stock, our sole class of stock, is listed on The Nasdaq Global Select Market, we will satisfy the listing requirement.
          It is further required that with respect to each class of stock relied upon to meet the listing threshold (i) such class of the stock is traded on the market, other than in minimal quantities, on at least 60 days during the taxable year or 1/6 of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. We believe we currently satisfy and will continue to satisfy the trading frequency and trading volume tests. Even if this were not the case, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if, as is the case with our common stock, such class of stock is traded on an established securities market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
          Notwithstanding the foregoing, the regulations provide, in pertinent part, our common stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the outstanding shares of our common stock are owned, actually or constructively under specified stock attribution rules, on more than half the days during the taxable year by persons who each own 5% or more of our common stock, which we refer to as the “5 Percent Override Rule.”
          For purposes of being able to determine the persons who own 5% or more of our stock, or “5% Stockholders,” the regulations permit us to rely on Schedule 13G and Schedule 13D filings with the United States Securities and Exchange Commission, or the SEC, to identify persons who have a 5% or more beneficial interest in our common stock. The regulations further provide that an investment company which is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Stockholder for such purposes.
          If 5% Stockholders were to come to own 50% or more of our common stock, we would be subject to the 5% Override Rule unless we were able to establish that among the closely-held group of 5% Stockholders, there are sufficient 5% Stockholders that are qualified stockholders for purposes of Section 883 to preclude non-qualified 5% Stockholders in the closely-held group from owning 50% or more of each class of our stock for more than half the number of days during the taxable year. In order to be a qualifying stockholder under section 883, a stockholder must be a resident of a qualifying foreign country, may not own its interest in the corporation in the form of bearer shares, and must comply with certain documentation and reporting requirements designed to substantiate its identity as a qualified stockholder. These documentation and reporting requirements are onerous and we may not be able to satisfy them.

Taxation in Absence of Exemption
          To the extent the benefits of Section 883 are unavailable, our U.S. source shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions. Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% (i.e., 50% of 4%) of gross shipping income under the 4% gross basis tax regime.
          To the extent the benefits of the Section 883 exemption are unavailable and our U.S.-source shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S.-source shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at rates of up to 35%. In addition, we may be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of its U.S. trade or business.
          Our U.S.-source shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•	We have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and

•	Substantially all of our U.S.-source shipping income is attributable to regularly scheduled transportation, such as the operation of a tanker that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.
          We do not intend to have, or permit circumstances that would result in having any tanker operating to the United States on a regularly scheduled basis. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S.-source shipping income will be “effectively connected” with the conduct of a U.S. trade or business.
United States Taxation of Gain on Sale of Vessels
          Regardless of whether we qualify for the benefits of Section 883, we will not be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
          U.S. Taxation of Our Other Income
          In addition to our shipping operations, we provide drilling services to third parties on the U.S. Outer Continental Shelf through our indirect wholly-owned subsidiary, Ocean Rig USA LLC. Ocean Rig USA LLC is engaged in a trade or business in the United States. Therefore, Ocean Rig USA LLC is subject to U.S. federal income tax on a net basis on its taxable income. The amount of such taxable income and such U.S. federal income tax liability will vary depending upon the level of Ocean Rig USA LLC’s operations in the United States in any given taxable year. Distributions from Ocean Rig USA LLC to our subsidiary that owns the interests in Ocean Rig USA LLC may be subject to U.S. federal withholding tax at a 30% rate.
          Marshall Islands Tax Considerations
          In the opinion of Seward & Kissel LLP, the following are the material Marshall Islands tax consequences of our activities to us and U.S. Holders and Non-U.S. Holders of the notes and of any of our common stock received upon conversion of the notes. We are incorporated in the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, and no Marshall Islands withholding tax will be imposed upon payments of dividends or interest by us to our stock or note holders.
          Other Tax Considerations
          In addition to the tax consequences discussed above, we may be subject to tax in one or more other jurisdictions where we conduct activities. The amount of any such tax imposed upon our operations may be material.
          THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL AND MARSHALL ISLANDS INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES. YOU ARE ENCOURAGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF ACQUIRING, HOLDING, CONVERTING OR OTHERWISE DISPOSING OF THE NOTES AND SHARES OF OUR COMMON STOCK.

UNDERWRITING
          Subject to the terms and conditions of the underwriting agreement, Deutsche Bank Securities Inc. has agreed to purchase from us $300,000,000 principal amount of notes at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.
          The underwriting agreement provides that the obligations of the underwriter to purchase the notes offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the notes offered by this prospectus supplement if any of these notes are purchased.
          We have been advised by the underwriter that it proposes to offer the notes to the public at the public offering price set forth on the cover of this prospectus and to dealers at a price that represents a concession not in excess of      % of the principal amount of the notes. The underwriter may allow, and these dealers may re-allow, a concession of not more than      % of the principal amount of the notes to other dealers. After the initial public offering, the underwriter may change the offering price and other selling terms.
          We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $ .
          We have agreed to indemnify the underwriter against some specified types of liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriter may be required to make in respect of any of these liabilities.
          We have granted to the underwriter an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to $45,000,000 aggregate principal amount of additional notes at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The underwriter may exercise this option only to cover over-allotments made in connection with the sale of the notes offered by this prospectus. To the extent that the underwriter exercises this option, the underwriter will become obligated, subject to conditions, to purchase these additional notes. We will be obligated, pursuant to the option, to sell these additional notes to the underwriter to the extent the option is exercised. If any additional notes are purchased, the underwriter will offer the additional notes on the same terms as those on which the notes are being offered.
          The underwriter has advised us that it does not intend to confirm sales to any account over which it exercises discretionary authority.
          The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or on any automated dealer quotation system. The underwriter may make a market in the notes after completion of the offering, but will not be obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.
          Our common stock is currently listed on The Nasdaq Global Select Market under the symbol DRYS. We intend to list the shares of common stock issuable upon conversion of the notes on The Nasdaq Global Select Market.
          We, our Chief Executive Officer and certain stockholders, have agreed not to offer, sell, contract to sell or otherwise dispose of, or enter into any transaction that is designed to, or could be expected to, result in the disposition of any shares of our common stock or other securities convertible into or exchangeable or exercisable for shares of our common stock or derivatives of our common stock or common stock issuable upon exercise of options or warrants held by these persons for a period of 60 days after the date of this prospectus supplement without the prior written consent of Deutsche Bank Securities Inc. This consent may be given at any time without public notice.
          In connection with the offering, the underwriter may purchase and sell the notes in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

          Short sales involve the sale by the underwriter of a greater principal amount of notes than they are required to purchase in the offering. Covered short sales are sales made in an amount not greater than the underwriter’s option to purchase additional notes from us in the offering. The underwriter may close out any covered short position by either exercising its option to purchase additional notes or purchasing notes in the open market. In determining the source of notes to close out the covered short position, the underwriter will consider, among other things, the price of notes available for purchase in the open market as compared to the price at which they may purchase notes through the over-allotment option. Naked short sales are any sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing notes in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market prior to the completion of the offering.
          Stabilizing transactions consist of various bids for or purchases of the notes made by the underwriter in the open market prior to the completion of the offering.
          The underwriter may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because an underwriter has repurchased notes sold by or for the account of that underwriter in stabilizing or short covering transactions.
          Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of the notes. Additionally, these purchases, along with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions may be effected in the over-the-counter market or otherwise.
          A prospectus supplement in electronic format is being made available on Internet web sites maintained by the underwriter of this offering. Other than the prospectus supplement in electronic format, the information on any underwriter’s web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement or the registration statement of which the related prospectus forms a part.
          Concurrently with this offering, we are offering from time to time up to an aggregate of 22,000,000 shares of our common stock by means of a separate prospectus supplement and accompanying prospectus. These shares of our common stock will be offered to the public in an offering underwritten by Deutsche Bank Securities Inc. In addition, we have agreed to loan such shares of common stock to an affiliate of Deutsche Bank Securities Inc., which affiliate we refer to as the “share borrower,” pursuant to a share lending agreement described in “Description of Share Lending Agreement.” An affiliate of the share borrower has informed us that it intends to use the short position created by the share loan and the concurrent short sales of the borrowed shares to facilitate transactions by which investors in the notes may hedge their investments. See “Description of Share Lending Agreement.” In connection with facilitating those transactions, such affiliate of the share borrower expects to receive customary negotiated fees from investors.
Notice to Prospective Investors in European Economic Area
          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of the notes to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any notes may be made at any time under the following exemptions under the Prospectus Directive if they have been implemented in the Relevant Member State:
          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances falling within Article 3(2) of the Prospectus Directive;
provided that no such offer of notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.
          For the purposes of this provision, the expression an “offer to the public” in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
Notice to Prospective Investors in United Kingdom
          Each underwriter acknowledges and agrees that:
          (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the us; and
          (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
          This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Switzerland
          This document, as well as any other material relating to the notes which are the subject of the offering contemplated by this prospectus supplement, does not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The notes will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the notes, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The notes are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the notes with the intention to distribute them to the public. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the notes, is personal and confidential and does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.
Notice to Prospective Investors in France
          Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or by the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.
Such offers, sales and distributions will be made in France only:
•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, Article L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;r

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).
The notes may be resold directly or indirectly, only in compliance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Other Relationships
          The underwriter and its affiliates may have provided in the past and may in the future provide, various investment banking, commercial banking and other financial services for us for which they have received and may continue to receive customary fees. In particular, affiliates of Deutsche Bank Securities Inc. are lenders under certain of our credit facilities.

LEGAL MATTERS
          Certain legal matters in connection with the sale of the notes offered hereby are being passed upon for us by Seward & Kissel LLP, New York, New York. The underwriter is being represented by Morgan, Lewis & Bockius LLP, New York, New York. The underwriter’s special counsel is Cleary Gottlieb Steen & Hamilton LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          The consolidated financial statements of DryShips Inc. and its subsidiaries (the “Company”), except Ocean Rig ASA and subsidiaries, prior to the allocation of the Company’s purchase price to Ocean Rig ASA and subsidiaries’ net assets, as of December 31, 2008 and 2007, and for each of the two years ended December 31, 2008, the related financial statement schedule, and the effectiveness of DryShips Inc. internal control over financial reporting as of December 31, 2008, all included in the DryShips Inc. Annual Report on Form 20-F/A for the year ended December 31, 2008 (the “Annual Report”) have been audited by Deloitte. Hadjipavlou Sofianos & Cambanis S.A., an independent registered public accounting firm as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern and the Company’s change in accounting for dry-docking costs during 2008 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting) appearing in the Annual Report.
           The Financial Statements of Ocean Rig prior to allocation of the Company’s purchase price to Ocean Rig ASA for the year ended December 31, 2008 were audited by Ernst & Young AS, an independent registered public accounting firm, as stated in their report appearing in the Annual Report. Such financial statements of the Company are incorporated herein by reference in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing.
     The consolidated financial statements and schedule of DryShips Inc. for the year ended December 31, 2006, incorporated in this prospectus by reference from our Annual Report on Form 20-F/A for the year ended December 31, 2008 filed with the SEC on April 3, 2009 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., as stated in their report appearing therein. Such financial statements are incorporated herein by reference in reliance upon the respective reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the Commission. This prospectus supplement and prospectus are a part of that registration statement, which includes additional information.
Government Filings
          We file annual and special reports within the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
Information Incorporated by Reference
          The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus supplement and prospectus and will automatically update and supersede previously filed information, including information contained in this document.
          We incorporate by reference in this prospectus supplement the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	Annual Report on Form 20-F for the year ended December 31, 2008, filed with the SEC on March 30, 2009, and as amended on April 3, 2009, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•	Our reports on Form 6-K filed with the SEC on May 6, 2009, July 14, 2009, August 3, 2009 and October 28, 2009.
          We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement (if they state that they are incorporated by reference into this prospectus supplement or prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the prospectus.
          You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
     You may read and copy any document we file with the SEC at the SEC public reference room located at:
100 F Street, N.E.
Room 1580
Washington, D.C. 20549
          Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s web site at http://www.sec.gov and through The Nasdaq Global Select Market, 1 Liberty Plaza, New York, New York 10006, on which our common shares are traded. The information contained in or accessible from the SEC’s website is not part of this prospectus supplement.
          You may obtain a copy of above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
DryShips Inc.
80 Kifissias Avenue,
Amaroussion 15125,
Athens, Greece
Attention: George Economou
Telephone: (011) (30) (210) 809 0570
Information Provided by the Company
          We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of The Nasdaq Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

Prospectus
DRYSHIPS INC.
          Through this prospectus, we or any selling shareholder may periodically offer:
          our common stock (including preferred share purchase rights), our preferred shares,
          our debt securities, which may be guaranteed by one or more of our subsidiaries, our warrants,
          our purchase contracts, and
          our units.
          The prices and terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus. We will not receive any of the proceeds from the sale of securities by any selling shareholder.
          Our common stock is currently listed on the Nasdaq Global Market under the symbol “DRYS.”
          The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
          An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 21 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 17, 2008

 (i)

          We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles , or “U.S. GAAP.” We have a fiscal year end of December 31.
          This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the Commission, using a shelf registration process. Under the shelf registration process, we or any selling shareholder may sell the common stock (including preferred share purchase rights), preferred shares, debt securities (and related guarantees), warrants, purchase contracts and units described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling shareholder may offer. Each time we or a selling shareholder offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the offered securities. We may file a prospectus supplement in the future that may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
          This prospectus does not contain all the information provided in the registration statement we filed with the Commission. For further information about us or the securities offered hereby, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information.”
      (ii)

          This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
PROSPECTUS SUMMARY
          Unless the context otherwise requires, as used in this prospectus, the terms “Company,” “we,” “us,” and “our” refer to DryShips Inc. and all of its subsidiaries, and “DryShips Inc.” refers only to DryShips Inc. and not to its subsidiaries.
          We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
          We are a Marshall Islands corporation with our principal executive offices in Athens, Greece. We were incorporated in September 2004. As of October 17, 2008, we own, through our subsidiaries, a fleet of 49 drybulk carriers comprised of 7 Capesize, 30 Panamax, 2 Supramax, and 10 newbuilding drybulk vessels, which have a combined deadweight tonnage of approximately 4.7 dwt. We have agreed to acquire an additional nine Capesize drybulk vessels, five of which are newbuildings, which will result in an additional deadweight tonnage of approximately 1.6 million dwt. Since our inception in 2004, we have increased the size and carrying capacity of our drybulk fleet from six vessels and approximately 514,890 dwt to 58 vessels of approximately 6.3 million dwt, inclusive of the nine Capesize vessels, five of which are newbuildings, we have agreed to acquire. Our drybulk fleet principally carries a variety of drybulk commodities including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in our drybulk fleet is 7.8 years.
          In addition, through our acquisition of Ocean Rig ASA, or Ocean Rig, a Norwegian offshore drilling services company whose shares were listed on the Oslo Stock Exchange, we own and operate two ultra-deep water, harsh environment, semi-submersible drilling rigs, the Leiv Eiriksson and the Eirik Raude. In April 2008, we, through our subsidiary, DrillShips Investment Inc., or DrillShips Investment, exercised an option to acquire two newbuilding advanced capability drillships for use in ultra-deep water locations, identified as Hull 1865 and Hull 1866, for an expected cost of approximately $800 million per drillship. We have entered into a share purchase agreement with related parties to acquire two additional newbuilding ultra-deep water drillships, identified as Hull 1837 and 1838, in exchange for shares of our subsidiary Primelead Shareholders. See below under “Recent Developments — Acquisition of DrillShips Holdings Inc.” and “Spin Off of Primelead.”
          We employ our vessels under period time charters, in the spot charter market and in drybulk carrier pools. Two of the Panamax drybulk carriers in our fleet are currently operated in a Panamax drybulk carrier pool. Pools have the size and scope to combine spot market voyages, time charters and contracts of affreightment with freight forward agreements for hedging purposes and to perform more efficient vessel scheduling thereby increasing fleet utilization. Thirty of our vessels are currently on time charter.
          All of our drybulk carriers are managed by Cardiff Marine Inc., or Cardiff, under separate ship management agreements. Mr. Economou, our Chairman, Chief Executive Officer and Interim Chief Financial Officer, has been active in shipping since 1976 and formed Cardiff in 1991. We are affiliated with Cardiff. Cardiff, a Liberian corporation with offices in Greece, is responsible for all technical and commercial management functions of our drybulk fleet. We believe that Cardiff has established a reputation in the international drybulk shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety. Seventy percent of the issued and outstanding capital stock of Cardiff is owned by a foundation which is controlled by Mr. Economou. The remaining 30% of the issued and outstanding capital stock of Cardiff is owned by a company controlled by Mr. Economou’s sister, who is also a member of our board of directors. For information on management with respect to our offshore drilling operations, please see “Management of Our Offshore Drilling Operations.”

          Cardiff provides comprehensive ship management services including technical supervision, such as repairs, maintenance and inspections, safety and quality, crewing and training, as well as supply provisioning. Cardiff’s commercial management services include operations, chartering, sale and purchase, post-fixture administration, accounting, freight invoicing and insurance. Cardiff completed early implementation of the International Maritime Organization’s, or IMO, International Management Code for the Safe Operation of Ships and Pollution Prevention, or ISM Code, in 1996. Cardiff has obtained documents of compliance for its office and safety management certificates for its vessels as required by the ISM Code and has been ISO 14001 certified since 2003, in recognition of its commitment to overall quality.
Our Fleet
As of October 17, 2008, our fleet is comprised of the following vessels:

					Gross
	Year			Current	rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
Capesize:
Alameda	2001	170,269	Capesize	T/C*	$41,982	Feb-2009	Apr-2009
Brisbane	1995	151,066	Capesize	T/C	$57,000	Dec-2011	Apr-2012
Capri	2001	172,579	Capesize	T/C	$61,000	Apr-2018	Jun-2018
Flecha	2004	170,012	Capesize	T/C	$55,000	Jul-2018	Nov-2018
Manasota	2004	171,061	Capesize	T/C	$67,000	Feb-2013	Apr-2013
Mystic	2008	170,500	Capesize	T/C	$52,310	Aug-2018	Dec-2018
Samsara	1996	150,393	Capesize	T/C	$139,000	Oct-2008	Dec-2008
	Next	Employment			$57,000	Dec-2011	Apr-2012
Capesize We Have Agreed to Acquire:
Fernantina	2006	174,315	Capesize	T/C*	$41,159	Apr-2014	Jun-2014
Morgiana	1998	186,001	Capesize	T/C**	$67,500	Oct-2012	Dec-2012
Pompano	2006	174,219	Capesize	T/C*	$41,159	Mar-2014	May-2014
Ventura	2006	174,315	Capesize	T/C*	$41,159	Apr-2014	Jun-2014
	6.6 years	1,864,730	11
Panamax:
Avoca	2004	76,500	Panamax	Spot	$60,000	Prompt	Prompt
	Next	Employment		T/C	$45,500	Sep-2013	Dec-2013
Bargara	2002	74,832	Panamax	T/C	$43,750	May-2012	Jul-2012
Capitola	2001	74,832	Panamax	T/C	$39,500	Jun-2013	Aug-2013
Catalina	2005	74,432	Panamax	T/C	$40,000	Jun-2013	Aug-2013
Conquistador	2001	75,607	Panamax	Spot	$37,500	Prompt	Prompt
Coronado	2000	75,706	Panamax	T/C	$81,750	Sep-2008	Oct-2008
	Next	Employment		Spot	$8,000	Prompt	Prompt
Ecola	2001	73,931	Panamax	T/C	$43,500	Jun-2012	Aug-2012
Heinrich Oldendorff	2001	73,931	Panamax	BB	$20,633	Mar-2009	Jun-2009
Iguana	1996	70,349	Panamax	T/C	$77,000	Oct-2008	Nov-2008
	Next	Employment		Spot	$16,500	Prompt	Prompt
La Jolla	1997	72,126	Panamax	Spot	$26,000	Prompt	Prompt
	Next	Employment		Spot	$16,500	Prompt	Prompt
Lacerta	1994	71,862	Panamax	Spot	$10,000	Prompt	Prompt

					Gross
	Year			Current	rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
Ligari	2004	75,583	Panamax	T/C	$55,500	Jun-2012	Aug-2012
Maganari	2001	75,941	Panamax	Spot	$40,000	Prompt	Prompt
Majorca	2005	74,364	Panamax	T/C	$43,750	Jun-2012	Aug-2012
Marbella	2000	72,561	Panamax	T/C	$82,500	Oct-2008	Nov-2008
Mendocino	2002	76,623	Panamax	T/C	$56,500	Jun-2012	Sep-2012
Ocean Crystal	1999	73,688	Panamax	Spot	$69,000	Prompt	Prompt
Oregon	2002	74,204	Panamax	Spot	$16,000	Prompt	Prompt
Padre	2004	73,601	Panamax	T/C	$81,000	Oct-2008	Nov-2008
	Next	Employment			$46,500	Sept-2012	Dec-2012
Paragon	1995	71,259	Panamax	Spot	$33,000	Prompt	Prompt
Positano	2000	73,288	Panamax	Spot	$28,000	Prompt	Prompt
	Next	Employment			$42,500	Sept-2013	Dec-2013
Primera	1998	72,495	Panamax	T/C	$78,600	Sep-2008	Oct-2008
Redondo	2000	74,716	Panamax	T/C	$34,500	Apr-2013	Jun-2013
Saldanha	2004	75,500	Panamax	T/C	$52,500	Jun-2012	Sep-2012
Samatan	2001	74,823	Panamax	T/C	$39,500	May-2013	Jul-2013
Sonoma	2001	74,786	Panamax	Baumarine	$42,355
Sorrento	2004	76,633	Panamax	Spot	$39,500	Prompt	Prompt
Tonga	1984	66,798	Panamax	Spot	$58,500	Prompt	Prompt
Toro	1995	73,034	Panamax	Baumarine	$40,314
Xanadu	1999	72,270	Panamax	T/C	$39,750	Jul-2013	Sep-2013
	8.9 years	2,216,275	30
Supramax:
Clipper Gemini	2003	51,201	Supramax	BB	$27,000	Nov-2008	Jan-2009
VOC Galaxy	2002	51,201	Supramax	BB	$27,000	Sept-2008	Sept-2008
	Next	Employment			$20,250	Sept-2010	Feb-2011
	6.5 years	102,402	2
N/B Vessels:
N/B-Hull No: 1128	2008	177,000	Capesize	T/C	$60,000
N/B-Hull No: 0002	2009	180,000	Capesize	Spot		N/A
N/B-Hull No: 2089	2009	180,000	Capesize	Spot		N/A
N/B-Hull No: 0003	2010	180,000	Capesize	Spot		N/A
N/B-Hull No: SS058	2010	82,100	Panamax	Spot		N/A
N/B-Hull No: SS059	2010	82,100	Panamax	Spot		N/A
N/B-Hull No: 1518A	2009	75,000	Panamax	Spot		N/A
N/B-Hull No: 1519A	2010	75,000	Panamax	Spot		N/A
N/B-Hull No: 1568	2008	75,000	Panamax	Spot		N/A
N/B-Hull No: 1569	2009	75,000	Panamax	Spot		N/A

					Gross
	Year			Current	rate	Redelivery
	Built	DWT	Type	employment	per day	Earliest	Latest
N/B Vessels We Have Agreed to Acquire:
N/B-Hull No: 1106	2009	177,926	Capesize	T/C	$56,000
N/B-Hull No: 1119	2010	177,926	Capesize	Spot	N/A
N/B-Hull No: 1129	2009	177,926	Capesize	Spot	N/A
N/B-Hull No: 1154	2009	177,926	Capesize	Spot	N/A
N/B-Hull No: 1155	2009	177,926	Capesize	Spot	N/A
		2,070,830	15
Totals	7.82 years	6,254,237	58
Rig:
Leiv Eiriksson	2001	Fifth-generation semi-submersible drilling unit			Contract with Shell U.K. Limited, A/S Norske Shell and Shell E&P Ireland Limited for a Two-Year Term at day rates ranging between $475,000 and $510,000
Eirik Raude	2002	Fifth-generation semi-submersible drilling unit			Contract with Tullow Oil PLC for a Three-Year Term at a dayrates of $635,000
N/B Drillships:
N/B-Hull No: 1865	Q3 2011		UDW Drillship
N/B-Hull No: 1866	Q3 2011		UDW Drillship
N/B Drillships We Agreed to Acquire:
N/B-Hull No: 1837	Q4 2010		UDW Drillship
N/B-Hull No: 1838	Q1 2011		UDW Drillship

*	Linked to the Baltic Index

**	Staggered at a gross daily rate of $122,500, $95,000, $55,000, $35,000 and $30,000 for years one through five respectively.

1.	For vessels trading in the spot market, the TCE rate is for the current voyage.

2.	For vessels trading in the Baumarine pool the TCE rate is the Pool’s estimate for earnings in the month of September.

3.	For vessels trading in the spot market or in the Baumarine pool, the quoted rates are not indications of future earnings and the company gives no assurance or guarantee of future rates.

4.	The MV Heinrich Oldendorff, MV Clipper Gemini and MV VOC Galaxy are employed under a bareboat charter.
Our Drybulk Shipping Business Strategy
          We focus our business strategy on providing reliable seaborne transportation services for drybulk cargoes at a competitive cost. We believe we can achieve our business objectives and increase shareholder value through our business strategy. The elements of our business strategy consist of:
•	Fleet Expansion Through Second Hand and Newbuilding Vessel Acquisitions. We intend to grow our fleet through timely and selective acquisitions of drybulk carriers. We will seek to identify potential second hand and newbuilding vessel acquisition candidates among all size categories of drybulk carriers in order to gain a worldwide presence in the drybulk carrier market with a fleet capable of servicing virtually all major ports and routes used for the seaborne transportation of key commodities and raw materials. We expect to maintain an average fleet age of less than 10 years.

•	Focused Fleet Profile. We intend to maintain a focused fleet profile that is comprised of drybulk carriers in the larger size categories: Capesize, Panamax, and Supramax. We believe that larger drybulk carriers, such as Capesize, Panamax and Supramax vessels, offer greater potential compared to smaller vessels such as Handysize and Handymax vessels. Our Capesize, Panamax and Supramax vessels transport predominantly coal and iron ore for energy and steel production as well as grain and steel products, fertilizers, minerals, forest products, ores, bauxite, alumina, cement and other construction materials. These raw materials and products are used as production inputs in a number of industries. Our vessels are able to trade worldwide in a multitude of trade routes carrying a wide range of cargoes for a number of industries. We transport these various cargoes on several geographical routes thereby reducing our dependency on any one cargo, trade route or industry and maximizing fleet utilization.

•	Combined Fleet Employment. As we expand our fleet of drybulk carriers, we will actively and strategically employ our fleet between fixed employment contracts, including time or bareboat charters, which can last up to several years, and spot charters, which generally last for periods of ten days to four months. We will also continue to participate in drybulk carrier pools. Drybulk carriers operating on fixed employment contracts provide more predictable cash flows, while drybulk carriers operating in the spot market may generate increased or decreased profit margins during periods of improvement or deterioration in freight (or charter) rates. We may also enter into freight forward agreements in order to hedge our exposure to market volatility.
Our Offshore Drilling Units
          Through our acquisition of Ocean Rig, we own and operate two ultra-deep water, harsh environment, semi-submersible drilling rigs, the Leiv Eiriksson and the Eirik Raude.
          The Leiv Eiriksson is currently operating under a two-year contract with Shell U.K. Limited, A/S Norske Shell and Shell E&P Ireland Limited for drilling operations in Irish, UK and Norwegian waters, which we refer to as the Shell contract. The rig operated in Irish waters in the second quarter of 2008 and relocated to Norwegian waters in the third quarter of 2008. On July 11, 2008, we obtained the requisite approvals from the Norwegian authorities and commenced operations in Norwegian waters. In 2008, a dayrate of $476,000 applied while the rig was operating in Ireland and in the UK, and a dayrate of $511,000 applies while the rig is operating in Norwegian waters.
          During 2008, the Eirik Raude operated under a two-year contract with a subsidiary of ExxonMobil Corporation, which we refer to as the ExxonMobil contract. On July 25, 2008, the Eirik Raude contract with ExxonMobil expired; however, we were obligated to complete the well that was in progress. In October 2008, we expect to commence with a contract entered in February 2008 for a three-year term with Tullow Oil PLC for development drilling in offshore Ghana at an average dayrate over the contract period of $637,000, based upon 100% utilization, which we refer to as the Tullow Oil contract. The Tullow Oil contract may be extended for one or two additional years if Tullow Oil exercises such option by December 31, 2008. Following mobilization of the Eirik Raude to Ghana, we expect to commence drilling in December 2008.
          In April 2008, our wholly-owned subsidiary, Drillships Investment Inc., or Drillships Investment, exercised its option to acquire two advanced capability drillships for use in ultra-deepwater drilling locations, identified as Hull 1865 and Hull 1866, for an expected cost of approximately $800 million per unit. The drillships will be constructed by Samsung Heavy Industries Co. Ltd., or Samsung Heavy Industries, located in Korea and are expected to be delivered from the shipyard in the third quarter of 2011. As of June 30, 2008, Drillships Investment paid a total of $198.3 million as installment payments for both hulls.
          Our wholly-owned subsidiary, Primelead Shareholders Inc., or Primelead, entered into a share purchase agreement to acquire the equity interests of DrillShips Holdings Inc., or DrillShips Holdings, which owns two newbuilding advanced capability drillships for use in ultra-deep water drilling locations, identified as Hull 1837 and Hull

1838, and is controlled by clients of Cardiff, including Mr. George Economou. See “Recent Developments — Intended Acquisition of DrillShips Holdings Inc.”
Recent Developments
Financing Arrangements Relating to Newbuilding Vessels and Newbuilding Drillships
          We have agreements to acquire 6 newbuilding Panamax vessels and 9 newbuilding Capesize vessels (including the 5 newbuildings described below) for delivery between 2008 and 2010. As of October 17, 2008, the remaining installment payment obligations to the shipyards for the Panamax and Capesize newbuildings total $605.5 million due, with $323.0 million due within the next twelve months and $282.5 million due thereafter. In addition, installment payments in respect of the four newbuilding drillships described below total $2,238.9 million, with $226.9 million due within the next twelve months and $2,010.0 million due thereafter. We have not yet obtained financing for the third and subsequent pre-delivery installment payments for Hulls 1837 and 1838, which payments amount to 70% of the purchase price of the drillships.
Disposal of Vessels
          The Memorandum of Agreement for the vessel Primera entered into on May 19, 2008 for $75 million was subsequently cancelled on October 15, 2008 and the deposit of $9 million was returned to the Company.
Financing Arrangements by Ocean Rig
          On September 17, 2008, the Company’s subsidiary, Ocean Rig, entered into a new five-year secured credit facility for the amount of $1,040 million in order to refinance Ocean Rig’s existing loan indebtedness and for general corporate purposes. On September 30, 2008, Ocean Rig drew down $750,000 of the new credit facility, of which $52,500 was repayable in the short term. The drawdown proceeds were used to repay all other Ocean Rig outstanding debt at the date of the drawdown amounting to $776,000 including the $250,000 loan discussed above. The credit facility consists of a guarantee facility, three revolving credit facilities and a term loan. The aggregate amount of the term loan is up to $400,000 and the aggregate amount under the revolving credit facility A is up to $350,000, the aggregate amount under the revolving credit facility B is up to $250,000, the aggregate amount under the revolving credit facility C is up to $20,000, and the guarantee facility provides us with a letter of credit of up to $20,000. The undrawn amounts under credit facility A will be reduced by $17,500 on December 17, 2008 and quarterly thereafter until September 17, 2013, which is 60 months after the date of the agreement. The loan bears interest at Libor plus a margin and is repayable in twenty quarterly installments plus a balloon payment of $400,000 payable together with the last installment, on September 2013.
Acquisition of Nine Capesize Vessels
          In October 2008, we entered into agreements to purchase the equity interests of single purpose companies owning nine Capesize drybulk carriers, including five newbuildings, with a total carrying capacity of 1.6 million dwt and an average age of approximately two years, from entities controlled by clients of Cardiff, including Mr. George Economou. We expect the five newbuildings to be delivered in 2009 and 2010.
          Pursuant to these agreements, we will issue 19,431,840 shares of our common stock to the sellers of the single purpose companies in exchange for the shares of these companies. We will also assume $217.7 million of existing debt and $262.0 million in remaining shipyard installments related to these vessels, which will be financed by existing credit facilities except for $16 million which will be funded by our working capital.
          All nine vessels are subject to existing financing arrangements. In accordance with the terms of the agreements, on the initial closing date, the sellers will transfer to us all of the economic benefits and obligations arising from ownership of the vessels. Specifically, for the four existing vessels, upon the initial closing date, the seller will cause all charter hire received in respect of such vessel to be credited to the account of the vessel owning company and applied to pay the vessel’s operating expenses and other liabilities with the surplus, if any, to be distributed to the buyer on request as permitted by the existing loan and security documents related to such vessel. On the final closing date, the sellers will transfer to us the shares of the vessel owning companies following receipt of the consent from the applicable lenders with respect to the transfer of such shares. The purchase price in exchange for shares of each vessel owning company is subject to adjustment where the amount of outstanding indebtedness assumed per vessel on the initial closing date is less than the amount outstanding on the date of the share purchase agreement, such that the difference is payable in cash or in additional common shares at the option of the sellers.
          Pending the final closing, the common shares issued to the sellers in respect of the purchase price of the vessels will be held in escrow but the sellers will have the right to vote such shares and to receive dividends. The common shares will be issued to the sellers in transactions exempt from the registration requirements of the Securities Act of 1933. The newly issued shares will not be freely transferable under the federal securities laws.
          Following the issuance the 19,431,840 common shares to the sellers of the nine Capesize vessels, our total number of shares outstanding will be 62,981,840.
Acquisition of DrillShips Holdings Inc.
          Our wholly-owned subsidiary, Primelead, entered into a share purchase agreement to acquire the equity interests of DrillShips Holdings which owns two newbuilding advanced capability drillships for use in ultra-deep water drilling locations, identified as Hull 1837 and Hull 1838, and is controlled by clients of Cardiff, including Mr. George Economou. The drillships are to be constructed by Samsung Heavy Industries and are expected to be delivered from the shipyard in the fourth quarter of 2010 and the first quarter of 2011, respectively. The drillships are sister vessels to the two drillships ordered by us earlier in the year at Samsung Heavy Industries and which are expected to be delivered in the third quarter of 2011.
          The consideration payable to the sellers for these two ultra-deep water drillships will be in the form of newly issued shares of Primelead. The number of shares to be received by the sellers will be equal to 25% of all the then issued and outstanding shares of Primelead common stock. We refer to the issuance of common shares of Primelead Shareholders to the sellers of DrillShips Holdings as the DrillShips Holdings Transaction. Upon the Spin Off (as described below), Primelead will assume approximately $252.3 million of existing debt and approximately $1,085.5 million in remaining shipyard installments relating to these drillships.
Spin-Off of Primelead
          We intend to enter into a share purchase agreement with Primelead whereby we will transfer the shares of our subsidiary, DrillShips Investments, which, as discussed above, exercised its option to purchase two newbuilding ultra-deepwater drillships identified as Hull 1865 and Hull 1866 which are expected to be delivered from the shipyard in the third quarter of 2011, in exchange for shares of Primelead. We refer to this transaction as the DrillShips Investment Transaction. After the closing of the DrillShips Investment Transaction and the DrillShips Holdings Transaction, we will own 75% of all the then issued and outstanding shares of Primelead common stock.
          Our board of directors has determined that, following the closing of the DrillShips Holdings Transaction and the DrillShips Investment Transaction and the effectiveness of the registration of Primelead’s common stock and depending on market conditions, we will spin-off Primelead to our shareholders by means of a distribution to our shareholders of one share of Primelead for each of our outstanding common shares, or the Spin Off. Following the Spin Off, interests connected with Mr. Economou are expected to hold 25% of Primelead’s common shares.
          After completion of the Spin Off, Primelead will own, through its subsidiaries, four newbuilding contracts for ultra-deepwater drillships and two ultra-deep water, harsh environment, semi-submersible drilling rigs. The purpose of the Spin Off is to provide a separate management and operating structure for our offshore drilling rig segment, which we believe will maximize the value of Primelead’s drilling rigs and provide Primelead with access to financing in order to further develop its drilling operations. Primelead intends to apply to have its common stock listed for trading on the Nasdaq Global Market.

Recent Developments in the International Drybulk Shipping Industry
          We currently employ fourteen of our vessels in the spot market. Their charters will expire over the next two months. Vessels trading in the spot market are exposed to increased risk of declining charter rates and freight rate volatility compared to vessels employed on time charters. Since mid-August 2008, the spot day rates in the drybulk charter market have declined very significantly, and drybulk vessel values have also declined both as a result of a slowdown in the availability of global credit and the significant deterioration in charter rates. Charter rates and vessel values have been affected in part by the lack of availability of credit to finance both vessel purchases and purchases of commodities carried by sea, resulting in a decline in cargo shipments, and the excess supply of iron ore in China which resulted in falling iron ore prices and increased stockpiles in Chinese ports. There can be no assurance as to how long charter rates and vessel values will remain at their currently low levels or whether they will improve to any significant degree. Charter rates may remain at depressed levels for some time which will adversely affect our revenue and profitability.
          In August 2008, Capesize rates averaged $100,000/day, while rates fell to approximately $20,000 per day in October 2008. We believe that the root cause of the fall has been a sharp slowdown in Chinese steel demand and prices leading to reduced demand for iron ore. Iron ore price negotiations between Companhia Vale do Rio Doce and Chinese steel mills in the third and fourth quarter of 2008 resulted in 15 Chinese mills turning to domestic mining companies for iron ore.
          Chinese iron ore demand is a significant driver for the drybulk charter rates. Out of a total iron ore market in China of around 800 million tons this year, around 350 million tons is sourced from domestic Chinese mines and around 450 million tons are imported. Demand for iron ore is in turn affected by steel prices and global steel production which also affects another steelmaking feedstock, coking coal, which is in short supply arising from mining capacity and infrastructure constraints. In August 2008, China’s steelmakers produced a total of 42.6 million tons, which is a decrease of about 4 million tons, or over 8.5%, compared with the record output in June 2008. Meeting 40% of the world’s steel demand, Chinese steelmakers are currently exporting about one-fifth of their total output and servicing domestic requirements with the remaining production.
          Over 90 percent of global trade is carried by sea, and as such the international shipping industry is drive in large part by economic cycles. At the start of October, the drybulk carrier fleet comprised 6,958 vessels totaling 413.9 million dwt. The fleet is larger by 2.7 million dwt than it was at the end of August, which equates to an increase of 0.7% month-on-month. By the end of 2008, the fleet is now forecast to reach 424.8 million dwt, which reflects an increase of 8.1%, or 32.0 million dwt from the end of 2007. Deliveries in September reached 1.2 million dwt, bringing deliveries for 2008 thus far to 16.0 million dwt.
          During the last seven years, deliveries were made by well-established yards with negligible slippage or cancellation in newbuilding contracts, while in the next couple of years it is estimated that 30% of the orderbook will come from new shipyards where slippage may occur as a result of the crisis in the world financial markets.
          Although the growth rate for Chinese iron ore imports has decreased, we believe that it remains high compared to historical levels and that the outlook for future demand will depend on the actions of the Chinese authorities aimed at keeping economic growth intact such as increasing public investment in infrastructure. We believe that the Central-East and Central-South regions may be targeted areas for more construction because those regions account for over half the 1.3 billion Chinese population and nearly two-thirds of economic activity in China. Moreover, we believe that increased public investment may be injected into the Northwest and Southwest regions in an effort to attain a more balanced regional development, which is an important factor for steel demand, as China’s construction sector consumes more than half of all steel produced nationally.
Recent Developments in Environmental Regulation
          The information provided below should be read together with the information set forth in our Annual Report on Form 20-F for the year ended December 31, 2007, filed on March 31, 2008, under the heading “Business Overview — Environmental and Other Regulations.”

International Maritime Organization
          Air Emissions
          The United Nation’s International Maritime Organization, or IMO, has negotiated international conventions that impose liability for oil pollution in international waters and a signatory’s territorial waters. In September 1997, the IMO adopted Annex VI to the International Convention for the Prevention of Pollution from Ships, or MARPOL, to address air pollution from ships. Annex VI was ratified in May 2004, and became effective in May 2005. Annex VI sets limits on sulfur oxide and nitrogen oxide emissions from ship exhausts and prohibits deliberate emissions of ozone depleting substances, such as chlorofluorocarbons. Annex VI also includes a global cap on the sulfur content of fuel oil and allows for special areas to be established with more stringent controls on sulfur emissions. We believe that all our vessels are currently compliant in all material respects with these regulations. In October 2008, IMO’s Maritime Environment Protection Committee, or MEPC, adopted amendments to the Annex VI regulations that will require a progressive reduction of sulfur oxide levels in heavy bunker fuels and create more stringent nitrogen oxide emissions standards for marine engines beginning in 2011. We may incur costs to comply with these revised standards.
          Oil Pollution Liability
          Although the U.S. is not a party to these conventions, many countries have ratified and follow the liability plan adopted by the IMO and set out in the International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended in 2000, or the CLC. Under this convention and depending on whether the country in which the damage results is a party to the 1992 Protocol to the CLC, a vessel’s registered owner is strictly liable for pollution damage caused in the territorial waters of a contracting state by discharge of persistent oil, subject to certain complete defenses. Under an amendment to the Protocol that became effective on November 1, 2003, for vessels of 5,000 to 140,000 gross tons (a unit of measurement for the total enclosed spaces within a vessel), liability will be limited to approximately $7.1 million plus $987 for each additional gross ton over 5,000. For vessels of over 140,000 gross tons, liability will be limited to approximately $140 million. As the convention calculates liability in terms of a basket of currencies, these figures are based on currency exchange rates on September 1, 2008. The right to limit liability is forfeited under the CLC where the spill is caused by the owner’s actual fault and under the 1992 Protocol where the spill is caused by the owner’s intentional or reckless conduct. Vessels trading to states that are parties to these conventions must provide evidence of insurance covering the liability of the owner. In jurisdictions where the International Convention on Civil Liability for Oil Pollution Damage has not been adopted, various legislative schemes or common law govern, and liability is imposed either on the basis of fault or in a manner similar to that convention. We believe that our P&I insurance will cover the liability under the plan adopted by the IMO.
          In 2001, the IMO adopted the International Convention on Civil Liability for Bunker Oil Pollution Damage, or the Bunker Convention, which imposes strict liability on ship owners for pollution damage in jurisdictional waters of ratifying states caused by discharges of bunker fuel. The Bunker Convention requires registered owners of ships over 1,000 gross tons to maintain insurance for pollution damage in an amount equal to the limits of liability under the applicable national or international limitation regime (but not exceeding the amount calculated in accordance with the Convention on Limitation of Liability for Maritime Claims of 1976, as amended). The Bunker Convention has been ratified by a sufficient number of nations for entry into force, and it will become effective on November 21, 2008. Until the Bunker Convention comes into force, liability for spills or releases of oil carried as fuel in ship’s bunkers typically is determined by the national or other domestic laws in the jurisdiction where the events or damages occur.
          Other Requirements
          The IMO also adopted the International Convention on the Control of Harmful Anti-fouling Systems on Ships (the “Anti-fouling Convention”) in 2001. The Anti-fouling Convention prohibits the use of organotin compound coatings to prevent the attachment of mollusks and other sea life to the hulls of vessels after September 1, 2003. The exteriors of vessels constructed prior to January 1, 2003 that have not been in dry-dock must, by September 13, 2008 (the effective date of the convention), either not contain the prohibited compounds or have coatings applied to the vessel exterior that act as a barrier to the leaching of the prohibited compounds. Vessels of over 400 gross tons engaged in international voyages must obtain an International Anti-fouling System Certificate and undergo a survey before the vessel is put into service or when the antifouling systems are altered or replaced. We have obtained Anti-fouling System Certificates for all of our vessels that are subject to the Anti-Fouling Convention.

          In 2005, the European Union adopted a directive on ship-source pollution, imposing criminal sanctions for intentional, reckless or negligent pollution discharges by ships. The directive could result in criminal liability for pollution from vessels in waters of European countries that adopt implementing legislation. Criminal liability for pollution may result in substantial penalties or fines and increased civil liability claims.
U.S. Oil Pollution Act of 1990 and Comprehensive Environmental Response, Compensation, and Liability Act
          In 1990, the U.S. Congress enacted the Oil Pollution Act, or OPA, to establish an extensive regulatory and liability regime for environmental protection and cleanup of oil spills. OPA affects all owners and operators whose vessels trade with the U.S. or its territories or possessions, or whose vessels operate in the waters of the U.S., which include the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the U.S. The Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, was adopted in 1980 and it imposes liability for cleanup and natural resource damage from the release of hazardous substances (other than oil) whether on land or at sea. Both OPA and CERCLA impact our operations.
          Under OPA, vessel owners, operators and bareboat charterers are “responsible parties” and are jointly, severally and strictly liable (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges or threatened discharges of oil from their vessels. OPA defines these other damages broadly to include:
•	natural resources damage and the costs of assessment thereof;

•	real and personal property damage;

•	net loss of taxes, royalties, rents, fees and other lost revenues;

•	lost profits or impairment of earning capacity due to property or natural resources damage; and

•	net cost of public services necessitated by a spill response, such as protection from fire, safety or health hazards, and loss of subsistence use of natural resources.
          Amendments to OPA that came into effect on July 11, 2006 increased the liability limits for responsible parties for any vessel other than a tank vessel to $950 per gross ton or $800,000, whichever is greater (subject to periodic adjustment for inflation). These limits of liability do not apply if an incident was directly caused by violation of applicable U.S. federal safety, construction or operating regulations or by a responsible party’s gross negligence or willful misconduct, or if the responsible party fails or refuses to report the incident or to cooperate and assist in connection with oil removal activities. On September 24, 2008, the U. S. Coast Guard proposed adjustments to the limits of liability for non-tank vessels that would increase the limits to the greater of $1,000 per gross ton or $848,000 and establish a procedure for adjusting the limits for inflation every three years. The Coast Guard is currently soliciting comments on the proposal.
          CERCLA contains a liability regime similar to OPA and provides for cleanup, removal and natural resource damages. Liability per vessel under CERCLA is limited to the greater of $300 per gross ton or $0.5 million, unless the incident is caused by gross negligence, willful misconduct, or a violation of certain regulations, in which case liability is unlimited.
          OPA requires owners and operators of vessels to establish and maintain with the U.S. Coast Guard evidence of financial responsibility sufficient to meet their potential liabilities under OPA. Current U.S. Coast Guard regulations require evidence of financial responsibility in the amount of $900 per gross ton for non-tank vessels, which includes the OPA limitation on liability of $600 per gross ton and the CERCLA liability limit of $300 per gross ton. The U.S. Coast Guard recently adopted regulations that increase the amounts of financial responsibility to reflect the July 2006 increases in liability under OPA. Vessel operators must establish evidence of financial responsibility in the increased amounts by January 15, 2009. Under the regulations, vessel owners and operators may evidence their financial responsibility by showing proof of insurance, surety bond, self-insurance or guaranty. Under OPA, an owner or operator of a fleet of vessels is required only to demonstrate evidence of financial responsibility in an amount sufficient to cover the vessels in the fleet having the greatest maximum liability under OPA. We have complied with the U.S. Coast Guard regulations by providing a certificate of responsibility from third party entities that are acceptable to the U.S. Coast Guard evidencing sufficient self-insurance.
          We currently maintain pollution liability coverage insurance in the amount of $624 million per incident for each of our vessels. If the damages from a catastrophic spill were to exceed our insurance coverage it could have an adverse effect on our business and results of operation.
          The U.S. Coast Guard’s regulations concerning certificates of financial responsibility provide, in accordance with OPA, that claimants may bring suit directly against an insurer or guarantor that furnishes certificates of financial responsibility. In the event that such insurer or guarantor is sued directly, it is prohibited from asserting any contractual defense that it may have had against the responsible party and is limited to asserting those defenses available to the responsible party and the defense that the incident was caused by the willful misconduct of the responsible party. Certain organizations, which had typically provided certificates of financial responsibility under pre-OPA laws, including the major protection and indemnity organizations, have declined to furnish evidence of insurance for vessel owners and operators if they are subject to direct actions or are required to waive insurance policy defenses.
          OPA specifically permits individual states to impose their own liability regimes with regard to oil pollution incidents occurring within their boundaries, and some states have enacted legislation providing for unlimited liability for oil spills. In some cases, states, which have enacted such legislation, have not yet issued implementing regulations defining vessels owners’ responsibilities under these laws. We intend to comply with all applicable state regulations in the ports where our vessels call.
The U.S. Clean Water Act
          The U.S. Clean Water Act, or CWA, prohibits the discharge of oil or hazardous substances in navigable waters and imposes strict liability in the form of penalties for any unauthorized discharges. The CWA also imposes substantial liability for the costs of removal, remediation and damages and complements the remedies available under OPA and CERCLA.
          The U.S. Environmental Protection Agency, or EPA, historically exempted the discharge of ballast water and other substances incidental to the normal operation of vessels in U.S. ports from CWA permitting requirements. However, the U.S. District Court for the Northern District of California held in September 2006 that the EPA exceeded its authority in creating such exemptions. The court ordered EPA to develop a permit program for such discharges by September 30, 2008. Although EPA appealed the decision to the Ninth Circuit Court of Appeals, it proceeded with the development of a draft vessel general permit, or VGP, that would apply to commercial vessels and large recreational vessels. The draft VGP includes management practices for various types of vessel discharges and incorporates the U. S. Coast Guard’s ballast management requirements described below. The Ninth Circuit upheld the District Court decision on July 23, 2008, and the deadline for having the permit program in place has been extended to December 19, 2008. Owners and operators of vessels visiting U.S. ports will be required to comply with this CWA permitting program to be finalized by the EPA or face penalties. Subjecting our vessels to CWA permit requirements including ballast water treatment obligations could increase the cost of operating in the U.S. For example, this could require the installation of equipment on our vessels to treat ballast water before it is discharged or the implementation of other port facility disposal arrangements or procedures at potentially substantial cost, and/or otherwise restrict our vessels from entering U.S. waters. Various states have also enacted legislation restricting ballast water discharges and the introduction of non-indigenous species considered to be invasive. These and any similar restrictions enacted in the future could increase the costs of operating in the relevant waters.
Other Environmental Initiatives
          The European Union is considering legislation that will affect the operation of vessels and the liability of owners for oil pollution. It is difficult to predict what legislation, if any, may be promulgated by the European Union or any other country or authority.
          In addition to the requirements of MARPOL Annex VI (described above), the U.S. Clean Air Act of 1970, as amended by the Clean Air Act Amendments of 1977 and 1990, or the CAA, required the EPA to promulgate standards applicable to emissions of volatile organic compounds and other air contaminants. Our vessels are subject to vapor control and recovery requirements for certain cargoes when loading, unloading, ballasting, cleaning and conducting other operations in regulated port areas. Our vessels that operate in such port areas with restricted cargoes are equipped with vapor recovery systems that satisfy these requirements. The CAA also requires states to draft State Implementation Plans, or SIPs, designed to attain national health-based air quality standards in primarily major metropolitan and/or industrial areas. Several SIPs regulate emissions resulting from vessel loading and unloading operations by requiring the installation of vapor control equipment. As indicated above, our vessels operating in covered port areas are already equipped with vapor recovery systems that satisfy these existing requirements. The EPA and some states, however, have each proposed more stringent regulations of air emissions from ocean-going vessels. For example, on July 24, 2008, the Air Resources Board of the State of California, or CARB, held a public hearing on proposed clean-fuel regulations that would be applicable to all vessels sailing within 24 miles of the California coastline whose itineraries call for them to enter any California ports, terminal facilities, or internal or estuarine waters. The proposed CARB regulations would require such vessels to use low sulfur marine fuels rather than bunker fuel. By July 1, 2009, such vessels would be required to switch either to marine gas oil with a sulfur content of no more than 1.5% or marine diesel oil with a sulfur content of no more than 0.5%. By 2012, only marine gas oil and marine diesel oil fuels with 0.1% sulfur would be allowed. CARB’s previous attempts to regulate marine vessel fuel were struck down by the Ninth Circuit Court of Appeals as preempted by the CAA. In the event such new regulations were to become effective and our vessels were to travel to such destinations, these new regulations may increase our costs.
          Additionally, the EPA has proposed new emissions standards for new Category 3 marine diesel engines. These are engines with per-cylinder displacement at or above 30 liters and are typically found on large oceangoing vessels such as drybulk vessels. The EPA proposed to require the application of advanced emission control technologies, as well as controls on the sulfur content of fuels.
          The U.S. National Invasive Species Act, or NISA, was enacted in 1996 in response to growing reports of harmful organisms being released into U.S. ports through ballast water taken on by vessels in foreign ports. The U.S. Coast Guard adopted regulations under NISA in July 2004 that impose mandatory ballast water management practices for all vessels equipped with ballast water tanks entering U.S. waters. These requirements can be met by performing mid-ocean ballast exchange, by retaining ballast water on board the vessel, or by using environmentally sound alternative ballast water management methods approved by the U.S. Coast Guard. Mid-ocean ballast exchange is the primary method for compliance with the U.S. Coast Guard regulations, since holding ballast water can prevent vessels from performing cargo operations upon arrival in the U.S., and alternative methods are still under development. Vessels that are unable to conduct mid-ocean ballast exchange due to voyage or safety concerns may discharge minimum amounts of ballast water, provided that they comply with recordkeeping requirements and document the reasons they could not follow the required ballast water management requirements. The U.S. Coast Guard is developing a proposal to establish ballast water discharge standards, which could set maximum acceptable discharge limits for various invasive species, and/or lead to requirements for active treatment of ballast water. The U.S. House of Representatives has recently passed a bill that amends NISA by prohibiting the discharge of ballast water unless it has been treated with specified methods or acceptable alternatives. Similar bills have been introduced in the U.S. Senate, but we cannot predict which bill, if any, will be enacted into law. In the absence of federal standards, states have enacted legislation or regulations to address invasive species through ballast water and hull cleaning management and permitting requirements. For instance, the state of California has recently enacted legislation extending its ballast water management program to regulate the management of “hull fouling” organisms attached to vessels and adopted regulations limiting the number of organisms in ballast water discharges.
Resource Conservation and Recovery Act
          Our operations occasionally generate and require the transportation, treatment and disposal of both hazardous and non-hazardous solid wastes that are subject to the requirements of the U.S. Resource Conservation and Recovery Act or comparable state, local or foreign requirements. In addition, from time to time we arrange for the disposal of hazardous waste or hazardous substances at offsite disposal facilities. If such materials are improperly disposed of by third parties, we may still be held liable for clean up costs under applicable laws.
Greenhouse Gas Regulation
          In February 2005, the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which we refer to as the Kyoto Protocol, entered into force. Pursuant to the Kyoto Protocol, adopting countries are required to implement national programs to reduce emissions of certain gases, generally referred to as greenhouse gases, which are suspected of contributing to global warming. Currently, emissions of greenhouse gases from international shipping are not subject to the Kyoto Protocol. However, the European Union has indicated that it intends to propose an expansion of the existing European Union emissions trading scheme to include emissions of greenhouse gases from vessels. In the U.S., the California Attorney General and a coalition of environmental groups in October 2007 petitioned the EPA to regulate greenhouse gas emissions from ocean-going vessels under the CAA. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union or individual countries where we operate that restrict emissions of greenhouse gases could entail financial impacts on our operations that we cannot predict with certainty at this time.
Our Offshore Drilling Operations
          We are an international provider of offshore drilling contractor services in the area of offshore exploration, development and production. Our drilling units are marketed for exploration and development drilling programs worldwide, with particular focus on operation in ultra-deepwater and harsh environments.
Management of our Offshore Drilling Operations
          Our subsidiary, Ocean Rig, directly manages its two drill rigs, the Eirik Raude and the Leiv Eiriksson. At year end 2007, the Ocean Rig group had 323 employees, of which 302 were directly employed by Ocean Rig and 21 employees were permanent crew engaged through agencies. 125 persons are employed on Eirik Raude and 130 on Leiv Eiriksson. The remaining 47 are shore based support and management positions, of which 36 employees are based at the Forus, Norway headquarters and a total of 11 employees are located at the shore bases in Stavanger, Norway and Houston, Texas.
          The supervision of the construction of our two newbuilding drillships identified as Hulls 1865 and 1866 is performed by our subsidiary Ocean Rig AS pursuant to two separate management agreements, each dated August 1, 2008.
          On August 1, 2008, the owning companies of the two newbuilding drillships indentified as Hulls 1837 and 1838, which we entered into a share purchase agreement to acquire, each entered into a separate management agreement with Ocean Rig AS for the supervision of the construction of these drillships on the same terms as our agreements with Ocean Rig AS.
          Under the terms and conditions of these agreements, Ocean Rig AS, among other things, is responsible for (i) assisting in construction contract technical negotiations, (ii) securing contracts for the future employment the drillships, and (iii) providing commercial, technical and operational management for the drillships.
          Pursuant to each of these agreements, Ocean Rig AS is entitled to: (i) a fee of $250 per day until steel cutting, (ii) a fee of $2,500 per day from the date of steel cutting until the date of delivery of the applicable drillship to its owner and (iii) $8,000 per day thereafter. The management fees are subject to an increase based on the U.S. Consumer Price Index for the preceding 12 months. Ocean Rig AS is also entitled to a commission fee equal to 0.75% of gross hire and charter hire for contracts or charter parties entered into during the -term of the management agreement, payable on the date that the gross or charter hire money is collected.
          The agreements each terminate on December 31, 2020, unless earlier terminated by Ocean Rig AS for non-payment within fifteen working days of request.
          We expect to enter into separate managements agreements with Cardiff, pursuant to which Cardiff will provide additional supervisory services in connection with the newbuilding drillships identified as Hull 1837, Hull 1838, Hull 1865 and Hull 1866 and will be responsible for, among other things: (i) arranging insurance, (ii) identifying and arranging financing and acting as the intermediary with the bank after entering into any loan, (iii) providing sale and purchase management services, (iv) cooperating with Sarbanes-Oxley Act compliance and (v) handling and settling all claims arising under the management agreements.
          Pursuant to each of these agreements, Cardiff will be entitled to: (i) a fee of 500 Euros per day per person, plus expenses, for on-site visits to the newbuilding construction site; (ii) a daily fee of $40 per from October 1, 2008 to the date of steel cutting and a fee of $400 per day thereafter until 90 days after the delivery of the drillship; (iii) a commission of 5% of total insurance premiums, (iv) a commission of 0.20% of any loan amount financed or re-financed, (v) a monthly fee of $30,000 per loan for which Cardiff serves as intermediary, (vi) a commission of 1% of the purchase price set forth in any memorandum of agreement for any vessel bought or sold on our behalf and a fee of 400 Euros per day for inspection of vessels for purchase, (vii) a daily fee of 20 Euros per vessel for services in respect of Sarbanes-Oxley compliance and (viii) a fee of 150 Euros per man per day of eight hours for time spent carrying out obligations with respect to the handling and settling of claims.
Financing for Newbuilding Drillships
          Deutsche Bank Loan Agreement dated July 18, 2008. On July 18, 2008, Drillship Kithira Owners Inc., the rig owning company of the newbuilding drillship identified as DrillShip Hull 1865, entered into loan agreement with a syndicate of lenders including Deutsche, in the amount of $562.5 million to partially finance the construction cost of Drillship Hull 1865. The loan bears interest (i) during the pre-construction period at LIBOR plus a margin plus certain additional lender costs and (ii) during the post-construction period at LIBOR plus a margin per annum plus certain additional lender costs. The loan is repayable in eighteen semi-annual installments of $31.3 million commencing on March 30, 2012. As of October 13, 2008, the balance under this loan agreement was $85.6 million.
          Deutsche Bank Loan Agreement dated July 18, 2008. On July 18, 2008, Drillship Skopelos Owners Inc., the rig owning company of the newbuilding drillship identified as DrillShip Hull 1866, entered into a loan agreement with a syndicate of lenders including Deutsche, in the amount of $562.5 million to partially finance the construction cost of Drillship Hull 1866. The loan bears interest (i) during the pre-construction period at LIBOR plus a margin plus certain additional lender costs and (ii) during the post-construction period at LIBOR plus a margin plus certain additional lender costs. The loan is repayable in eighteen semi-annual installments of $31.3 commencing on March 30, 2012. As of October 13, 2008, the balance under this loan agreement was $85.6 million.
          The Deutsche Bank loan agreements are secured by assignment of the shipbuilding contracts for the pre-construction period and first priority mortgage for the post-construction period of Hull 1865 and Hull 1866. These loan agreements contain certain financial covenants, including (i) a leverage ratio, which is the ratio of the market value of the respective Drillship Hull to the amount outstanding under the respective loan facility, not less than 125%; (ii) vessel insurance not less than the greater of 125% of the aggregate of the outstanding loans or the fair market value of the vessel; (iii) protection and indemnity insurance during sea trials not less that $300.0 million and general third party liability insurance, effective from the commencement of the sea trials, not less than $25.0 million; and (iv) the rig owning company must pay $25.0 million into the debt service reserve account prior to the drilling charter cut-off date, which is the earlier of January 31, 2010 and the drawdown of the second installment under the respective loan agreements.
          Dryships Inc. has extended guarantees that each of Drillship Skopelos Owners Inc. and Drillship Kithira Owners Inc. has sufficient funds to pay their equity contribution with regards to the construction of Drillship Hull 1865 and Drillship Hull 1866. For the post-construction period, Dryships Inc. has guaranteed up to $214 million and $225 million for Drillship Kithira Owners Inc. and Drillship Skopelos Owners Inc., respectively.
          The loan agreements contain the following financial covenants at the Dryships Inc. level: (i) market adjusted equity ratio of 0.25:1 up to December 31, 2008 and 0.3:1 for each subsequent year; (ii) interest coverage ratio of not less than 3:1; (iii) market value adjusted net worth of not less than $500 million and (iv) minimum liquidity of not less than $40 million.
          These loan agreements also contain covenants that include restrictions on selling, transferring, or otherwise disposing of the vessel-owning company’s assets, giving possession of the vessel for repair constituting an amount greater than $15.0 million, the profits from the sale or total loss of the vessel, including losses during the pre-delivery period, the chartering of the vessels for any period and minimum collateral requirements. No security interest may be created aside from permitted liens and the vessel owning company may not make any distributions.
          As of October 17, 2008, our outstanding borrowings under these credit facilities was $171.1 million.

The Offshore Contract Drilling Industry
          Over the last three to four years, developments in the drilling market have been positive for suppliers of drilling units, equipment and services. Offshore drilling activity has continued to increase and deep-water projects make up a significant portion of the increased activity, which provides support for higher dayrates for deep-water drilling units. The demand for offshore drilling services is currently global in nature, and activity has extended from the previously highly active “golden triangle” of West Africa, Brazil and the U.S. Gulf of Mexico, to Asia and the Far East, and to the broader West Africa region beyond Angola and Nigeria. The industry is also experiencing an increase in demand in the North Sea and Atlantic Margin areas.
          According to industry sources, the worldwide fleet of ultra-deep water drilling units as of September 26, 2008 consists of 32 units, comprised of 16 rigs and 16 drillships. An additional 39 rigs and 40 drill-ships are under construction or on order, which would bring the total fleet to 111 units in 2011 when the last ordered units are scheduled to be delivered. During 2007, a total of 25 drilling units were ordered and 28 drilling units have been ordered through September 2008.
          Based on publicly available data, following the recent contract award for two newbuildings owned by Seadrill Ltd., an Oslo Exchange listed company scheduled for delivery in late 2008, and the awards for drilling units owned by Transocean Inc., a listed company and for the Eirik Raude, we believe there is no ultra-deepwater drilling capacity available in 2008. We expect that the lack of ultra-deepwater drilling capacity in 2008 might lead to upward pressure on dayrates in 2009. For 2009, we believe that the Leiv Eiriksson is the only available drilling rig with 7,500 feet depth of water drilling capability. For 2010, we expect that eight newbuildings and four existing drilling units will be available in the deepwater market.
          Based on publicly available data, several new contracts for ultra-deepwater semi-submersibles commencing in 2008 to 2010 have been secured by our competitors at rates of approximately $550,000 to $600,000 per day. The duration of these contracts is generally from three to five years, with some units contracted to 2015. This compares to $350,000 to $405,000 for work performed during 2006 and to $400,000 to $500,000 for work performed during 2007.
Environmental and Other Regulations in the Offshore Drilling Industry
          Our operations in the offshore drilling sector include activities that are subject to numerous international, federal, state and local laws and regulations, including MARPOL, OPA and CERCLA, each of which is discussed above, and the U.S. Outer Continental Shelf Lands Act. These laws govern the discharge of materials into the environment or otherwise relate to environmental protection.
          For example, the IMO adopted MARPOL and Annex VI to MARPOL to regulate the discharge of harmful air emissions from ships, which include rigs and drillships. Rigs and drillships must comply with MARPOL limits on sulfur oxide and nitrogen oxide emissions, chlorofluorocarbons, and the discharge of other air pollutants, except that the MARPOL limits do not apply to emissions that are directly related to drilling, production, or processing activities.
          Our drill units are subject not only to MARPOL regulation of air emissions, but also to the Bunker Convention’s strict liability for pollution damage caused by discharges of bunker fuel in ratifying states. We believe that all of our drill units are currently compliant in all material respects with these regulations. As described above, in October 2008, MEPC adopted amendments to the Annex VI regulations that require a progressive reduction of sulfur oxide levels in heavy bunker fuels and create more stringent nitrogen oxide emissions standards for marine engines. We may incur costs to comply with these revised standards.
          Furthermore, any drillships we operate in the waters of the U.S., including the U.S. territorial sea and the 200 nautical mile exclusive economic zone around the U.S., would have to comply with OPA and CERCLA regulations, as described above, that impose liability (unless the spill results solely from the act or omission of a third party, an act of God or an act of war) for all containment and clean-up costs and other damages arising from discharges of oil or other hazardous substances, other than discharges related to drilling.
          Numerous governmental agencies issue such regulations to implement and enforce the laws of the applicable jurisdiction, which often involve lengthy permitting procedures, impose difficult and costly compliance measures particularly in ecologically sensitive areas, and subject operators to substantial administrative, civil and criminal penalties or injunctive relief for failure to comply. Changes in environmental laws and regulations occur frequently, and any changes that result in more stringent and costly compliance could adversely affect our consolidated financial statements. While we believe that we are in substantial compliance with the current laws and regulations, there is no assurance that compliance can be maintained in the future.
          Implementation of new environmental laws or regulations that may apply to ultra-deepwater drilling units may subject us to increased costs or limit the operational capabilities of our drilling units and could materially and adversely affect our operations and financial condition. See “Risk Factors— Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.”
          In addition to the MARPOL, OPA, and CERCLA requirements described above, our international operations in the offshore drilling segment are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to the importation of and operation of drilling units and equipment, currency conversions and repatriation, oil and natural gas exploration and development, environmental protection, taxation of offshore earnings and earnings of expatriate personnel, the use of local employees and suppliers by foreign contractors and duties on the importation and exportation of drilling units and other equipment. New environmental or safety laws and regulations could be enacted, which could adversely affect our ability to operate in certain jurisdictions. Governments in some foreign countries have become increasingly active in regulating and controlling the ownership of concessions and companies holding concessions, the exploration for oil and natural gas and other aspects of the oil and natural gas industries in their countries. In some areas of the world, this governmental activity has adversely affected the amount of exploration and development work done by major oil and natural gas companies and may continue to do so. Operations in less developed countries can be subject to legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.
Insurance for Our Offshore Drilling Rigs
          We maintain insurance for our drilling units in accordance with industry standards. Our insurance is intended to cover normal risks in our current operations, including insurance against property damage, loss of hire, war risk and third-party liability, including pollution liability.
          We have obtained insurance for the full assessed market value of our drilling units. Our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits. In the case of pollution liabilities, our deductible is $25,000 per event and in the case of other hull and machinery claims, our deductible is $1.5 million per event. Our insurance coverage may not protect fully against losses resulting from a required cessation of rig operations for environmental or other reasons.
          We also have loss of hire insurance which becomes effective after 30 days of off-hire and coverage extends for approximately one year.
          The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our negligence. In addition, insurance may not be available to us at all or on terms acceptable to us, that we will maintain insurance or, if we are so insured, that our policy will be adequate to cover our loss or liability in all cases.

Our Corporate Structure
          Dryships Inc. is a holding company existing under the laws of the Marshall Islands. We maintain our principal executive offices at 80 Kifissias Avenue, Amaroussion 15125, Athens, Greece. Our telephone number at that address is (011) (30) (210) 809 0570. Our website address is www.dryships.com. The information on our website is not a part of this prospectus.

RISK FACTORS
          We have identified a number of risk factors which you should consider before buying the securities we may offer using this prospectus. These risk factors are incorporated by reference into this registration statement from the Company’s Annual Report on Form 20-F filed on March 31, 2008. Please see “Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth below, as well as those under the heading “Risk Factors” in any prospectus supplement, before investing in the securities offered by this prospectus. The occurrence of one or more of these risk factors could adversely affect our results of operations or financial condition.
International Drybulk Shipping Industry — Specific Risk Factors
Charterhire rates for drybulk carriers are volatile and may decrease in the future, which would adversely affect our earnings
          The drybulk shipping industry is cyclical with attendant volatility in charterhire rates and profitability. The degree of charterhire rate volatility among different types of drybulk carriers varies widely. Since mid-August 2008, charterhire rates for Capesize, Panamax and Supramax drybulk carriers have decreased sharply from their historically high levels. Charter rates may remain at depressed levels for some time. If the drybulk shipping market is depressed in the future, our earnings and available cash flow may decrease. Our ability to re-charter our vessels on the expiration or termination of their current time charters and the charter rates payable under any renewal or replacement charters will depend upon, among other things, economic conditions in the drybulk shipping market. Fluctuations in charter rates and vessel values result from changes in the supply and demand for drybulk cargoes carried internationally at sea, including coal, iron, ore, grains and minerals.
          The factors affecting the supply and demand for vessel capacity are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable.
The factors that influence demand for vessel capacity include:
•	demand for and production of drybulk products;

•	global and regional economic and political conditions;

•	the distance drybulk cargo is to be moved by sea; and

•	changes in seaborne and other transportation patterns.
The factors that influence the supply of vessel capacity include:
•	the number of new building deliveries;

•	port and canal congestion;

•	the scrapping of older vessels;

•	vessel casualties; and

•	the number of vessels that are out of service.
          We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world’s economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargo to be transported by sea. The capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.
The market values of our vessels may decrease, which could limit the amount of funds that we can borrow or trigger certain financial covenants under our current or future credit facilities and or we may incur a loss if we sell vessels following a decline in their market value

          The fair market values of our vessels is related to prevailing freight charter rates. While the fair market value of vessels and the freight charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of ships can vary.
     The fair market value of our vessels may increase and decrease depending on a number of factors including:
•	prevailing level of charter rates;

•	general economic and market conditions affecting the shipping industry;

•	types and sizes of vessels;

•	supply and demand for vessels;

•	other modes of transportation;

•	cost of newbuildings;

•	governmental or other regulations; and

•	technological advances.
          In addition, as vessels grow older, they generally decline in value. If the fair market value of our vessels declines, we may not be in compliance with certain provisions of our credit facilities, and our lenders could accelerate our indebtedness or require us to pay down our indebtedness to a level where we are again in compliance with our loan covenants. If our indebtedness is accelerated, we may not be able to refinance our debt or obtain additional financing. In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale may be less than the vessel’s carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings. Furthermore, if vessel values fall significantly we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results.
Changes in the economic and political environment in China and policies adopted by the government to regulate its economy may have a material adverse effect on our business, financial condition and results of operations
          The Chinese economy differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development, or OECD, in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. Prior to 1978, the Chinese economy was a planned economy. Since 1978, increasing emphasis has been placed on the utilization of market forces in the development of the Chinese economy. Annual and five year State Plans are adopted by the Chinese government in connection with the development of the economy. Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through State Plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a “market economy” and enterprise reform. Limited price reforms were undertaken, with the result that prices for certain commodities are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. If the Chinese government does not continue to pursue a policy of economic reform the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions, all of which could, adversely affect our business, operating results and financial condition.
Offshore Drilling Industry — Specific Risk Factors
Our business in the offshore drilling sector depends on the level of activity in the offshore oil and gas industry, which is significantly affected by, among other things, volatile oil and gas prices and may be materially and adversely affected by a decline in the offshore oil and gas industry.

          The offshore contract drilling industry is cyclical and volatile. Our business in the offshore drilling sector depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments affect customers’ drilling campaigns. Oil and gas prices and market expectations of potential changes in these prices also significantly affect this level of activity and demand for drilling units.
          Oil and gas prices are extremely volatile and are affected by numerous factors beyond our control, including the following:
•	worldwide demand for oil and gas;

•	the cost of exploring for, developing, producing and delivering oil and gas;

•	expectations regarding future energy prices;

•	advances in exploration and development technology;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain levels and pricing;

•	the level of production in non-OPEC countries;

•	government regulations;

•	local and international political, economic and weather conditions;

•	domestic and foreign tax policies;

•	the development and exploitation of alternative fuels;

•	the policies of various governments regarding exploration and development of their oil and gas reserves; and

•	the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.
          Declines in oil and gas prices for an extended period of time could negatively affect our business in the offshore drilling sector. Sustained periods of low oil prices typically result in reduced exploration and drilling because oil and gas companies’ capital expenditure budgets are subject to their cash flow and are therefore sensitive to changes in energy prices. These changes in commodity prices can have a dramatic effect on rig demand, and periods of low demand can cause excess rig supply and intensify the competition in the industry which often results in drilling units, particularly lower specification drilling units, being idle for long periods of time. We cannot predict the future level of demand for our services or future conditions of the oil and gas industry. Any decrease in exploration, development or production expenditures by oil and gas companies could reduce our revenues and materially harm our business and results of operations.
          In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:
•	the availability of competing offshore drilling vessels;

•	the level of costs for associated offshore oilfield and construction services;

•	oil and gas transportation costs;

•	the discovery of new oil and gas reserves; and
the cost of non-conventional hydrocarbons, such as the exploitation of oil sands.
The offshore drilling industry is highly competitive and there is intense price competition, and as a result, we may be unable to compete successfully with other providers of contract drilling services that have greater resources than we have.
          The offshore contract drilling industry is highly competitive with numerous industry participants, none of which has a dominant market share. Drilling contracts are traditionally awarded on a competitive bid basis. Intense price competition is often the primary factor in determining which qualified contractor is awarded the drilling contract, although rig availability, location, and the quality and technical capability of service and equipment are key factors which are considered. Some of our competitors in the drilling industry are larger than we are and have more diverse fleets, or fleets with generally higher specifications, and greater resources than us. In addition, because of the relatively small size of our offshore drilling segment, we may be unable to take advantage of economies of scale to the same extent as some of our larger competitors. Given the high capital requirements that are inherent in the offshore drilling industry, we may also be unable to invest in new technologies or expand our fleet in the future as may be necessary for us to succeed in this industry, while our larger competitors’ superior financial resources may enable them to respond more rapidly to changing market demands. In addition, mergers among oil and natural gas exploration and production companies have reduced the number of available customers, resulting in increased competition for projects. We may not be able to maintain our competitive position, and we believe that competition for contracts will continue to be intense in the foreseeable future. Our inability to compete successfully may reduce our revenues and profitability.
An over-supply of drilling units may lead to a reduction in dayrates and therefore may materially impact our profitability in our offshore drilling segment.
          During the recent period of high utilization and high dayrates, industry participants have increased the supply of drilling units by ordering the construction of new drilling units. Historically, this has resulted in an oversupply of drilling units and has caused a subsequent decline in utilization and dayrates when the drilling units enter the market, sometimes for extended periods of time until the units have been absorbed into the active fleet. According to industry sources, the worldwide fleet of ultra-deepwater drilling units currently consists of 32 units, comprised of 16 rigs and 16 drill-ships. An additional 39 rigs and 40 drillships are under construction or on order, which would bring the total fleet to 111 units in 2011 when the last ordered drilling units are scheduled to be delivered. In addition, two drillships and three drilling rigs have been ordered for delivery in 2012. During 2007, a total of 25 drilling units were ordered, however new orders appear to have slowed in 2008 as only three orders for new drilling units were placed in the first quarter. Not all of the drilling units currently under construction have been contracted for future work, which may intensify price competition as scheduled delivery dates occur. The entry into service of these new, upgraded or reactivated drilling units will increase supply and could curtail a further strengthening, or trigger a reduction, in dayrates as drilling units are absorbed into the active fleet. Any further increase in construction of new drilling units could have a negative impact on utilization and dayrates. In addition, the new construction of high-specification rigs, as well as changes in our competitors’ drilling rig fleets, could require us to make material additional capital investments to keep our fleet competitive. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on our drilling units if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these drilling units may not be recoverable.
The market value of our current drilling units and drilling units we may acquire in the future may decrease, which could cause us to incur losses if we decide to sell them following a decline in their market values.
          If the offshore contract drilling industry suffers adverse developments in the future, the fair market value of our drilling units may decline. The fair market value of the drilling units we currently own or may acquire in the future may increase or decrease depending on a number of factors, including:

•	prevailing level of drilling services contract day rates;

•	general economic and market conditions affecting the offshore contract drilling industry, including competition from other offshore contract drilling companies;

•	types, sizes and ages of drilling units;

•	supply and demand for drilling units;

•	costs of newbuildings;

•	governmental or other regulations; and

•	technological advances.
If we sell any drilling unit when drilling unit prices have fallen and before we have recorded an impairment adjustment to our financial statements, the sale may be at less than the drilling unit’s carrying amount on our financial statements, resulting in a loss. Additionally, our lenders may accelerate loan prepayments should there be a loss in the market value of our drilling units. Such loss or prepayment could materially and adversely affect our business prospects, financial condition, liquidity, results of operations, and our ability to pay dividends to our shareholders.
Consolidation of suppliers may limit our ability to obtain supplies and services at an acceptable cost, on our schedule or at all, which may have a material adverse effect on our results of operations and financial condition.
          We rely on certain third parties to provide supplies and services necessary for our offshore drilling operations, including but not limited to drilling equipment suppliers, catering and machinery suppliers. Recent mergers have reduced the number of available suppliers, resulting in fewer alternatives for sourcing of key supplies. We may not be able to obtain supplies and services at an acceptable cost, at the times we need them or at all. Such consolidation, combined with a high volume of drilling units under construction, may result in a shortage of supplies and services thereby potentially inhibiting the ability of suppliers to deliver on time. These cost increases or delays could have a material adverse affect on our results of operations and financial condition.
Our international operations in the offshore drilling sector involve additional risks not associated with our U.S. operations.
          We operate in the offshore drilling sector in various regions throughout the world, including Ghana, that may expose us to political and other uncertainties, including risks of:
•	terrorist acts, war and civil disturbances;

•	seizure, nationalization or expropriation of property or equipment;

•	political unrest;

•	foreign and U.S. monetary policy and foreign currency fluctuations and devaluations;

•	the inability to repatriate income or capital;

•	complications associated with repairing and replacing equipment in remote locations;

•	piracy;

•	import-export quotas, wage and price controls, imposition of trade barriers and other forms of government regulation and economic conditions that are beyond our control;

•	regulatory or financial requirements to comply with foreign bureaucratic actions; and

•	changing taxation policies.
          In addition, international contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:
•	the equipping and operation of drilling units;

•	repatriation of foreign earnings;

•	oil and gas exploration and development;

•	taxation of offshore earnings and earnings of expatriate personnel; and

•	use and compensation of local employees and suppliers by foreign contractors.
          Some foreign governments favor or effectively require the awarding of drilling contracts to local contractors, require use of a local agent or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete in those regions. It is difficult to predict what governmental regulations may be enacted in the future that could adversely affect the international drilling industry. The actions of foreign governments, including initiatives by OPEC, may adversely affect our ability to compete.
          We are indemnified to some extent against loss of capital assets, but generally not loss of revenue, from most of these risks through provisions in our drilling contracts.
Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.
          Our business in the offshore drilling industry is affected by public policy and laws and regulations relating to the energy industry and the environment in the geographic areas where we operate.
          The offshore drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and accordingly, we are directly affected by the adoption of laws and regulations that for economic, environmental or other policy reasons curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may in the future add significantly to our operating costs or significantly limit drilling activity. Governments in some countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries. In recent years, increased concern has been raised over protection of the environment. Offshore drilling in certain areas has been opposed by environmental groups, and has in certain cases been restricted.
          To the extent new laws are enacted or other governmental actions are taken that prohibit or restrict offshore drilling or impose additional environmental protection requirements that result in increased costs to the oil and gas industry in general or the offshore drilling industry in particular, our business or prospects could be materially adversely affected. The operation of our drilling units will require certain governmental approvals, the number and prerequisites of which cannot be determined until we identify the jurisdictions in which we will operate upon securing contracts for the drilling units. Depending on the jurisdiction, these governmental approvals may involve public hearings and costly undertakings on our part. We may not obtain such approvals or such approvals may not be obtained in a timely manner. If we fail to timely secure the necessary approvals or permits, our customers may have the right to terminate or seek to renegotiate their drilling contracts to our detriment. The amendment or modification of existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas could have a material adverse effect on our business, operating results or financial condition. Future earnings may be negatively affected by compliance with any such new legislation or regulations. In addition, we may become subject to additional laws and regulations as a result of future rig operations or repositioning.
We may be subject to liability under environmental laws and regulations, which could have a material adverse effect on our results of operations and financial condition.

          Our operations in the offshore drilling industry may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.
          During our drilling operations in the past, we have caused the release of oil, waste and other pollutants into the sea and into protected areas, such as the Barents Sea. While we conduct maintenance on our drilling rigs in an effort to prevent such releases, future releases could occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling rigs, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
          We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages, but such indemnification may not be enforceable in all instances, the customer may not be financially capable in all cases of complying with its indemnity obligations and we may not be able to obtain such indemnification agreements in the future.
          We currently maintain insurance coverage against certain environmental liabilities, including pollution caused by sudden and accidental oil spills. However, such insurance may not continue to be available or carried by us or, if available and carried, may not be adequate to cover any liability in all circumstances, which could have a material adverse effect on our business, operating results and financial conditions.
Acts of terrorism and political and social unrest could affect the markets for drilling services, which may have a material adverse effect on our results of operations.
          Acts of terrorism and political and social unrest, brought about by world political events or otherwise, have caused instability in the world’s financial and insurance markets in the past and may occur in the future. Such acts could be directed against companies such as ours. In addition, acts of terrorism and social unrest could lead to increased volatility in prices for crude oil and natural gas and could affect the markets for drilling services and result in lower dayrates. Insurance premiums could increase and coverages may be unavailable in the future. U.S. government regulations may effectively preclude us from actively engaging in business activities in certain countries. These regulations could be amended to cover countries where we currently operate or where we may wish to operate in the future. Increased insurance costs or increased cost of compliance with applicable regulations may have a material adverse effect on our results of operations.
Company — Specific Risk Factors
A failure to obtain financing for our newbuilding drillships may result in a loss of investment and may have a material adverse effect on our business and results of operations.
          Each of the contracts for construction and sale for newbuilding drillships Hulls 1837 and 1838 require us to make certain pre-delivery installment payments. In September 2007, Drillship Paros and Drillship Hydra, the contract owners of these newbuilding drillships, entered into an agreement with DVB for a term loan agreement in the aggregate amount of $230.0 million, representing $115.0 million per Hull, which may be used to partially fund the first and second pre-delivery installment payments to the shipyard under such newbuilding contracts. However, we have not yet obtained financing for subsequent pre-delivery installment payments, which amount to 70% of the purchase price of the drillships. If we are unable to obtain financing for such payments, we may default under these contracts. A default would entitle the builder (i) to six percent interest from the due date of any installment payment and (ii) to rescind the contract. Rescission of a contract would enable the builder to retain any installment payments already made and entitle the builder to sell the applicable drillship to another buyer, which would result in a loss of our investment and have a material adverse effect on our business and results of operations.

Disruptions in world financial markets and the resulting governmental action in the United States and in other parts of the world could have a material adverse impact on our ability to obtain financing, our results of operations, financial condition and cash flows and could cause the market price of our common stock to decline.
          There are signs that the United States and other parts of the world are exhibiting deteriorating economic trends and may be entering into a recession. For example, the credit markets in the United States have experienced significant contraction, de-leveraging and reduced liquidity, and the United States federal government and state governments have implemented and are considering a broad variety of governmental action and/or new regulation of the financial markets. Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The SEC, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws.
          Recently, a number of financial institutions have experienced serious financial difficulties and, in some cases, have entered bankruptcy proceedings or are in regulatory enforcement actions. The uncertainty surrounding the future of the credit markets in the United States has resulted in reduced access to credit worldwide. As of October 17, 2008, we have total outstanding indebtedness of $3.345 billion under our existing credit facilities. As of October 17, 2008, we have a total of $973.0 million available under our existing credit facilities, all of which we expect to draw down in connection with the construction of the newbuilding drillships identified as Hulls 1865 and 1866 and vessel acquisitions.
          We face risks attendant to changes in economic environments, changes in interest rates, and instability in certain securities markets, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under our credit facilities or any future financial arrangements. The current market conditions may last longer than we anticipate. However, these recent and developing economic and governmental factors may have a material adverse effect on our results of operations, financial condition or cash flows and could cause the price of our common stock to decline significantly.
Sharp declines in the spot drybulk charter market will affect our earnings and cash flows from the 14 vessels we operate in the spot market.
          We currently employ fourteen of our vessels in the spot market. Their charters will expire over the next two months. Vessels trading in the spot market are exposed to increased risk of declining charter rates and freight rate volatility compared to vessels employed on time charters. Since mid-August 2008, the spot day rates in the drybulk charter market have declined very significantly, and drybulk vessel values have also declined both as a result of a slowdown in the availability of global credit and the significant deterioration in charter rates. Charter rates and vessel values have been affected in part by the lack of availability of credit to finance both vessel purchases and purchases of commodities carried by sea, resulting in a decline in cargo shipments, and the excess supply of iron ore in China which resulted in falling iron ore prices and increased stockpiles in Chinese ports. There can be no assurance as to how long charter rates and vessel values will remain at their currently low levels or whether they will improve to any significant degree. Charter rates may remain at depressed levels for some time which will adversely affect our revenue and profitability.
We are subject to certain risks with respect to our counterparties under our time charter agreements and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.
          Thirty-one of our vessels are currently employed under time charters with sixteen customers. The ability of each of our counterparties to perform its obligations under a time charter agreement with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the drybulk shipping industry and the overall financial condition of the counterparty. In addition, in depressed market conditions, our customers may fail to pay charterhire. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

The preferential tax rates applicable to qualified dividend income are temporary, and the enactment of proposed legislation could affect whether dividends paid by us constitute qualified dividend income eligible for the preferential rate.
          Certain of our distributions may be treated as qualified dividend income eligible for preferential rates of U.S. federal income tax to non-corporate U.S. shareholders. In the absence of legislation extending the term for these preferential tax rates, all dividends received by such U.S. taxpayers in tax years beginning on January 1, 2011 or later will be taxed at graduated tax rates applicable to ordinary income.
          In addition, legislation has been proposed in the U.S. Congress that would, if enacted, deny the preferential rate of U.S. federal income tax currently imposed on qualified dividend income with respect to dividends received from a non-U.S. corporation if the non-U.S. corporation is created or organized under the laws of a jurisdiction that does not have a comprehensive income tax system. Because the Marshall Islands imposes only limited taxes on entities organized under its laws, it is likely that if this legislation were enacted, the preferential tax rates of federal income tax may no longer be applicable to distributions received from us. As of the date of this prospectus, it is not possible to predict with certainty whether this proposed legislation will be enacted.
Our shareholders that are subject to U.S. federal income taxation in respect of their ownership of our shares could be subject to adverse U.S. federal income tax rules if we were to qualify as a “passive foreign investment company.”
          Generally, a non-U.S. corporation will be treated as a “passive foreign investment company”, or PFIC, for U.S. federal income tax purposes if either (i) at least 75% of its gross income for any taxable year consists of certain types of “passive income” or (ii) at least 50% of the average value of the corporation’s assets are assets that produce or are held for the production of “passive income.” For purposes of this test, “passive income” includes dividends, interest and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute “passive income.”
          We intend to take the position that income that we derive from time and voyage charters is services income, rather than rental income, and accordingly that our income from time and voyage chartering activities does not constitute “passive income” and the assets that we own and operate in connection with the production of that income do not constitute passive assets. There is, however, no direct legal authority under the PFIC rules addressing these issues. Accordingly, no assurance can be given that the United States Internal Revenue Service or a court of law would agree with our position.
          In general, U.S. shareholders of a PFIC are subject to disadvantageous U.S. federal income tax rules with respect to their ownership of shares in the PFIC. Generally, under the PFIC rules, unless U.S. shareholders make an election available under the United States Internal Revenue Code (which election could itself have adverse consequences for such shareholders), such shareholders would be liable to pay U.S. federal income tax at the then-prevailing highest income tax rates on ordinary income plus interest on excess distributions and upon any disposition of our shares, as if the excess distribution or gain had been recognized ratably over the shareholder’s holding period in our shares. Regardless of the elections made by shareholders, distributions in respect of our shares will not be treated as qualified dividend income eligible for preferential rates of U.S. federal income tax for non-corporate U.S. shareholders if we were treated as a PFIC for the year of the distribution or the immediately preceding tax year.
          While there are legal uncertainties involved in this determination, and this determination is based on part on our estimates of and expectations regarding the relative fair market values of our assets, we believe that we should not be treated as a PFIC for the taxable year ending December 31, 2008. There can be no assurance, however, that the nature of our assets, income or operations will not change or that we can avoid being a PFIC for any subsequent year.
The Spin Off may result in tax liabilities for shareholders in the absence of the receipt of cash.
          While not all details regarding the Spin Off are currently known, it is possible that the Spin Off may be treated in some jurisdictions, such as the United States, as a taxable distribution, in which case shareholders that are subject to tax in such jurisdictions would have a tax liability as a result of the Spin Off even though they do not receive cash with which to pay such liability.
If market conditions continue to deteriorate, the Spin Off may be delayed.
          If market conditions in the United States and other parts of the world continue to exhibit deteriorating economic trends, we may delay the Spin Off. Such a delay could be substantial and would result in our offshore drilling operations remaining within subsidiaries of DryShips Inc.
Currently, our revenues from the offshore drilling segment depend on two drilling rigs, which are designed to operate in harsh environments. The damage or loss of either of these drilling rigs could have a material adverse effect on our results of operations and financial condition.
          Our revenues from the offshore drilling segment are dependent on two drilling rigs, the Eirik Raude, which is preparing for operations offshore Ghana and the Leiv Eiriksson, which is currently operating in the North Sea. Both drilling rigs may be exposed to risks inherent in deepwater drilling and operating in harsh environments that may cause damage or loss. The drilling of oil and gas wells, particularly exploratory wells where little is known of the subsurface formations involves risks, such as extreme pressure and temperature, blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch-throughs, craterings, fires, explosions, pollution and natural disasters such as hurricanes and tropical storms. In addition, offshore drilling operations are subject to perils peculiar to marine operations, either while on-site or during mobilization, including capsizing, sinking, grounding, collision, marine life infestations, and loss or damage from severe weather. The replacement or repair of a rig could take a significant amount of time, and we may not have any right to compensation for lost revenues during that time, despite our comprehensive loss of hire insurance policy. As long as we have only two drilling rigs in operation, loss of or serious damage to one of the drilling rigs could materially reduce our revenues for the time that a rig is out of operation. In view of the sophisticated design of the drilling rigs, we may be unable to obtain a replacement rig that could perform under the conditions that our drilling rigs are expected to operate, which could have a material adverse effect on our results of operations and financial condition.
We are subject to certain risks with respect to our counterparties on contracts, and failure of such counterparties to meet their obligations could cause us to suffer losses or otherwise adversely affect our business.
          We enter into drilling services contracts with our customers, newbuilding contracts with shipyards, interest rate swap agreements and forward exchange contracts, and have employed and may employ our drilling rigs and newbuild drillships on fixed-term and well contracts. Our drilling contracts, newbuilding contracts, and hedging agreements subject us to counterparty risks. The ability of each of our counterparties to perform its obligations under a contract with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the offshore contract drilling industry, the overall financial condition of the counterparty, the dayrates received for specific types of drilling rigs and drillships and various expenses. In addition, in depressed market conditions, our customers may no longer need a drilling unit that is currently under contract or may be able to obtain a comparable drilling unit at a lower dayrate. As a result, customers may seek to renegotiate the terms of their existing drilling contracts or avoid their obligations under those contracts. Should a counterparty fail to honor its obligations under agreements with us, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Construction of drillships are subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.
          We, through our subsidiaries, have entered into contracts with Samsung Heavy Industries Co. Ltd., or Samsung Heavy Industries, for the construction of two ultra-deepwater newbuild drillships, which we expect to take delivery of in the third quarter of 2011. We have also entered into a share purchase agreement to acquire the owning companies of two additional newbuilding drillships from a related party. We may also undertake new construction projects and conversion projects in the future. In addition, we make significant upgrade, refurbishment, conversion and repair expenditures for our fleet from time to time, particularly as our drilling units become older. Some of these expenditures are unplanned. These projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:

•	shipyard unavailability;

•	shortages of equipment, materials or skilled labor;

•	unscheduled delays in the delivery of ordered materials and equipment;

•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;

•	engineering problems, including those relating to the commissioning of newly designed equipment;

•	latent damages or deterioration to hull, equipment and machinery in excess of engineering estimates and assumptions;

•	work stoppages;

•	client acceptance delays;

•	weather interference or storm damage;

•	disputes with shipyards and suppliers;

•	shipyard failures and difficulties;

•	failure or delay of third-party equipment vendors or service providers;

•	unanticipated cost increases; and

•	difficulty in obtaining necessary permits or approvals or in meeting permit or approval conditions.
These factors may contribute to cost variations and delays in the delivery of our ultra-deepwater newbuild drillships. Delays in the delivery of these newbuild drillships or the inability to complete construction in accordance with their design specifications may, in some circumstances, result in delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to renegotiate, terminate or shorten the term of the drilling contract for the drillship pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms. Additionally, capital expenditures for drillship upgrades, refurbishment and construction projects could materially exceed our planned capital expenditures. Moreover, our drillships that may undergo upgrade, refurbishment and repair may not earn a dayrate during the periods they are out of service. In addition, in the event of a shipyard failure or other difficulty, we may be unable to enforce certain provisions under our newbuilding contracts such as our refund guarantee, to recover amounts paid as installments under such contracts. The occurrence of any of these events may have a material adverse effect on our results of operations, financial condition or cash flows.
New technologies may cause our current drilling methods to become obsolete, resulting in an adverse effect on our business.
          The offshore contract drilling industry is subject to the introduction of new drilling techniques and services using new technologies, some of which may be subject to patent protection. As competitors and others use or develop new technologies, we may be placed at a competitive disadvantage and competitive pressures may force us to implement new technologies at substantial cost. Although we purchased the right to use the Bingo 9000 design, or the Bingo Design, for our drilling rigs, neither we nor the company from which we purchased those rights has obtained or applied for any patents or other intellectual property protection relating to the Bingo Design. As a result, other parties may challenge our right to use the Bingo Design or seek damages for the alleged infringement of intellectual property rights that they may claim to own. We may also lose the competitive advantage that we sought to achieve through the use of the Bingo Design if our competitors duplicate key aspects of the Bingo Design without our permission, and we may be unable to prevent our competitors from doing so.
Our insurance may not be adequate to cover our losses that may result from our operations due to the inherent operational risks of the offshore drilling contract industry.
          We maintain insurance in accordance with industry standards. Our insurance is intended to cover normal risks in our current operations, including insurance against property damage, loss of hire, war risk and third-party liability, including pollution liability.
          Although we have obtained insurance for the full assessed market value of our drilling units, insurance coverage may not, under certain circumstances, be available, and if available, may not provide sufficient funds to protect us from all losses and liabilities that could result from our operations. We have also obtained loss of hire insurance which becomes effective after 30 days of downtime and coverage extends for approximately one year. The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our negligence. Moreover, our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits. In the case of pollution liabilities, our deductible is $25,000 per event and in the case of other claims, our deductible is $1.5 million per event and our aggregate recovery limits are $624 million. Our insurance coverage may not protect fully against losses resulting from a required cessation of rig operations for environmental or other reasons. The occurrence of a casualty, loss or liability against which we may not be fully insured could significantly reduce our revenues, make it financially impossible for us to obtain a replacement rig or to repair a damaged rig, cause us to pay fines or damages which are generally not insurable and that may have priority over the payment obligations under our indebtedness or otherwise impair our ability to meet our obligations under our indebtedness and to operate profitably. Insurance may not be available to us at all or on terms acceptable to us, we may not maintain insurance or, if we are so insured, our policy may not be adequate to cover our loss or liability in all cases.
Our customers may be involved the handling of environmentally hazardous substances and if discharged into the ocean may subject us to pollution liability which could have a negative impact on our cash flows, results of operations and ability to pay dividends
          Our operations may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.
          During our drilling operations in the past, we, through our subsidiary, Ocean Rig, have caused the release of oil, waste and other pollutants into the sea and into protected areas, such as the Barents Sea where on April 12, 2005, we discharged less than one cubic meter of hydraulic oil. While we conduct maintenance on our drilling rigs in an effort to prevent such releases, we cannot assure you that future releases will not occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling rigs, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
          We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages, but such indemnification may not be enforceable in all instances, that the customer will be financially capable in all cases of complying with its indemnity obligations or that the Company will be able to obtain such indemnification agreements in the future.
Because we generate all of our revenues from the offshore drilling sector in U.S. dollars but incur a significant portion of our employee salary and administrative and other expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations from the offshore drilling sector.

          Our principal currency for our operations and financing for the offshore drilling sector is the U.S. Dollar. The dayrates for the drilling rigs, the Company’s principal source of revenues, are quoted and received in U.S. Dollars. The principal currency for operating expenses in the offshore drilling sector is also the U.S. Dollar; however, a significant portion of employee salaries and administration expenses, as well as parts of the consumables and repair and maintenance expenses for the drilling rigs, are paid in Norwegian Kroner (NOK), Great British Pound (GBP), Canadian dollar (CAD) and Euro (EUR). The Company is also exposed to changes in other currencies including the Euro. This could lead to fluctuations in net income due to changes in the value of the U.S. Dollar relative to the other currencies. Expenses incurred in foreign currencies against which the U.S. Dollar falls in value can increase, resulting in higher U.S. Dollar denominated expenses. We employ derivative instruments in order to hedge our currency exposure; however, we may not be successful in hedging our currency exposure and our U.S. Dollar denominated results of operations could be materially and adversely affected upon exchange rate fluctuations determined by events outside of our control.
Failure to attract or retain key personnel, labor disruptions or an increase in labor costs could hurt our operations in the offshore drilling sector.
          We require highly skilled personnel to operate and provide technical services and support for our business in the offshore drilling sector worldwide. Competition for the labor required for drilling operations has intensified as the number of rigs activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime, more operating incidents and personal injury and other claims, which in turn could decrease revenues and increase costs. In addition, labor disruptions could hinder our operations from being carried our normally and if not resolved in a timely cost-effective manner, could have a material impact our business. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs for offshore drilling. If these labor trends continue, we may experience further increases in costs or limits on operations in the offshore drilling sector. Some of our employees are covered by collective bargaining agreements. If we choose to cease operations in one of those countries or if market conditions reduce the demand for our drilling services in such a country, we would incur costs, which may be material, associated with workforce reductions. In addition, upon their expiration, these agreements may be renegotiated, and as a result, we could experience higher personnel expenses, other increased costs and increased operating restrictions, which may be material to our business in the offshore drilling sector.
Our operating and maintenance costs with respect to our offshore drilling rigs will not necessarily fluctuate in proportion to changes in operating revenues, which may have a material adverse effect on our results of operations, financial condition and cash flows.
          Our operating and maintenance costs with respect to our offshore drilling rigs will not necessarily fluctuate in proportion to changes in operating revenues. Operating revenues may fluctuate as a function of changes in dayrate. However, costs for operating a rig are generally fixed or only semi-variable regardless of the dayrate being earned. In addition, should our drilling units incur idle time between contracts, we typically will not de-man those drilling units because we will use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our drilling units are mobilized from one geographic location to another, the labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are incurred. If we experience increased operating costs without a corresponding increase in earnings, this may have a material adverse effect on our results of operations, financial condition and cash flows.
We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.
          We may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases, insurers may not remain solvent, and policies may not be located.
A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate our drilling rigs could result in a high tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.
          We conduct our worldwide drilling operations through various subsidiaries. Tax laws and regulations are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate. Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the U.S., Canada, the U.K., or Norway, our effective tax rate on our worldwide earnings from our offshore drilling operations could increase substantially and our earnings and cash flows from these operations could be materially adversely affected. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under United States federal, state, local or foreign law of the ownership of common stock.

USE OF PROCEEDS
          Unless we specify otherwise in any prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus for capital expenditures, repayment of indebtedness, working capital, to make vessel acquisitions and for general corporate purposes.
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS
          This document includes assumptions, expectations, projections, intentions and beliefs about future events. These statements are intended as “forward-looking statements.” We caution that assumptions, expectations, projections, intentions and beliefs about future events may and often do vary from actual results and the differences can be material.
          All statements in this document that are not statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, such matters as:
•	future operating or financial results;

•	statements about planned, pending or recent acquisitions, business strategy and expected capital spending or operating expenses, including drydocking and insurance costs;

•	statements about drybulk shipping market trends, including charter rates and factors affecting supply and demand;

•	our ability to obtain additional financing;

•	expectations regarding the availability of vessel acquisitions; and

•	anticipated developments with respect to pending litigation.
          The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although DryShips Inc. believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, DryShips Inc. cannot assure you that it will achieve or accomplish these expectations, beliefs or projections described in the forward looking statements contained in this prospectus.
          Important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies and currencies, general market conditions, including changes in charter rates and vessel values, failure of a seller to deliver one or more vessels, failure of a buyer to accept delivery of a vessel, inability to procure acquisition financing, default by one or more charterers of our ships, changes in demand for drybulk commodities, changes in demand that may affect attitudes of time charterers, scheduled and unscheduled drydocking, changes in DryShips Inc.’s voyage and operating expenses, including bunker prices, dry-docking and insurance costs, changes in governmental rules and regulations, potential liability from pending or future litigation, domestic and international political conditions, potential disruption of shipping routes due to accidents, international hostilities and political events or acts by terrorists.
          When used in this document, the words “anticipate,” “estimate,” “project,” “forecast,” “plan,” “potential,” “may,” “should,” and “expect” reflect forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES
          Effective November 1, 2004, we changed our fiscal reporting year-end from October 31st to December 31st. The following table sets forth our unaudited ratio of earnings to fixed charges for the fiscal years ended October 31, 2003 and 2004, the two-month period ended December 31, 2004, the fiscal years ended December 31, 2005, 2006 and 2007 and the six month period ended June 30, 2008 (1).

					2-month
					period Ended
					December								6-month period
	Year Ended October 31,				31,		Year Ended December 31,						Ended June 30,
(in thousands of US dollars)	2003		2004		2004		2005		2006		2007		2008
Earnings
Income from continuing operations before income taxes and minority interest	$7,189		$39,113		10,713		$111,017		$56,731		$474,617		$500,659

Add: Fixed charges less interest capitalized	896		1,410		368		20,341		41,149		53,370		46,336

Less: Capitalized interest									(110)		(2,597)		(3,539)
Add: Equity in net loss of an associate											299		6,893

Total Earnings	$8,085		$40,523		11,081		$131,358		$97,770		$525,689		$550,349

Fixed Charges
Interest expense and capitalized interest	758		1,278		257		19,797		37,364		51,180		36,576

Amortization and write-off of capitalized expenses relating to indebtedness	138		132		111		544		3,785		2,190		9,760

Total Fixed Charges	$896		$1,410		368		$20,341		$41,149		$53,370		$46,336

Ratio of Earnings to Fixed Charges	9.0	x	28.7	x	30.1	x	6.5	x	2.4	x	9.8	x	11.9	x

(1)	We have not issued any preferred shares as of the date of this prospectus

CAPITALIZATION
     A prospectus supplement will include information on the Company’s consolidated capitalization.
TAXATION
Taxation of Our Drilling Operations
United States Federal Income Tax Considerations
     We operate in the United States through our subsidiary, Ocean Rig USA LLC. Ocean Rig USA LLC is engaged in the trade or business of providing drilling services to third parties on the United States Outer Continental Shelf. Therefore, Ocean Rig USA LLC is subject to United States federal income tax on a net basis on its taxable income. The amount of such taxable income and such United States federal income tax liability will vary depending upon the level of Ocean Rig USA LLC’s operations in the United States in any given taxable year.
Other Tax Considerations
     In addition to the tax consequences discussed above, we may be subject to income tax in jurisdictions where we conduct drilling activities. The amount of any such tax imposed upon our operations may be material.
PLAN OF DISTRIBUTION
     We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
     In addition, we or any selling shareholders may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.
     In addition, we or any selling shareholders may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our shares of common stock by broker-dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us or any selling shareholder to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
     We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or a selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
     Any broker-dealers or other persons acting on our behalf or the behalf of the selling shareholders that participates with us or any selling shareholders in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act.
     At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
     Underwriters and agents in any distribution contemplated hereby, including but not limited to at the market equity offerings, may from time to time include Cantor Fitzgerald & Co. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq, the existing trading market for our shares of common stock , or sales made to or through a market maker other than on an exchange.
     On October 1, 2008, Cantor Fitzgerald & Co. issued an opinion to the audit committee of our board of directors as to the fairness from a financial point of view of our acquisition of the nine Capesize vessels in exchange for our common shares.
     We will bear costs relating to all of the securities being registered under this Registration Statement.
     Securities being offered by this prospectus and any accompanying prospectus supplement may be sold directly by the Company to shareholders and others, including broker dealers, pursuant to dividend reinvestment and stock purchase plans.
     As a result of requirements of the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers, Inc. (NASD), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us or any selling shareholder for the sale of any securities. If more than 10% of the net proceeds of any offering of shares of common stock made under this prospectus will be received by FINRA members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with NASD Conduct Rule 2710(h).
ENFORCEMENT OF CIVIL LIABILITIES
     DryShips Inc. is a Marshall Islands company and our executive offices are located outside of the U.S. in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the U.S. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside of the U.S. As a result, you may have difficulty serving legal process within the U.S. upon us or any of these persons. You may also have difficulty enforcing, both in and outside the U.S., judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
     Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws.

PRICE RANGE OF COMMON STOCK
     Our common stock currently trades on the NASDAQ Global Market under the symbol “DRYS.” Since the filing of our Annual Report on Form 20-F for the fiscal year ended December 31, 2007, the high and low closing price of our common stock were as follows:

	Closing Price
For the
Period	High	Low
2008
Third quarter	$79.61	$33.15
September	68.78	33.15
August	79.61	66.30
July	79.13	70.58
Second quarter	$110.74	$59.98
June	95.23	71.33
May	110.74	83.21
April	86.54	59.98
First quarter	$87.45	$52.18
March	75.09	55.93
February	87.45	65.42
January	79.57	52.18
     On October 16, the closing price for our common stock on the Nasdaq Global Market was $19.50 per share.
DESCRIPTION OF CAPITAL STOCK
Authorized and Outstanding Capital Stock
     Under our       amended and restated articles of incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 43,550,000 shares are issued and outstanding as of October 17, 2008, and 500,000,000 shares of preferred stock, none of which were issued as of October 17, 2008. All of our shares of stock are in registered form.
Share History
     In October 2004, we issued 15,400,000 shares of our common stock to the Entrepreneurial Spirit Foundation, or the Foundation, as consideration for the contribution to us of all of the issued and outstanding capital stock of six of our subsidiaries. The Foundation is a foundation organized under the laws of Lichtenstein and is controlled by our Chairman and Chief Executive Officer Mr. George Economou. Subsequent to the issuance of the 15,400,000 shares discussed above, 2,772,000 shares of common stock were transferred from the Foundation to Advice Investments S.A., a corporation organized under the Republic of Liberia, all the issued and outstanding capital stock of which is owned by Ms. Elisavet Manola of Athens, Greece, the ex-wife of Mr. Economou. The Foundation transferred 1,848,000 shares of common stock to Magic Management Inc., all of the issued and outstanding capital stock of which is owned by Ms. Rika Vosniadou of Athens, Greece, the ex-wife of Mr. Economou. In February 2005, we issued 14,950,000 shares of common stock in connection with our initial public offering. The net proceeds of the initial public offering were $251.3 million. On February 14, 2006, the Foundation transferred all of its shares to its wholly-owned subsidiary, Elios Investments.
     On May 10, 2006, the company filed its universal shelf registration statement and related prospectus for the issuance of 5,000,000 shares of common stock. From May 2006 through August 2006, 4,650,000 shares of common stock with a par value $0.01 were issued. The net proceeds after underwriting commissions of 2.5% and other issuance fees were $56.5 million.
     Our shareholders voted to adopt a resolution at our annual general shareholders’ meeting on July 11, 2006, which increased the aggregate number of shares of common stock that the Company is authorized to issue from 45,000,000 registered shares with par value of $0.01 to 75,000,000 registered shares with par value $0.01.

     On October 24, 2006, the Company’s board of directors agreed to the request of the Company’s major shareholders (Elios Investments Inc., Advice Investments S.A. and Magic Management Inc.) following the declaration of our $0.20 quarterly dividend per share in September 2006, to receive their dividend payment in the form of our common stock in lieu of cash. One of these shareholders, Elios Investments Inc., is controlled by our Chairman and Chief Executive Officer, Mr. George Economou. In addition, the board of directors also agreed on that date to the request of a company related to Mr. Economou to accept repayment of the outstanding balance of a seller’s credit in respect of a vessel purchased by us (as discussed in Note 3(e) of our consolidated financial statements included in our annual report on Form 20-F for the fiscal year ended December 31, 2006) in shares of our common stock. As a result of the agreement, an aggregate of $3,080,000 in dividends and the seller’s credit together with interest amounting to $3,327,000 were settled with 235,585 and 254,512 shares of our common stock, respectively. The price used as consideration for issuance of the above common stock was equal to the average closing price of our common stock on the Nasdaq Global Market over the 8 trading days ended October 24, 2006, which was $13.07 per share.
     In December 2006, the Company filed a registration statement on Form F-3 on behalf of the Company’s major shareholders registering for resale an aggregate of 15,890,097 shares of our common stock.
     In October 2007, the Company filed a universal shelf registration statement on Form F-3 ASR (Registration No. 333-146540) relating to the offer and sale of an indeterminate amount of common shares, preferred shares, debt securities, which may be guaranteed by one or more of our subsidiaries, our warrants, our purchase contracts and units (the “Registration Statement”). In October 2007, the Company filed a prospectus supplement pursuant to Rule 424(b) relating to the offer and sale of up to 6,000,000 shares of common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement, which was amended and supplemented by a prospectus supplement filed pursuant to Rule 424(b) on November 7, 2007. From October 2007 through December 2007, we issued an aggregate of 1,191,000 shares of common stock with par value $0.01 per share. The net proceeds, after underwriting commissions ranging between 2% to 2.5% and other issuance fees, amounted to $127.1 million.
     In January 2008, the Company increased the aggregate number of authorized shares of common stock of the Company from 75,000,000 registered shares with par value of $0.01 to 1,000,000,000 registered shares with a par value of $0.01 and increased the aggregate number of authorized shares of preferred stock from 30,000,000 registered shares; par value $0.01 per share to 500,000,000 registered preferred shares with a par value of $0.01 per share.
     During the three months ended March 31, 2008, the Company issued 4,759,000 shares of common stock with par value $0.01 pursuant to the Registration Statement and related prospectus supplements filed pursuant to Rule 424(b) on October 12, 2007 and November 7, 2007. The net proceeds, after underwriting commissions ranging between 1.5% to 2% and other issuance fees, amounted to $352.6 million.
     In March 2008, the Company filed a prospectus supplement pursuant to Rule 424(b) relating to the offer and sale of up to an additional 6,000,000 shares of common stock, par value $0.01 per share, pursuant to the Company’s Registration Statement.
     On April 10, 2008, we issued 1,000,000 shares of common stock out of the 1,834,055 shares reserved in the Company’s 2008 Equity Incentive Plan to Fabiana Services S.A., or Fabiana. Fabiana, a related party entity incorporated in the Marshall Islands, provides the services of the individuals who serve in the positions of Chief Executive and Interim Chief Financial Officer of the Company. Our Chief Executive Officer also serves as our Interim Chief Financial Officer. The shares vest quarterly in eight equal installments with the first installment of 125,000 shares vesting on May 28, 2008, in accordance with the consultancy agreement with Fabiana.
     In May 2008, the Company issued 1,109,903 shares of common stock with par value $0.01 per share pursuant to the Registration Statement and related prospectus supplement. The net proceeds, after underwriting commissions of 1.75% and other issuance fees, amounted to $101.6 million.
     We will issue a total of 19,431,840 common shares to the sellers of the nine Capesize vessels that we have agreed to acquire from clients of Cardiff. The purchase price for each of the vessel owning companies is subject to adjustment such that we may issue additional common shares to the sellers in accordance with the terms of the respective share purchase agreement. See “Recent Developments – Acquisition of Nine Capesize Vessels.”

Description of Common Stock
     Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold in this offering when issued and paid for will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of any shares of preferred stock which we may issue in the future. Our common stock is quoted on the Nasdaq Global Market under the symbol “DRYS.”
Our Amended and Restated Articles of Incorporation and Bylaws
     Our purpose, as stated in Section B of our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.
Directors
     Our directors are elected by a plurality of the votes cast by stockholders entitled to vote in an election. Our amended and restated articles of incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our by laws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. Directors designated as Class B directors served for a term expiring at the 2006 annual meeting. Directors designated Class C directors served for a term expiring at the 2007 annual meeting. Class A directors served for a term expiring at the 2008 annual meeting of shareholders. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Stockholder Meetings
     Under our bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings may be called by the board of directors, chairman of the board or by the president. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting.
Dissenters’ Rights of Appraisal and Payment
     Under the BCA, our stockholders have the right to dissent from various corporate actions, including any merger or consolidation, sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. In the event of any further amendment of our amended and restated articles of incorporation, a stockholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting stockholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting stockholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of the Marshall Islands or in any appropriate court in any jurisdiction in which the Company’s shares are primarily traded on a local or national securities exchange.

Stockholders’ Derivative Actions
     Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Indemnification of Officers and Directors
     Our bylaws includes a provision that entitles any director or officer of the Corporation to be indemnified by the Corporation upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     We are also authorized to carry directors’ and officers’ insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether the Company would have the power to indemnify such director or officer against such liability by law or under the provisions of our by laws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
     The indemnification provisions in our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Provisions of our Charter Documents
     Several provisions of our amended and restated articles of incorporation and by-laws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a stockholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
     Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 30.0 million shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
     Our amended and restated articles of incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay stockholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.
Election and Removal of Directors
     Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our by-laws require shareholders to give advance written notice of nominations for the election of directors. Our by-laws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66 2/3% of the outstanding voting shares of the Company. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders
     Our by-laws provide that if a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders. Shareholders may act by way of written consent in accordance with the provisions of Section 67 of the BCA.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
     Our bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year’s annual meeting. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Stockholders Rights Agreement
     We entered into a Stockholders Rights Agreement with American Stock Transfer & Trust Company, as Rights Agent, as of January 18, 2008. Under this Agreement, we declared a dividend payable of one preferred share purchase right, or Right, to purchase one one-thousandth of a share of the Company’s Series A Participating Preferred Stock for each outstanding share of DryShips Inc. common stock, par value U.S.$0.01 per share. Each Right will separate from the common stock and become exercisable after (1) a person or group acquires ownership of 15% or more of the company’s common stock or (2) the 10th business day (or such later date as determined by the company’s board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the company’s common stock. On the distribution date, each holder of a right will be entitled to purchase for $250, or the Exercise Price, a fraction (1/1000th) of one share of the company’s preferred stock which has similar economic terms as one share of common stock. If an acquiring person, or an Acquiring Person, acquires more than 15% of the company’s common stock then each holder of a right (except that Acquiring Person) will be entitled to buy at the Exercise Price, a number of shares of our common stock which has a market value of twice the exercise price. Any time after the date an Acquiring Person obtains more than 15% of our common stock and before that Acquiring Person acquires more than 50% of our outstanding common stock, we may exchange each right owned by all other rights holders, in whole or in part, for one share of our common stock. The rights expire on the earliest of (1) February 4, 2018 or (2) the exchange or redemption of the rights as described above. We can redeem the rights at any time prior to a public announcement that a person has acquired ownership of 15% or more of the company’s common stock. The terms of the rights and the Stockholders Rights Agreement may be amended without the consent of the rights holders at any time on or prior to the Distribution Date. After the Distribution Date, the terms of the rights and the Stockholders Rights Agreement may be amended to make changes that do not adversely affect the rights of the rights holders (other than the Acquiring Person). The rights do not have any voting rights. The rights have the benefit of certain customary anti-dilution protections.
Dividends
     While we may not continue to do so, and subject to the limitations discussed below, we currently intend to pay regular cash dividends on our common stock on a quarterly basis. We have paid a quarterly dividend of $0.20 per share to holders of our common stock each quarter since our initial public offering in February 2005. Under our credit facility we are restricted in our payments of dividends. During 2006 dividend payments were not permitted to exceed $18.0 million. For any dividends declared or paid in excess of this amount in 2006, the Company obtained a related written consent from its lenders. Thereafter dividend payments are not to exceed 50% of net income as evidenced by the relevant annual audited financial statements.
     Declaration and payment of any dividend is subject to the discretion of our board of directors. The timing and amount of dividend payments will be dependent upon our earnings, financial condition, cash requirements and availability, restrictions in our loan agreements, the terms of the debt securities we offer, the provisions of applicable law affecting the payment of distributions to shareholders and other factors. Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends will depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. The laws governing us and our subsidiaries generally prohibit the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent.
DESCRIPTION OF PREFERRED SHARES
     Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 500,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement. Our board of directors is authorized to provide for the issuance of preferred shares in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred shares. At the time that any series of our preferred shares are authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation. Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights that could adversely affect the holders of our ordinary shares or make it more difficult to effect a change in control. Our preferred shares could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. In addition, our preferred shares could be issued with voting, conversion and other rights and preferences which would adversely affect the voting power and other rights of holders of our ordinary shares. The material terms of any series of preferred shares that we offer through a prospectus supplement will be described in that prospectus supplement.
DESCRIPTION OF WARRANTS
     We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
     The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies, in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.
DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to this Registration Statement or a prospectus supplement, or as an exhibit to a Securities Exchange Act of 1934, or Exchange Act, report that will be incorporated by reference to the Registration Statement or a prospectus supplement. We will refer to any or all of these reports as “subsequent filings.” The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.
     Certain of our subsidiaries may guarantee the debt securities we offer. Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries. The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.
     Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax consideration as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.
General
     Neither indenture limits the amount of debt securities which may be issued, and each indenture provides that debt securities may be issued up to the aggregate principal amount from time to time. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness of debt securities will be described in an accompanying prospectus supplement.
     You should read the subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;

•	the issue price, expressed as a percentage of the aggregate principal amount;

•	the maturity date;

•	the interest rate per annum, if any;

•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or conversion or exchangeability provisions;

•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;

•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

•	any events of default not set forth in this prospectus;

•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;

•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;

•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities, which may not be inconsistent with the applicable indenture;

•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;

•	any terms with respect to subordination;

•	any listing on any securities exchange or quotation system;

•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and

•	the applicability of any guarantees.

     Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.
     Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
     Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
     We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
     Senior Debt
     We will issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.
     Subordinated Debt
     We will issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
     In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
     If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
     If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
     Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
     Senior debt means:
•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;

•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and

•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;

•	but senior debt does not include:

•	subordinated debt securities; and

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants
     Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;

•	the ability to make certain payments, dividends, redemptions or repurchases;

•	our ability to create dividend and other payment restrictions affecting our subsidiaries;

•	our ability to make investments;

•	mergers and consolidations by us or our subsidiaries;

•	sales of assets by us;

•	our ability to enter into transactions with affiliates;

•	our ability to incur liens; and

•	sale and leaseback transactions.
Modification of the Indentures
     Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
reduces the principal or changes the maturity of any security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

makes the principal of or interest, if any, on any security payable in any currency other than that stated in the Security;
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
waives a redemption payment with respect to any Security or change any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
     Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;

•	default in any payment of principal or premium when due;

•	default in the deposit of any sinking fund payment when due;

•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;

•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
     An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
     There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
     In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
     Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
     Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
     The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
     The terms of the debt securities provide us with the right to omit complying with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
     A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
     Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.
Global Securities
     The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.

     We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
     Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interest through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
     So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
     The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
     Unless otherwise specified in an applicable subsequent filings, payments of principal, premium and interest on debt securities represented by global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
     We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street names, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
     Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:

•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;

•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or

•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.
     Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository’s relevant participating institutions to the applicable trustee.
     In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC’s partnership nominee.
     DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participating institutions deposit with DTC. DTC also facilitates the settlement among participating institutions of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participating institutions’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participating institutions include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participating institutions and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers and banks and trust companies that clear through or maintain a custodial relationship with a direct participating institution, either directly or indirectly. The rules applicable to DTC and its participating institutions are on file with the Commission.
     To facilitate subsequent transfers, the debt securities may be registered in the name of DTC’s nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
     Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
     Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.’s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
     If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participating institutions in that issue to be redeemed.

     To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution’s interest in the global security or securities representing the interest, on DTC’s records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC’s records.
     DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
     We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.
     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF PURCHASE CONTRACTS
     We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.
     Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
     The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.
DESCRIPTION OF UNITS
     As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, preferred shares, common stock or any combination of such securities. The applicable prospectus supplement will describe:
•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred shares and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange or the units.
EXPENSES
     The following are the estimated expenses of the issuance and distribution of the securities being registered under the Registration Statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
Blue sky fees and expenses	$	*
Printing and engraving expenses	$	*

Legal fees and expenses	$	*
Rating agency fees	$	*
Accounting fees and expenses	$	*
Indenture trustee fees and experts	$	*
Transfer agent and registrar	$	*
Miscellaneous	$	*

Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this prospectus.
LEGAL MATTERS
     The validity of the securities offered by this prospectus with respect to Marshall Islands law and certain other legal matters relating to United States and Marshall Islands law will be passed upon for us by Seward & Kissel LLP, New York, New York.
EXPERTS
     The consolidated financial statements as of December 31, 2007 and for the year ended December 31, 2007, incorporated in this Prospectus by reference from the DryShips Inc. and subsidiaries Annual Report on Form 20-F for the year ended December 31, 2007, and the effectiveness of the DryShips Inc. and subsidiaries internal control over financial reporting as of December 31, 2007 have been audited by Deloitte, Hadjipavlou, Sofianos & Cambanis S.A., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
     The consolidated financial statements of DryShips at December 31, 2006 and for each of the two years in the period ended December 31, 2006, incorporated in this prospectus by reference from our Annual Report on Form 20-F for the year ended December 31, 2007, filed with the SEC on March 31, 2008 have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as stated in their report, which is incorporated in this prospectus by reference, and have been so incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
     As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
     We file annual and special reports within the Commission. You may read and copy any document that we file at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1 (800) SEC-0330, and you may obtain copies at prescribed rates from the Public Reference Section of the Commission at its principal office in Washington, D.C. 20549. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Information Incorporated by Reference
     The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
     We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:
•	Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Commission on March 31, 2008 which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	The description of our securities contained in our Registration Statement on Form F-1, (File No. 333-122008) as amended, filed with the SEC on January 13, 2005 and any amendment or report filed for the purpose of updating that description; and

•	Our reports on Form 6-K filed with the Commission on May 1, 2008 and our report on Form 6-K/A filed with the Commission on October 17, 2008.
     We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain Reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
     You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
     You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
DryShips Inc.
Attn: George Economou
80 Kifissias Avenue
Amaroussion GR 151 25
(011) (30) 210 80 90 570
Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer,” we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the Nasdaq Global Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

$300,000,000
% Convertible Senior Notes due December 1, 2014

PROSPECTUS SUPPLEMENT
NOVEMBER      , 2009

Deutsche Bank Securities